As filed with the Securities and Exchange Commission on January 3, 2011

  Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Medizone International, Inc.
(Exact name of registrant as specified in its charter)

Nevada	5122	87-0412648
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

144 Buena Vista, P.O. Box 742, Stinson Beach, California 94970  Telephone (415) 868-0300

 (Address and telephone number of principal executive offices)

Edwin G. Marshall

Chief Executive Officer

Medizone International, Inc.

144 Buena Vista

P.O. Box 742

Stinson Beach, California 94970

(415) 868-0300

(Name, address and telephone number of agent for service)

Copies to:

Kevin R. Pinegar, Esq.

C. Parkinson Lloyd, Esq.

Durham Jones & Pinegar, P.C.

111 East Broadway

Suite 900

Salt Lake City, Utah 84111

Telephone:(801) 415-3000

Facsimile: (801) 415-3500

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE CHART

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common stock, $0.001 par value per share	66,666,667	$0.20	$13,333,334	$1,548
Total:	66,666,667	N/A	$13,333,334	$1,548

(1)

We are registering 66,666,667 shares of our Common Stock (the “Draw Down Shares”) that we will put to Mammoth Corporation (“Mammoth”) pursuant to a Common Stock Purchase Agreement (the “Stock Purchase Agreement”) between Mammoth and the registrant effective on November 17, 2010. In the event of stock splits, stock dividends, or similar transactions involving the Common Stock, the number of common shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In the event that adjustment provisions of the Stock Purchase Agreement require the registrant to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act, the registrant will file a new registration statement to register those additional shares.

(2)

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) of the Securities Act on the basis of the closing bid price of Common Stock of the registrant as reported on the Over-the-Counter Bulletin Board (the “OTCBB”) on December 28, 2010.

(3)

This amount represents the maximum aggregate value of Common Stock which may be put to Mammoth by the registrant pursuant to the terms and conditions of the Stock Purchase Agreement between Mammoth and the registrant.  Under the terms of the Stock Purchase Agreement with Mammoth, Mammoth will purchase shares of Common Stock being registered for resale hereunder at prices that are 25 percent below the lowest closing bid price of the Company’s Common Stock during the five consecutive trading days preceding the Company’s draw down of funds under the Equity Line established by the Stock Purchase Agreement, up to an aggregate investment amount by Mammoth of $10,000,000.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated January 3, 2011

MEDIZONE INTERNATIONAL, INC.

66,666,667 Shares

Common Stock

This prospectus relates to the resale of up to 66,666,667 shares of our Common Stock, $0.001 par value per share (“Common Stock”) by Mammoth Corporation (“Mammoth” or the “Selling Stockholder”), which are shares that we will issue to Mammoth pursuant to an equity financing facility (the “Equity Line”) established pursuant to the terms of the Common Stock Purchase Agreement (“Stock Purchase Agreement”) described in this prospectus. The resale of such shares by Mammoth pursuant to this prospectus is referred to herein as the “Offering.”

The Stock Purchase Agreement with Mammoth provides that Mammoth is committed to purchase up to $10,000,000 of our Common Stock. We may draw on the Equity Line from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Stock Purchase Agreement.

Mammoth is an “underwriter” within the meaning of the Securities Act of 1933 (“Securities Act”) in connection with the resale of our Common Stock under the Stock Purchase Agreement. No other underwriter or person has been engaged to facilitate the sale of shares of our Common Stock in this Offering. This Offering will terminate 24 months after the registration statement to which this prospectus is made a part is declared effective by the Securities and Exchange Commission (“SEC”). Mammoth will pay us 75 percent of the lowest closing bid price of our Common Stock of the five consecutive trading day period preceding the date we give notice of the exercise of our put option under the Stock Purchase Agreement (“Draw Down Notice”).

We will not receive any proceeds from the sale of these shares of Common Stock offered by the Selling Stockholder. However, we will receive proceeds from the sale of our Common Stock to Mammoth under the Stock Purchase Agreement. Those proceeds will be used for working capital and general corporate purposes. We will bear all costs associated with this registration.

Our Common Stock is quoted on the Over-the-Counter (“OTC”) Bulletin Board under the symbol “MZEI.OB.” The shares of our Common Stock registered hereunder are being offered for sale by the Selling Stockholder at prices established on the OTC Bulletin Board during the term of this Offering. On December 28, 2010, the closing bid price of our Common Stock was $0.20 per share. These prices will fluctuate based on the demand for our Common Stock. Nevertheless, Mammoth does not have to sell the shares in transactions reported on the OTC Bulletin Board, and may offer its shares through any type of public or private transaction.

Investing in our Common Stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See "Risk Factors" beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________ __, 2011.

You may only rely on the information contained in this prospectus or that we have referred you to.  We have not authorized anyone to provide you with different information.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this prospectus.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Common Stock in any circumstances in which such offer or solicitation is unlawful.  Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information you should consider in making your investment decision.  Before investing in the securities offered hereby, you should read the entire prospectus, including our consolidated financial statements and related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  In this prospectus, the terms “Medizone,” “the Company,” “we,” “us,” and “our” refer to Medizone International, Inc., a Nevada corporation.

General

Medizone was incorporated in 1986 and is a development stage company.  Prior to 2008, we had been dedicated to (i) seeking regulatory approval of a precise mixture of ozone and oxygen, and a proprietary process of inactivating lipid-enveloped viruses for the intended purpose of decontaminating blood and blood products and assisting in the treatment of certain diseases; (ii) developing or acquiring the related technology and equipment for the medical application of our products, including a drug production and delivery system; and, (iii) applying our novel technology to the problem of nosocomial infections world-wide.

New Business Direction

Early in 2008, we began to consider other applications of our core technologies and new technologies with lower development costs with the objective of moving us to revenue production in the shortest period of time.  We began to pursue an initiative in the field of hospital sterilization.  This change in focus was motivated in part by a review of published data on hospital-derived infections, an area of rapidly growing concern in the medical community. We are building on our experience with ozone technologies and its bio-oxidative qualities in pursuing this initiative. We have shifted our near term efforts towards one of our founding tenets, namely that under the right conditions, ozone can be extremely effective at sterilizing biological fluids (blood, serum, and plasma and plasma fractionates) as well as biologically contaminated equipment and spaces.

The primary emphasis of this new effort has been the development of a highly portable, low-cost, ozone-based technology (“AsepticSure™”) specifically for the purpose of decontaminating and sterilizing hospital surgical suites, emergency rooms, and intensive care units. The development pathway will be based on independent peer-reviewed science and engineering excellence.  A government variant of AsepticSure™ is being developed for bio-terrorism countermeasures.

In addition to the hospital sterilization initiative, we have developed an ozone-destruct unit which is used following sterilization of the treated infrastructure to reverse the ozone gas (O3) in the space, and turn it back into O2 in a short period of time.  We have initially targeted the treatment of a typically sized surgical suite including sterilization followed by ozone destruct to habitable standards in two hours or less.  This short turn-around period is considered of great importance relative to commercialization of the technology.

Risks Associated With Our Business

Our ability to execute our strategy and capitalize on our competitive strengths is subject to a number of risks more fully discussed in the “Risk Factors” section immediately following this summary. Before you invest in our shares, you should carefully consider all of the information in this prospectus, including matters set forth under the heading “Risk Factors,” such as:

•

our history of losses and the fact that we are a development stage company with significant accumulated deficits, and we can expect losses to continue for the foreseeable future;

•

our net operating losses and our lack of revenues will require that we finance our operations through the sale of our securities for the foreseeable future;

•

the commercialization of our technology;

•

technological advances by our competitors;

•

changes to regulatory requirements relating to environmental approvals for the treatment of infectious medical waste, capital needs to fund any delays or extensions of development programs;

•

delays in the manufacture of new and existing products by us or third party contractors;

•

market acceptance of our technology and related system;

•

the loss of any key employees;

•

delays in obtaining federal, state or local regulatory clearance for new installations and operations;

•

changes in governmental regulations; and

•

availability of capital on terms satisfactory to us.

Company Information

We are organized in the State of Nevada. Our principal executive offices are located at 144 Buena Vista, P.O. Box 742, Stinson Beach, California, 94970.  These premises are located in the home of our Chief Executive Officer, Edwin G. Marshall and are provided without any payment of rent to the Company given that we are a development stage enterprise.  Our telephone number is (415) 868-0300.  We maintain a website at http://medizoneint.com. The URL of our website is included herein as an inactive textual reference.  Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus or the registration statement of which it is a part.

The Offering
Common Stock offered by Selling Stockholder	66,666,667 shares of Common Stock. No shares of Common Stock are offered by us under this prospectus.

Common Stock outstanding before the Offering	259,262,171 shares of Common Stock as of December 31, 2010.

Common Stock outstanding after the Offering (1)	325,928,838 shares of Common Stock, assuming the issuance and resale of all of the shares of Common Stock covered by the registration statement of which this prospectus forms a part.

Terms of the Offering	The Selling Stockholder will determine when and how it will sell the Common Stock offered in this prospectus.

Termination of the Offering	This Offering will terminate 24 months after the registration statement to which this prospectus is made a part is declared effective by the SEC pursuant to the Stock Purchase Agreement.

Use of Proceeds

We will not receive any proceeds from the sale of the shares of Common Stock offered by the Selling Stockholder. However, we will receive proceeds from sales of our Common Stock to Mammoth under the Stock Purchase Agreement. The proceeds from the sale of shares to Mammoth will be used for working capital and general corporate purposes. See, “Use of Proceeds” on page 11.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See, “Risk Factors” beginning on page 6.

OTC Bulletin Board Symbol	MZEI.OB

(1)

The number of shares of Common Stock to be outstanding after the Offering excludes 7,750,000 shares issuable upon the exercise of stock options at a weighted average price of $0.17 per share, outstanding as of December 31, 2010.

The Stock Purchase Agreement

On November 17, 2010, we entered into a Common Stock Purchase Agreement, which we refer to in this prospectus as the Stock Purchase Agreement, with Mammoth Corporation (“Mammoth” or the “Selling Stockholder”) providing for a financing arrangement that is sometimes referred to as a committed equity line financing facility (or “Equity Line”). The Stock Purchase Agreement provides that, upon the terms and subject to the conditions in the Stock Purchase Agreement, Mammoth is committed to purchase up to $10,000,000 of shares of our Common Stock over the 24-month term of the Stock Purchase Agreement under certain specified conditions and limitations.  Furthermore, in no event may Mammoth purchase any shares of our Common Stock which, when aggregated with all other shares of our Common Stock then beneficially owned by Mammoth, would result in the beneficial ownership by Mammoth of more than 4.9 percent of the then outstanding shares of our Common Stock. These maximum share and beneficial ownership limitations may not be waived by the parties.

This prospectus, and the registration statement of which it is a part, registers the re-sale by Mammoth of 66,666,667 shares of our Common Stock, $0.001 par value per share, which we may require Mammoth to purchase pursuant to the terms of the Stock Purchase Agreement.

As of December 31, 2010, there were 259,262,171 shares of our Common Stock outstanding (217,902,044 shares held by non-affiliates) excluding the 66,666,667 shares offered by Mammoth pursuant to this prospectus, none of which we had issued as of December 31, 2010.  Up to 66,666,667 shares are offered hereby consisting of shares that we may sell to Mammoth.  If all of the 66,666,667 shares offered by Mammoth hereby were issued and outstanding as of December 31, 2010, such shares would represent approximately 21 percent of the total Common Stock outstanding or approximately 31 percent of the non-affiliate shares of Common Stock outstanding, as of the December 31, 2010.  Additionally, the 66,666,667 shares represent approximately 26 percent of the shares of our Common Stock issued and outstanding as of December 31, 2010 (not including the 66,666,667 shares), or approximately 31 percent of shares currently held by non-affiliates.

Under the terms of the Stock Purchase Agreement, we have the opportunity for a two-year period, commencing on the date on which the SEC first declares effective the registration statement of which this prospectus is a part, to require Mammoth to purchase up to $10,000,000 in shares of our Common Stock. For each share of our Common Stock purchased under the Stock Purchase Agreement, Mammoth will pay to us a purchase price equal to 75 percent of the lowest closing bid price during the five consecutive trading day period (the “Draw Down Pricing Period”) preceding the date a draw down notice (the “Draw Down Notice”) is delivered by us to Mammoth (the “Draw Down Date”) in a manner provided by the Stock Purchase Agreement.  Subject to the limitations outlined below, we may, at our sole discretion, issue a Draw Down Notice to Mammoth, and Mammoth will then be irrevocably bound to purchase such shares.

Each Draw Down Notice must specify the lowest purchase price during the Draw Down Pricing Period at which we will sell the shares to Mammoth, which shall not be less than 75 percent of the lowest closing bid price during the Draw Down Pricing Period. The Draw Down Notice will also include the aggregate dollar amount of the Draw Down, which will not be less than $25,000 and not more than $500,000 in any Draw Down Notice.  There must be a minimum of 15 trading days between each Draw Down Notice.  Regardless of the maximum amount indicated in the Draw Down Notice, Mammoth will not be obligated to purchase shares under any Draw Down Notice in an amount which, when added to the number of shares of Common Stock then beneficially owned by Mammoth, will result in Mammoth owning more than 4.9 percent of the outstanding shares of our Common Stock.

In making sales of our Common Stock to Mammoth under the Stock Purchase Agreement, we are relying on an exemption from the registration requirements of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The transaction involves a private offering, Mammoth has represented that it is an “accredited investor” and Mammoth has access to information about us and its investment in our securities.

In connection with the Stock Purchase Agreement, we granted registration rights to Mammoth, and agreed to register the resale of shares issued to Mammoth in connection with Draw Downs made in connection with the Stock Purchase Agreement.  Accordingly, we have filed this registration statement and prospectus to cover the resale by Mammoth of up to 66,666,667 shares of our Common Stock under the Stock Purchase Agreement.

As of December 28, 2010, the market price of our Common Stock was $0.20 per share.  Using the formula set forth above to determine the purchase price under the Stock Purchase Agreement, we are registering the resale of that number of shares of Common Stock that would allow us to make Draw Downs for the full $10,000,000 available to us under the Equity Line.  However, in the event that the market price for our shares declines, the number of shares of Common Stock covered by this registration statement will not change, and as such, we may not be able to access the full $10,000,000 without filing additional registration statements to register the resale of additional shares of Common Stock.  We are not permitted to make Draw Downs under the Stock Purchase Agreement at any time there is not an effective registration statement registering the resale of shares of Common Stock by Mammoth.

Although we have registered the number of shares of Common Stock that would be issuable assuming the immediate Draw Down of the full $10,000,000 under the Stock Purchase Agreement, the provisions of the Stock Purchase Agreement limit the size and frequency of each Draw Down.  In addition, the Stock Purchase Agreement limits the percentage of beneficial ownership of our Common Stock by Mammoth at any given time, as explained above and elsewhere in this prospectus.  Any shares of Common Stock remaining unissued to Mammoth at the expiration of the Stock Purchase Agreement will be removed from registration and will not be offered for sale under this prospectus.

As of the date of this prospectus, we do not anticipate needing to draw the full amount of the Equity Line to implement our business plan and to develop and market our location sterilization technologies.  We believe that we will need approximately $3,000,000 during the twelve months following the date of this prospectus for research, development, marketing, and related activities, as well as for general corporate purposes, including final product development and initiation of sales.  Pursuant to the Stock Purchase Agreement with Mammoth, the frequency and amounts of draws are within our control.  We are not obligated to make any draws, and we may draw any amount up to the full amount of the Equity Line, in our discretion.  As of the date of this prospectus, we do not plan to draw more funds (and correspondingly put more shares to Mammoth) under the Equity Line than is necessary to implement our business plan.

Pursuant to the Stock Purchase Agreement, we may make draws during the 24 months following the effective date of this prospectus, with a minimum amount of $25,000 and a maximum amount of $500,000 per Draw Down, but we are not obligated to draw the full $10,000,000.  If we draw less than the full amount, we will put fewer shares of Common Stock to Mammoth, which will result in less dilution to our existing stockholders.

Neither the Stock Purchase Agreement nor any rights or obligations of Mammoth under the Stock Purchase Agreement may be assigned or transferred to any other person without our express written consent.

There are substantial risks to investors as a result of the issuance of shares of our Common Stock under the Stock Purchase Agreement. These risks include dilution of stockholders, significant decline in our stock price and our inability to draw sufficient funds when needed.  See, “Risk Factors,” following this section.

Mammoth will periodically purchase our shares of Common Stock under the Stock Purchase Agreement and will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of shares of Common Stock to Mammoth to raise the same amount of funds, as our stock price declines.

RISK FACTORS

The shares of our Common Stock being offered for resale by the Selling Stockholder are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested therein. Before purchasing any of these securities, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our Common Stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business

We have a history of losses.  We have incurred significant losses since inception, which resulted in an accumulated deficit of $24,424,742 at September 30, 2010.  These losses and this significant deficit raise substantial doubt about our ability to continue as a going concern.  The accompanying audited consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

We are a development stage company with significant accumulated deficits, and we can expect losses to continue for the foreseeable future.  We have not generated any revenues from operations. No assurance can be given that our business activities will ever generate revenues. Even with funding to continue our research and development activities, we expect to continue to incur substantial losses for the foreseeable future.

We currently have limited financing to meet our current operating expenses. We will require additional financing in the future to cover our future operating costs.  If we are unable to obtain additional financing, we may be required to take out bankruptcy or liquidate the Company.  We have financed our operations since inception by the sale of Common Stock in small private placements to accredited investors.  There is no assurance we will successfully accomplish our objectives or that additional financing will be obtained.

Our net operating losses and our lack of revenues will require that we finance our operations through the sale of our securities for the foreseeable future.  Our strategy for financing operations includes the sale of our Common Stock under the Stock Purchase Agreement.  The sale of equity securities or of securities that are convertible to our Common Stock will result in possibly significant dilution to our stockholders and may adversely affect the trading prices of our Common Stock. We have funded development and operation activities to date primarily from the sale of our Common Stock.  We will require substantial additional capital to meet our obligations, as previously described. The lack of assets and borrowing capacity make it most likely that such funding, if obtained, will be through sales of Common Stock or other securities.  No assurances can be given that we will be able to obtain sufficient additional capital to continue our intended research program, or that any additional financing will be sufficient to satisfy our ongoing administrative and operating expenses for any significant period of time.

Our reliance on patented technology may limit the scope of our protection and may increase the cost of doing business if we are required to enforce our rights under existing and future patents.  Our success will depend, in large part, on our ability to obtain and enforce patents, maintain our trade secrets and operate without infringing on the proprietary rights of others, both in the United States and in other countries. The patent positions of companies can be uncertain to some extent and involve complex legal and factual questions, and, therefore, the scope and enforceability of claims allowed in patents are not systematically predictable with absolute accuracy. Our license rights depend in part upon the breadth and scope of protection provided by the patents and the validity of the patents. Any failure to maintain the issued patents could adversely affect our business. We intend to file additional patent applications (both United States and foreign), when appropriate, relating to our technologies, improvements to the technologies and for specific products. There can be no assurance that any issued patents or pending patent applications will not be challenged, invalidated or circumvented. There can also be no assurance that the rights granted under patents will provide us with adequate proprietary protection or competitive advantages.

Our commercial success will also depend in part, on our ability to avoid infringing patents issued to others or breaching any technology licenses upon which our products and services are based. It is uncertain whether any third party patents will require us to alter our products or processes, obtain licenses or cease certain activities. In addition, if patents have been issued to others, which contain competitive or conflicting claims and such claims are ultimately determined to be valid, we may be required to obtain licenses to those patents or to develop or obtain alternative technology. If any licenses are required, there can be no assurance we will be able to obtain necessary licenses on commercially favorable terms, if at all. The breach of an existing license or the failure to obtain a license to any technology that we may require in order to commercialize our products may have a material adverse impact on our business, results of operations and financial condition. Litigation in those events or to enforce patents licensed or issued to us or to determine the scope or validity of third party proprietary rights would be costly and time consuming. If competitors prepare and file patent applications in the United States that claim technology also claimed by us, we may have to participate in interference proceedings declared by the U.S. Patent and Trademark Office to determine priority of invention, which could result in substantial costs, even if the eventual outcome is favorable to us. An adverse outcome could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties or require that we stop using such technology.

We also rely on secrecy to protect portions of our technology for which patent protection has not yet been pursued or which is not believed to be appropriate or obtainable in addition to any information of a confidential and proprietary nature relating to us, including but not limited to our know-how, trade secrets, methods of operation, names and information relating to existing or potential vendors or suppliers and customer names and addresses.

We intend to protect our patents, unpatentable and unpatented proprietary technology and processes, in addition to other confidential and proprietary information in part, by confidentiality agreements with employees, collaborative partners, consultants and certain contractors. There can be no assurance that these agreements will not be breached, that we will have adequate remedies for any breach, whether our trade secrets and other confidential and proprietary information will not otherwise become known or be independently discovered or reverse-engineered by competitors.

Our testing and business activities may involve the use of hazardous substances.  Our research and development activities, and the application of our technology, may involve the controlled use of materials or substances that may, if used or employed improperly, prove hazardous to the respiratory system.  Although we have designed our system to employ such potentially hazardous or toxic materials and substances that minimizes their adverse effects, there is a potential risk to those working with and around the substances if they fail to follow the measures we have adopted for their proper use. The injury or illness resulting from the use of our system may subject us to legal claims and possible liability.

We may face significant competition, including competition from larger and better funded enterprises.  We expect to face competition in some of our markets from well-funded and significantly larger companies, some of which enjoy significant name recognition or market share in the sterilization and decontamination industries. We may not be successful in our efforts to compete with these companies.  There can be no assurance that our technology will have advantages over those of competitors which will be significant enough to cause users to use it. The products in which our technology may be incorporated will compete with products currently marketed, and competition from such products is expected to increase.

Many of the companies currently producing products or using techniques have significantly greater financial resources and expertise in research and development, marketing, manufacturing, pre-clinical and clinical testing, obtaining regulatory approvals and marketing. Smaller companies may also prove to be significant competitors, particularly through collaborative arrangements with large third parties. Academic institutions, governmental agencies and public and private research organizations also conduct research, seek patent protection and establish collaborative arrangements for product and clinical development and marketing. Many of these competitors have products or techniques approved or in development and operate large, well-funded research and development programs. Moreover, these companies and institutions may be in the process of developing technology that could be developed more quickly or ultimately proved safer or more effective than our technology.

We may become subject to expensive liability claims and litigation. Our proposed business may subject us to the potential for product liability claims. Although we intend to insure for this liability, the claims might in some cases exceed the amount of coverage available to us.  The testing, marketing and sale of medical or clinical products and other products using our technology involve unavoidable risks. The use of any of our potential products in clinical or other tests or as a result of the sale of our products, or the use of our technology in products, may expose us to potential liability resulting from the use of such products. That liability may result from claims made directly by consumers or by regulatory agencies, companies or others selling such products. We currently have limited clinical trial insurance and no product liability insurance coverage.  We anticipate obtaining and maintaining appropriate insurance coverage as products become ready to be commercialized. There can be no assurance we will be able to obtain this insurance or, if we can obtain insurance, that the insurance can be acquired at a reasonable cost or in sufficient amounts to protect us against potential liability.  The obligation to pay any product liability claim in excess of insurance coverage or the recall of any products incorporating our technology could have a material adverse effect on our business, financial condition and future prospects.

We have only a limited staff.  If we are to succeed in implementing our business plan, we will need to engage and retain trained and qualified staff.  While thus far the Company has been able to engage and maintain qualified staff, there is no assurance that we will succeed in retaining the personnel needed to meet our needs.  Even if additional financing is obtained, there can be no assurance we will be able to attract and retain such individuals on acceptable terms, when needed, and to the degree required.  We anticipate that any clinical development or other approval tests in which we participate will be augmented by agreements with universities and/or medical institutions or other personnel. It is likely that our academic collaborators will not become our employees. As a result, we will have limited control over their activities and can expect that only limited amounts of their time will be dedicated to our business activities.  Our academic collaborators may have relationships with other commercial entities, some of which could compete with us.

We do not own manufacturing capability.  We currently must rely on third parties to manufacture the devices required for our sterilization system.  This arrangement results in a certain loss of control over the manufacturing process and may result in problems relating to quality control and warranty issues.  Although we might build or acquire our own manufacturing facility in the future, at this time we have no manufacturing capability or capacity to produce any products utilizing its sterilization technology, including any products to be used in any required clinical or other tests. We initially intend to develop relationships with other companies to manufacture those components and/or products, as we have already done, and we will act as specification developer and final assembly manufacturer for selected products only. The products currently being developed by us have never been manufactured on a commercial scale and there can be no assurance that such products can be manufactured at a cost or in quantities necessary to make them commercially viable. Any delay in availability of products may result in a delay in the submission of products for any required regulatory approval or market introduction, subsequent sales of such products, which could have a material adverse effect on our business, financial condition, or results of operations.  Our manufacturing processes may be labor intensive and, if so, significant increases in production volume would likely require changes in both product and process design in order to facilitate increased automation of our then-current production processes. There can be no assurance that any such changes in products or processes or efforts to automate all or any portion of our manufacturing processes would be successful, or that manufacturing or quality problems will not arise as we initiate production of any products we might develop.

Market Risks

There is only a volatile limited market for our Common Stock.  Recent history relating to the market prices of public companies indicates that, from time to time, there may be periods of extreme volatility in the market price of securities because of factors unrelated to the operating performance of, or announcements concerning, the issuers of the affected stock, and especially for stock traded on the OTC Bulletin Board.  In the last 52 week period, the Common Stock traded on the OTC Bulletin Board from a high closing price of $0.38 to a low of $0.10 per share. See “Market for Common Stock and Other Related Stockholder Matters” on page 12. General market price declines, market volatility, especially for low priced securities, or factors related to the general economy or to us in the future could adversely affect the price of the Common Stock. With the low price of our Common Stock, any securities placement by us would be very dilutive to existing stockholders, thereby limiting the nature of future equity placements.

We have never paid dividends, and there can be no assurance that we will pay dividends in the future. We have never declared any cash dividends on our Common Stock; however, our Board of Directors has determined that if we were to become profitable in the future, a dividend may be declared from earnings legally available for such a distribution.  There is no assurance that we will become profitable or that we will have distributable income in the foreseeable future.  As a result, until such time, if ever, that dividends are declared with respect to our Common Stock, an investor would only realize income from his investment in our shares if there is a rise in the market price of our Common Stock, which is uncertain and unpredictable.  See, “Dividend Policy,” on page 11.

Mammoth will pay less than the then-prevailing market price for our Common Stock.  The Common Stock to be issued to Mammoth pursuant to the Stock Purchase Agreement will be purchased at a 25 percent discount to the lowest closing bid price of the Common Stock on any trading day during the five consecutive trading days immediately preceding the date of our notice to Mammoth of our election to put shares pursuant to the Stock Purchase Agreement. Mammoth has a financial incentive to sell our Common Stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Mammoth sells the shares, the price of our Common Stock could decrease. If our stock price decreases, Mammoth may have a further incentive to sell the shares of our Common Stock that it holds. These sales may have a further impact on our stock price.

Your ownership interest may be diluted and the value of our Common Stock may decline by exercising our right to require Mammoth to purchase shares pursuant to our Stock Purchase Agreement.  Effective November 17, 2010, we entered into a $10,000,000 Stock Purchase Agreement with Mammoth. Pursuant to the Stock Purchase Agreement, when we deem it necessary, we may raise capital through the private sale of our Common Stock to Mammoth at a price equal to 75 percent of the lowest closing bid price of our Common Stock on any trading day during the five consecutive trading day period immediately preceding the date our notice is delivered to Mammoth.  Because the purchase price to be paid by Mammoth is lower than the prevailing market price of our Common Stock, to the extent that we exercise our put right, your ownership interest may be diluted.

There can be no guarantee that the proceeds available to us under the Stock Purchase Agreement will be sufficient for us to achieve profitable operations or to pay our current liabilities, which could have a material adverse impact on our ability to continue operations.  There is no assurance that the funds which are available to us under the Stock Purchase Agreement will be sufficient to allow us to continue our marketing and sales efforts to the point we achieve profitable operations.

Holders of our Common Stock are subject to the risk of additional and substantial dilution to their interests as a result of the issuances of Common Stock in connection with the Stock Purchase Agreement.  The following table describes the number of shares of Common Stock that would be issuable, assuming that the full amount available under the Stock Purchase Agreement as of December 31, 2010, namely $10,000,000 had been put to Mammoth (irrespective of the availability of registered shares), and further assuming that the applicable conversion price at the time of such put were the following amounts:

Hypothetical Purchase Price Under Stock Purchase Agreement	Shares issuable upon Draw Downs aggregating $10,000,000
$0.05	200,000,000
$0.10	100,000,000
$0.15	66,666,667
$0.20	50,000,000
$0.25	40,000,000

Given the formulas for calculating the shares to be issued in connection with puts under the Stock Purchase Agreement, there effectively is no limitation on the number of shares of Common Stock which may be issued in connection with a Draw Down Notice under the Stock Purchase Agreement, except for the number of shares registered under the registration statement containing this prospectus covering the resale of shares issued in connection with the Stock Purchase Agreement.  As such, stockholders are subject to the risk of substantial dilution to their interests as a result of our issuance of shares under the Stock Purchase Agreement.

For example, if the Company were to draw down an aggregate of $5,000,000 under the Stock Purchase Agreement, and the applicable purchase price paid to us by Mammoth were $0.15, the number of shares issuable to Mammoth would be approximately 33,333,333 shares.  As of December 31, 2010, we had 259,262,171 shares of Common Stock issued and outstanding.  An issuance of 33,333,333 shares would constitute an increase in the issued and outstanding Common Stock of approximately 13 percent.  By way of information, during 2010, our stock price has ranged from $0.38 to $0.10 per share.

If all of the 66,666,667 shares offered by Mammoth hereby were issued and outstanding as of December 31, 2010, such shares would represent approximately 21 percent of the total Common Stock outstanding or approximately 31 percent of the non-affiliate shares of Common Stock outstanding as of December 31, 2010.

Our issuances of shares in connection with the Stock Purchase Agreement likely will result in overall dilution to market value and relative voting power of previously issued Common Stock, which could result in substantial dilution to the value of shares held by stockholders.  The issuance of Common Stock to Mammoth likely will result in substantial dilution to the equity interests of all holders of our Common Stock, except Mammoth.  Specifically, the issuance of a significant amount of additional Common Stock will result in a decrease of the relative voting control of the Common Stock issued and outstanding prior to the issuance of Common Stock in connection with Draw Downs made under the Stock Purchase Agreement.  Furthermore, public resales of Common Stock by Mammoth following the issuance of Common Stock in connection with Draw Downs under the Stock Purchase Agreement likely will depress the prevailing market price of the Common Stock.  Even prior to the time of actual conversions, exercises, and public resales, the market “overhang” resulting from the mere existence of our obligation to honor such conversions or exercises could depress the market price of our Common Stock.

Existing stockholders likely will experience decreases in market value of their Common Stock in relation to our issuances of shares in connection with Draw Downs made under the Stock Purchase Agreement. The formula for determining the number of shares of Common Stock to be issued in connection with Draw Downs made under the Stock Purchase Agreement is based, in part, on the market price of the Common Stock and includes a discount from the market price equal to 75 percent of the lowest closing bid price of the Common Stock over the five consecutive day trading period prior to our making a Draw Down.  Sales to Mammoth at prices below the market price at the time of such sales could have a material adverse impact on the value of our Common Stock held by other investors.

There is an increased potential for short sales of the Common Stock due to the sales of shares sold to Mammoth in connection with the Stock Purchase Agreement, which could materially affect the market price of the stock.  Downward pressure on the market price of the Common Stock that likely will result from sales of the Common Stock by Mammoth issued under the Stock Purchase Agreement could encourage short sales of Common Stock by market participants other than Mammoth.  Generally, short selling means selling a security, contract or commodity not owned by the seller.  The seller is committed to eventually purchase the financial instrument previously sold.  Short sales are used to capitalize on an expected decline in the security's price.  As we make Draw Downs pursuant to the Stock Purchase Agreement, we put shares to Mammoth, which Mammoth purchases and may then sell into the market.  Such sales by Mammoth could have a tendency to depress the price of the stock, which could increase the potential for short sales.  Significant amounts of such short selling could place further downward pressure on the market price of our Common Stock, which would, in turn, result in additional shares being issued in connection with draws on the Stock Purchase Agreement.

Certain restrictions on the extent of Draw Downs may have little, if any, effect on the adverse impact of our issuance of shares under the Stock Purchase Agreement, and as such, Mammoth may sell a large number of shares, resulting in substantial dilution to the value of shares held by existing stockholders.  We are prohibited from putting shares to Mammoth under the Stock Purchase Agreement if the sale of shares under such put would result in Mammoth’s holding more than 4.9 percent of the then-outstanding shares of Common Stock.  These restrictions, however, do not prevent Mammoth from selling shares of Common Stock received in connection with a Draw Down, and then receiving additional shares of Common Stock in connection with a subsequent Draw Down.  In this way, Mammoth could sell more than 4.9 percent of the outstanding Common Stock in a relatively short time frame while never holding more than 4.9 percent at one time.

Because the purchase price paid by Mammoth for the shares of issued under the Stock Purchase Agreement is based on the market price of our Common Stock, if the market price declines we may be unable to make Draw Downs under the Stock Purchase Agreement without registering additional shares, which would impose additional costs in connection with the Stock Purchase Agreement.  If the market price of our Common Stock declines, the number of shares of Common Stock issuable in connection with the Stock Purchase Agreement will increase.  Accordingly, we may run out of shares registered under this prospectus and registration statement, to issue to Mammoth in connection with Draw Downs under the Stock Purchase Agreement.  In such an event, we would be required to, and would, file additional registration statements to cover the resale of additional shares issuable pursuant to the Stock Purchase Agreement.  The filing of the additional registration statement would impose additional costs in connection with the Stock Purchase Agreement.

Certain provisions of our articles of incorporation could discourage potential acquisition proposals or change in control.  Our Board of Directors, without further stockholder approval, may issue Preferred Stock that would contain provisions that could have the effect of delaying or preventing a change in control or which may prevent or frustrate any attempt by stockholders to replace or remove the current management. The issuance of shares of Preferred Stock could also adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others.

Our Common Stock is subject to the "Penny Stock" rules of the SEC.  The trading market for our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.  The SEC has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•

that a broker or dealer approve a person's account for transactions in penny stocks; and

•

the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•

obtain financial information and investment experience objectives of the person; and

•

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•

sets forth the basis on which the broker or dealer made the suitability determination; and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.  In addition to the “penny stock” rules described above, Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Forward-looking statements are based upon our current assumptions, expectations and beliefs concerning future developments and their potential effect on our business. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “approximately,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although the absence of these words does not necessarily mean that a statement is not forward-looking. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements.

Factors that might cause or contribute to such differences include, but are not limited to, those discussed in “Risk Factors” contained in this prospectus. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus, to conform these statements to actual results, or to changes in our expectations. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus.

USE OF PROCEEDS

The Selling Stockholder is selling all of the shares of our Common Stock covered by this prospectus for its own account. Accordingly, we will not receive any proceeds from the resale of the Common Stock. However, we will receive proceeds from any sale of the Common Stock under the Stock Purchase Agreement to Mammoth. We intend to use the net proceeds received from such sales for working capital and general corporate needs.

DIVIDEND POLICY

As a development stage company, we have had only minimal revenues and we have never declared dividends or paid cash dividends on our Common Stock. In the future, if we become profitable, our Board of Directors has stated its intention to declare a dividend on our Common Stock from our surplus earnings.  There is no assurance that we will ever become profitable or that we will have surplus earnings from which a dividend can be paid.  The declaration of dividends will be at the discretion of the Board of Directors and will depend upon our earnings, financial position, general economic conditions and other pertinent factors.

MARKET FOR COMMON STOCK AND OTHER RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is listed on the OTC Bulletin Board market and trades under the symbol MZEI.OB.

The following table sets forth the range of the high and low bid quotations of the Common Stock for the past two years in the over-the-counter market, as reported by the OTC Bulletin Board. The quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.

Fiscal Year 2009	High	Low
First Quarter Ended March 31	$0.03	$0.01
Second Quarter Ended June 30	$0.15	$0.02
Third Quarter Ended September 30	$0.15	$0.07
Fourth Quarter Ended December 31	$0.42	$0.06

Fiscal Year 2010
First Quarter Ended March 31	$0.38	$0.10
Second Quarter Ended June 30	$0.33	$0.16
Third Quarter Ended September 30	$0.32	$0.18
Fourth Quarter Ended December 31	$0.32	$0.16

Holders

As of December 31, 2010, there were approximately 3,700 holders of record of the Common Stock and 259,262,171 shares of Common Stock outstanding.

Dividend Policy

As a development stage company, we have had only minimal revenues and we have never declared dividends or paid cash dividends on our Common Stock. In the future, if we become profitable, our Board of Directors has stated its intention to declare a dividend on our Common Stock from our surplus earnings.  See, “Dividend Policy,” on page 11.

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 11219.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

You should read the following discussion together with our consolidated financial statements and the related notes which have been included in this prospectus. This discussion contains forward-looking statements about our business. Our actual results may differ materially from those we currently anticipate as a result of the factors we describe under “Risk Factors” beginning on page 6, and elsewhere in this prospectus.

Results of Operations

Two Years Ended December 31, 2009

We were incorporated in January 1986.  We are a development stage company primarily engaged in research into the medical uses of ozone.  Our current work is in the field of hospital sterilization, not human therapies.  We have not generated, and cannot predict when or if we will generate, revenues or sufficient cash flow to fund continuing or planned operations.  If we fail to obtain additional funding, we will be forced to suspend or permanently cease operations, and may need to seek protection under United States bankruptcy laws.

During the year ended December 31, 2009, we had a net loss of $1,474,715, compared with a net loss in 2008 of $707,542.  The primary expenses are payroll and consulting fees, research and development costs, office expenses, together with interest expense and additional expense recorded as a result of options granted to consultants, and the extension of certain stock purchase warrants outstanding.

In 2008, we incurred $43,333 in research and development costs, principally consulting fees.  In 2009, however, we incurred $510,668 in research and development costs, as a result of prototype development costs, consulting, and other research activities.  Since inception through December 31, 2009, we have spent a total of $3,239,789 for research and development related to our ozone technology and related apparatus.  Research and development expenses include consultant fees, interface development costs, prototypes, and research stage ozone generator and instrument development.

General and administrative expenses in 2009 were $769,130 compared to $550,289 in the year ended December 31, 2008. The increase in 2009 as compared to 2008 was related to additional payroll and consulting fees incurred, valuation of options granted for consulting services during 2009, costs incurred for the stockholder meeting held in August 2009, and increased professional fees.  The remaining general and administrative expenses include rent, office expenses and travel expenses.

Principal amounts owed on notes payable totaled $283,211 and $280,491 at December 31, 2009 and 2008, respectively. Interest expense on these obligations totaled $23,811 and $23,656 in 2009 and 2008, respectively. Additional interest expense of $3,224 was recorded during the year ended December 31, 2008 on other outstanding indebtedness.  The applicable interest rates on this debt ranged from 7.75 percent to 10 percent per annum.

We also recorded debt forgiveness of $61,514 from a professional services firm during the year ended December 31, 2009.

Three Months Ended September 30, 2010 and 2009

There were no sales during the quarters ended September 30, 2010 or 2009. For the three months ended September 30, 2010, we had a net loss of $1,681,826, compared with a net loss for the three months ended September 30, 2009 of $472,994.  Our primary expense is payroll and consulting fees, research and development costs, office expenses, together with interest expense and additional expense recorded as a result of options granted to consultants, and the extension of certain stock purchase warrants outstanding.  The reason for the significant increase in the net loss for the three months ended September 30, 2010 over the prior year is the result of certain issuances of restricted Common Stock and Common Stock options as discussed in the following paragraph.

During the three months ended September 30, 2010, we incurred an additional expense of $840,000 as a result of the issuance of a total of 4,000,000 shares of Common Stock to certain directors, officers, and employees for board service and performance bonuses. An additional expense of $203,022 was incurred during the three months ended September 30, 2010, as a result of the valuation of 1,000,000 Common Stock options granted to a board member in lieu of the share issuance described in the preceding sentence.  We also incurred an additional expense of $270,000 for the three months ended September 30, 2010, as a result of the issuance of 1,000,000 shares of Common Stock to a consultant as bonus compensation for extending his consulting agreement through September 1, 2011.

For the three months ended September 30, 2010 and 2009, we incurred $485,011 and $165,237, respectively, in research and development costs as a result of prototype development costs, consulting, and other research activities.  Since inception, we have spent a total of $4,015,823 for research and development related to our ozone technology and related apparatus. Research and development expenses include consultant fees, interface development costs, prototypes, and research stage ozone generator and instrument development.

General and administrative expenses in the quarter ended September 30, 2010, were $1,187,936 compared to $301,149 during the same period in 2009. The majority of these costs include payroll and consulting fees, professional fees, director fees, and performance bonuses, as previously discussed.  The remaining general and administrative expenses include rent, office expenses and travel expenses.

Principal amounts owed on notes payable totaled $285,302 and $283,211 at September 30, 2010 and December 31, 2009, respectively.  Interest expense on these obligations during the three months ended September 30, 2010 and 2009, was $5,995 and $5,990, respectively.

Nine Months Ended September 30, 2010 and 2009

There were no sales during the nine months ended September 30, 2010 or 2009. For the nine months ended September 30, 2010, we had a net loss of $2,379,787, compared with a net loss for the nine months ended September 30, 2009, of $986,389. Our primary expense is payroll and consulting fees, research and development costs, office expenses, together with interest expense and additional expense recorded as a result of options granted to consultants, and the extension of certain stock purchase warrants outstanding.  The reason for the significant increase in the net loss for the nine months ended September 30, 2010, over the prior year is the result of certain issuances of restricted Common Stock and Common Stock options as previously discussed.

For the nine months ended September 30, 2010 and 2009, we incurred $776,034 and $305,883, respectively, in research and development costs as a result of prototype development costs, consulting, and other research activities.  Since inception, we have spent a total of $4,015,823 for research and development related to our ozone technology and related apparatus. Research and development expenses include consultant fees, interface development costs, prototypes, and research stage ozone generator and instrument development.

General and administrative expenses in the nine months ended September 30, 2010, were $1,580,634 compared to $617,377 during the same period in 2009. The majority of these costs include payroll and consulting fees, professional fees, director fees, and performance bonuses, as previously discussed.  The remaining general and administrative expenses include rent, office expenses and travel expenses.

Principal amounts owed on notes payable totaled $285,302 and $283,211 at September 30, 2010, and December 31, 2009, respectively. Interest expense on these obligations during the nine months ended September 30, 2010 and 2009, was $17,867 and $17,818, respectively.

We recorded debt forgiveness of $61,514 from a professional service firm during the nine months ended September 30, 2009.

Liquidity and Capital Resources

At September 30, 2010, our working capital deficiency was $2,704,758, compared to a working capital deficiency of $3,072,253 at December 31, 2009.  The stockholders’ deficit at September 30, 2010, was $2,763,529 compared to $3,273,502 at December 31, 2009.

As a development stage company, we have had no revenues. We will continue to require additional financing to fund operations and to continue to fund the research necessary to undertake our new business plans, to further the ongoing testing as previously described, and then to market a system for hospital and medical sterilization.  Our only source of financing to date has been the periodic sale of Common Stock. During the nine months ended September 30, 2010, we generated cash of $1,188,400 (net of stock offering costs paid in cash of $10,000) through Common Stock sales at prices ranging from $0.12 to $0.25 per share.  However, we anticipate that prior to obtaining financing through the sale of Common Stock to Mammoth under the Stock Purchase Agreement we will need to raise additional capital during early 2011 in order to continue our research and development activities and to sustain operations.  We believe that we will be able to raise these additional needed funds from some of the same investors who have purchased shares over the past several years, although there is no assurance that these investors will purchase additional shares.  However, these investors have verbally committed to continue to fund our projects on a monthly basis, as needed. In addition, we expect to obtain financing under the Stock Purchase Agreement by the sale of Common Stock to Mammoth.

As of the date of this prospectus, we do not anticipate needing to draw the full amount of the Equity Line to implement our business plan and to develop and market our location sterilization technologies.  We believe that we will need approximately $3,000,000 during the twelve months following the date of this prospectus for research, development, marketing, and related activities, as well as for general corporate purposes.  Pursuant to the Stock Purchase Agreement with Mammoth, the frequency and amounts of draws are within our control.  We are not obligated to make any draws, and we may draw any amount up to the full amount of the Equity Line, in our discretion.  As of the date of this prospectus, we do not plan to draw more funds (and correspondingly put more shares to Mammoth) than is necessary to implement our business plan.

Pursuant to the Stock Purchase Agreement, we may make draws during the 24 months following the effective date of this prospectus, with a minimum amount of $25,000 and a maximum amount of $500,000 per Draw Down, but we are not obligated to draw the full $10,000,000.  If we draw less than the full amount, we will put fewer shares to Mammoth, which will result in less dilution to our existing stockholders.

Our audited and unaudited consolidated financial statements included in this prospectus have been prepared on the assumption that the Company will continue as a going concern. Since inception, it has been necessary to rely upon financing from the sale of our equity securities to sustain operations as indicated above. Additional financing will be required if we are to continue as a going concern. If we do not obtain additional financing in the near future, either through the Stock Purchase Agreement or otherwise, we may be required to curtail or discontinue operations or possibly to seek protection under the bankruptcy laws.

Critical Accounting Policies and Estimates

We have identified the policies below as critical to our business operations and the understanding of our results of operations.

The preparation of consolidated financial statements requires our management to make significant estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. By their nature, these judgments are subject to an inherent degree of uncertainty. On an on-going basis, we evaluate these estimates, including those related to bad debts, intangible assets, warranty obligations, product liability, revenue, and income taxes. We base our estimates on historical experience and other facts and circumstances that are believed to be reasonable, and the results form the basis for making judgments about the carrying value of assets and liabilities.  The actual results may differ from these estimates under different assumptions or conditions.

We account for equity securities issued for services rendered at the fair value of the securities on the date of issuance.

Recent Accounting Pronouncements

In June 2009, we adopted a new accounting standard for subsequent events, as codified in Accounting Standards Codification (“ASC”) 855-10 (formerly SFAS No. 165, Subsequent Events), which establishes general accounting standards and disclosure for events that occur after the balance sheet date but before the consolidated financial statements are issued or are available to be issued.  It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date.  This new standard is effective for interim and annual financial periods ending after June 15, 2009 and requires prospective application.  The adoption of this new standard had no impact on our consolidated financial statements.

Effective July 1, 2009, we adopted the “FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles” (ASC 105), (formerly, SFAS No. 168, The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles.)  This new standard establishes the “FASB Accounting Standards Codification™” (Codification) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles (GAAP).  Rules and interpretive releases of the SEC are also sources of authoritative GAAP for SEC registrants.  The Codification now supersedes all previous-existing non-SEC accounting and reporting standards.  All other non-grandfathered non-SEC accounting literature not included in the Codification has now become non-authoritative.  Now that the Codification is in effect, all of its content carries the same level of authority.  The adoption of this standard had no material impact on our consolidated financial statements.

In October 2009, the FASB issued ASU No. 2009-13, Revenue Recognition (Topic 605) — Multiple-Deliverable Revenue Arrangements that amends ASC Subtopic 605-25, Multiple-Element Arrangements to separate consideration in multiple-deliverable arrangements and significantly expand disclosure requirements. ASU No. 2009-13 establishes the accounting and reporting guidance for arrangements under which the vendor will perform multiple revenue generating activities. Vendors often provide multiple products or services to their customers. Those deliverables often are provided at different points in time or over different time periods. Specifically, this Subtopic addresses how to separate deliverables and how to measure and allocate arrangement consideration to one or more units of accounting.  The amendments in this guidance will affect the accounting and reporting for all vendors that enter into multiple-deliverable arrangements with their customers when those arrangements are within the scope of this Subtopic.  This new accounting standard is effective for fiscal years beginning on or after June 15, 2010. Earlier adoption is permitted. If a vendor elects early adoption and the period of adoption is not the beginning of the entity’s fiscal year, the entity will apply the amendments under this Subtopic retrospectively from the beginning of the entity’s fiscal year.  The presentation and disclosure requirements are to be applied retrospectively for all periods presented. As we have not yet generated any revenues, this standard is not yet applicable, but will be adopted once revenues are generated.

Off-Balance Sheet Arrangements

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties.  We have not entered into any derivative contracts that are indexed to our shares and classified as stockholder’s equity (deficit) or that are not reflected in our consolidated financial statements.  Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity.  We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

OUR BUSINESS

General

Prior to 2008 we were dedicated to (i) seeking regulatory approval of a precise mixture of ozone and oxygen, and our process of inactivating lipid-enveloped viruses for the intended purpose of decontaminating blood and blood products and assisting in the treatment of certain diseases; (ii) developing or acquiring the related technology and equipment for the medical application of our products, including a drug production and delivery system; and, (iii) applying our novel technology to the problem of nosocomial infections world-wide.

Ozone is a gas composed of three oxygen atoms in an unstable and highly reactive form.  Ozone naturally tends to seek its normal state, exhibiting a short half-life as it reverts to oxygen fairly rapidly.  There are many uses of ozone as a disinfecting agent.  Ozone does not react with organic matter and therefore it leaves no residue in water or on the treated product.  Ozone also does not form any toxic byproducts and when used in water, it can be filtered and reused.  This means that no change in color or flavor results from ozone treatment, unlike chlorine treatment.  Ozone can be generated onsite from ambient air or from oxygen.  Each method has its advantages and unique challenges.  It has been demonstrated that ozone can be economically produced and is effectively used as an agent in food processing, equipment sanitizing, and in water treatment facilities globally.  Ozone technology is replacing conventional sanitation techniques such as chlorine, steam, or hot water.

Research and Development Activity

Early in 2008, we began to consider other applications of our core technologies and new technologies with lower development costs with the objective of moving us to revenue production in the shortest period of time.

Beginning in 2008, management re-positioned the Company to pursue an initiative in the field of hospital sterilization. Following laboratory results with Bacillus subtilis, an internationally recognized surrogate for anthrax, that produced 7 log reductions (sterilization), we have expanded our research and business plan to include bio-terrorism countermeasures as well as hospital sterilization and critical infrastructure de-contamination.

By way of explanation, “Log reduction” is a mathematical term (as is “log increase”) used to show the relative number of live microbes eliminated from a surface by disinfecting or cleaning.  For example, a “5-log reduction” means lowering the number of microorganisms by 100,000-fold, that is, if a surface has 100,000 pathogenic microbes on it, a 5-log reduction would reduce the number of microorganisms to one1.

This change in focus was based, in part, on a review of published data on hospital-derived infections, an area of rapidly growing concern in the medical community.  We identified an opportunity to build on our experience with ozone technologies and its bio-oxidative qualities in pursuing this initiative and shifted our near term efforts towards one of our founding tenets, namely that under the right conditions, ozone can be extremely effective at sterilizing biological fluids (blood, serum, and plasma and plasma fractionates) as well as biologically contaminated equipment and spaces.

We expect our unique ozone generating technologies will play a vital role in addressing what public health officials and surgeons world-wide are beginning to recognize as "the silent epidemic" (American Academy of Orthopedic Surgeons, May 2008, copy on file with the Company (“AAOS Study”)), a reference to MRSA (Methicillin-resistant Staphylococcus aureus) infection.  This is a strain of Staphylococcus aureus bacteria (“staph”) that is resistant to the broad-spectrum antibiotics commonly used to treat it. MRSA can be fatal.  According to the AAOS Study, “the number of hospital admissions for MRSA has exploded in the past decade. By 2005, admissions were triple the number in 2000 and 10-fold higher than in 1995. In 2005, in the United States alone, 368,600 hospital admissions for MRSA — including 94,000 invasive infections — resulted in 18,650 deaths. The number of MRSA fatalities in 2005 surpassed the number of fatalities from hurricane Katrina and AIDS combined and is substantially higher than fatalities at the peak of the U.S. polio epidemic.”  Indeed, biological contamination of medical treatment areas such as hospitals and chronic care facilities has recently been identified by several world renowned public health institutions, including the Centers for Disease Control or “CDC” (CDC Report, 17 Oct, 2007, copy on file with the Company), as one of the greatest threats to public health and safety in the industrial world. This concern was reflected in an article published in the journal Science (18 July 2008, Vol 321, pp 356-361, copy on file with the Company) which estimated that hospital-based infections in 2006 accounted for almost 100,000 deaths in the United States alone.

In response to this situation, we are developing a highly portable, low-cost, ozone-based technology (“AsepticSure™”) specifically for the purpose of decontaminating and sterilizing hospital surgical suites, emergency rooms, and intensive care units. Since this technology is not considered a medical treatment or a diagnostic, its development pathway is not subject to a stringent and expensive regulatory review process.  We anticipate that the development pathway will be based on independent peer-reviewed science and engineering excellence.  A government variant of AsepticSure™ is being developed for bio-terrorism countermeasures.

To aid in this project, in 2008, we entered into a five-year agreement with BiOzone Corporation (“BiOzone”) to jointly develop equipment for specialized laboratory trials, a prototype AsepticSure™ system for hospital beta-testing and ozone destruct technology.  The agreement also covers initial exclusive product manufacturing by BiOzone on our behalf. Under this agreement, we also retain the right to outsource additional manufacturing capacity.

During May 2009, we commenced the first of a series of trials designed to confirm that our AsepticSure™ Hospital Sterilization System can rapidly eliminate hospital-based bacterial pathogens known to be responsible for the growing number of deaths and serious infections currently plaguing the healthcare system worldwide.  We engaged an internationally recognized expert in medical microbiology and hospital infections to lead these trials.

____________________________

(1) Explanation of Log Reductions

-

1 log reduction means the number of germs is 10 times smaller

-

2 log reduction means the number of germs is 100 times smaller

-

3 log reduction means the number of germs is 1000 times smaller

-

4 log reduction means the number of germs is 10,000 times smaller

-

5 log reduction means the number of germs is 100,000 times smaller

-

6 log reduction means the number of germs is 1,000,000 times smaller

-

7 log reduction means the number of germs is 10,000,000 times smaller

We commenced a second series of laboratory trials in early June 2009, after the first series produced results that our researchers deemed to have demonstrated significant bactericidal effects against C. difficile, E. coli, Pseudomonas aeruginosa, MRSA and Vanocomycin-resistant Enterococci (“VRE”), the main causative agents of hospital derived nosocomial infections. This second series of laboratory trials resulted in what are estimated to be levels of bactericidal action necessary to achieve our commercial objectives.

In October 2009, we began a third series of laboratory trials to establish the precise protocols necessary to obtain maximum bactericidal action in combination with minimum turn-around times in keeping with normal hospital flow patterns. This third series of laboratory trials was completed during January 2010 and demonstrated predictably greater than 6 logs (99.9999%) of bacterial “kill” across the full spectrum of hospital contaminants including MRSA, C difficile, E coli, Pseudomonas aeruginosa and VRE in addition to the internationally accepted surrogate for anthrax, Bacillus subtilis.  Our research has shown that the technology can now achieve a level of bacterial decontamination heretofore unseen in open space settings using conventional means.  We expect that this development will significantly expand the utility and acceptance or our AsepticSure™ technology.

In connection with our trials described above, we also designed and produced a development prototype which has demonstrated that it can reach both the charge time and saturation requirements of its design criteria.  In January 2010, we started mock-up trials for both public (hospital) and government (bio-terrorism countermeasures) applications of our system. Results obtained during early February 2010 demonstrated that every full-scale test run completed in our hospital room mock-up facility had resulted in the total elimination of all bacteria present in the room. Additional testing was designed to confirm in a more realistic hospital setting these laboratory findings indicating extremely high antibacterial efficacy for our novel technology (6-7.2 log reductions) against the primary causative agents of hospital acquired infections (HAIs), sometimes referred to as “Super Bugs.”  We completed multiple runs with very high concentrations of MRSA, VRE and E. coli samples that were distributed throughout the test room.  In every instance, the AsepticSure™ system produced greater than 6 log (99.9999%) reductions, which by definition, is sterilization.  We now intend to systematically collect empirically verifiable scientific data on all of the remaining causative agents of HAIs.  Given these recent results in a full room test setting which precisely mirrors our laboratory setup, we fully expect the same results with all remaining bacteria as well as Bacillus subtilis, the recognized surrogate for anthrax.  Additional full-scale prototypes have subsequently been developed utilizing a somewhat different technology from the original technology.

We started hospital beta-testing of a prototype system utilizing the original technology during the summer of 2010, with the initial phases successfully completed during early October 2010.  The first round of in-hospital beta-testing for this AsepticSure™ hospital sterilization system was completed on October 9, 2010, at a hospital in Kingston, Ontario, Canada.  The targeted hospital space was artificially contaminated with high concentrations of MRSA and C. difficile, using both regulatory compliant stainless steel discs and carpet samples typically found in many health care facilities. One hundred percent of the MRSA and C. difficile was eliminated from the discs (7.1 logs for MRSA and 6.2 logs for C difficile).  The pathogens were also completely eliminated from all contaminated carpet samples, something we believe to be unachievable with any other technology. Testing further indicated that beyond the test samples artificially introduced, all pre-occurring pathogens present before testing were also eliminated on all surfaces by the AsepticSure™ hospital sterilization system.

Additional in-hospital beta testing is anticipated to continue into 2011.  Our goal is to demonstrate an actual and significant reduction in the rate of re-infection for hospital acquired infections by institutions utilizing our system.

In addition to the hospital sterilization initiative, we have developed an ozone-destruct unit which is used following sterilization of the treated infrastructure to reverse the ozone gas (O3) in the space, and turn it back into O2 in a short period of time.  We have initially targeted the treatment of a typically sized surgical suite including sterilization followed by ozone destruct to habitable standards in two hours or less.  This short turn-around period is considered of great importance relative to commercialization of the technology.  While full room-scale testing only began in January 2010, preliminary results have demonstrated greater than 6 log (99.9999%) reductions are obtainable with the room cleared and then returned to service in under two hours.  To date, the results have demonstrated that the system meets our design criteria.

In addition, work completed by the Company at Queen’s University demonstrated that the AsepticSure™ system can reliably eliminate in excess of 7 logs (99.99999%) reductions of Listeria monocytogenes and Salmonella typhium with 30-minute exposure to our unique and patented gas mixture, which provides an additional application of the AsepticSure™ technology, beyond that of hospital acquired infections.

Once the trial program for the AsepticSure™ hospital sterilization system is concluded, we expect to out-source the manufacturing of the product and to partner with large, well established companies that are already fully embedded in our sector of business as suppliers, such as medical device manufacturers or service companies.

Additionally, we possibly may partner with several such companies, perhaps covering different geographical markets such as North America, Asia, and Europe.  The same may prove to be true for the outsourcing of additional manufacturing capacity. By developing relationships with multiple corporate partners, management believes that we will be able to better maintain control over our products and obtain more competitive returns.  We have held preliminary talks with potential corporate partners in the hospital sector, but have not committed to any corporate relationship at the present time.  At this time, we intend to maintain sales of the government variant of AsepticSure™ in-house, as we have full-time staff and consultants that are very experienced in dealing with government affairs and government contracts.

Canadian Foundation for Global Health – Consolidated Variable Interest Entity

In 2005, we assisted in the formation of the Canadian Foundation for Global Health (“CFGH”), a not-for-profit foundation based in Ottawa, Canada.  We helped establish CFGH for two primary purposes: (1) to establish an independent not-for-profit foundation intended to have a continuing working relationship with us for research purposes that is best positioned to attract the finest scientific, medical and academic professionals possible to work on projects deemed to be of social benefit; and (2) to provide a means for us to use a tiered pricing structure for services and products in emerging economies and extend the reach of our technology to as many in need as possible.

The CFGH may not contract for research or other services on our behalf without our prior approval.  In addition, our understanding with the CFGH provides that all intellectual property, including but not limited to, scientific results, patents and trademarks that are derived from work done on our behalf or at our request by CFGH or parties contracted by CFGH with our prior approval will be our sole and exclusive property.

The CFGH is registered as a not-for-profit corporation under Canadian Federal Charter.  Dr. Michael E. Shannon M.A., M.Sc., M.D. is President of CFGH and maintains offices at CFGH. Dr. Shannon is also a member of our Board of Directors and is our Director of Medical Affairs.  Mr. Brad Goble, President of TDVGlobal, Inc., is also a board member of CFGH and serves as the Secretary-Treasurer for that organization. According to its website, TDVGlobal, Inc. “is a strategic management consulting company” focusing on the public sector.  It is based in Ottawa, Ontario, Canada.  Other members of the CFGH board are Edwin G. Marshall (our Chief Executive Officer and Chairman), Daniel D. Hoyt (one of our directors), Dr. Jill C. Marshall, NMD, (Mr. Marshall’s wife and a former corporate officer of the Company), and Dr. Ron St. John.

We follow the accounting standard which requires a variable interest entity (“VIE”) to be consolidated by a company if that company absorbs a majority of the VIE’s expected losses and/or receives a majority of the entity’s expected residual returns as a result of holding variable interests, which are the ownership, contractual, or other financial interests in the entity. In addition, a legal entity is considered to be a VIE, if it does not have sufficient equity at risk to finance its own activities without relying on financial support from other parties.  If the legal entity is a VIE, then the reporting entity determined to be the primary beneficiary of the VIE must consolidate it.  We have determined that CFGH meets the requirements of a VIE, effective upon the first advance to CFGH on February 12, 2009.  Accordingly, the financial position and operations of CFGH are being consolidated with our financial results and in our consolidated financial statements included in this prospectus.

Government Regulation

The U.S. Environmental Protection Agency (“EPA”) allows use of ozone with no reporting or record keeping.  The U.S. Food and Drug Administration (“FDA”) approved ozone in bottled water in 1982 and granted a petition for use with fruits, vegetables, meat and poultry in June 2000.  The U.S. Department of Agriculture (“USDA”) approved ozone as organic under the USDA Organic Rule in 2000.

Ozone can damage the lungs if it is inhaled.  Inhaling ozone may cause respiratory problems in healthy individuals and may worsen chronic respiratory diseases.  Because of these risks, it is important to follow proper procedures when using ozone technology.  Along with technology development and scientific testing of our sterilization system, we are developing protocols for room sealing during the treatment period, followed by ozone-destruct to habitable standards prior to re-entry and returning the space to service.  We utilize appropriate detection equipment and have taken countermeasures in design and in the test lab environment to reduce the risk of exposure to these substances in levels that would be harmful to personnel employing the technology.  The correct use of our equipment should not expose a human to any toxic gas levels that are not within EPA standards.

We are working with outside regulatory consultants to determine the application of government regulation on our technology and its use.  In connection with our assessment of applicable regulations we have determined that our ozone-based technology will be assessed by the EPA.  In certain applications, it may be considered a pesticide used for decontamination (as would be the case in anti-terrorism applications).  In that event, submission of safety and effectiveness data may be required. The precedent technology is vaporized hydrogen peroxide.  The EPA may be most interested in bactericidal and sporicidal activity and ozone destruction and residual ozone levels.  According to our data, residual ozone levels achieved are a safe level of <0.02 ppm.  As a result, we do not anticipate any EPA-related regulatory issues.

In addition, our ozone-based technology is considered a Class I medical device by the FDA (Code LRJ, Class I Disinfectant, Medical Devices; covered under 880.6890 General Purpose Disinfectants). This is the lowest and safest medical device class. According to FDA 21 CFR Parts 862-892, the technology is exempted from pre-market authorization, so FDA approval need only be sought when the technology is mature, validated and market-ready.  The standard FDA Class I device marketing application will apply.  As a result, we do not anticipate any FDA-related regulatory issues.

The manufacturing and marketing of our AsepticSure™ system is subject to the standards of Good Manufacturing Practices. We do not anticipate any difficulty or unreasonable expense in meeting these standards.

For the foreseeable future, we have suspended our efforts to seek FDA approval of our precise mixture of ozone and oxygen (the “Drug”), which previously was part of our principal focus and business plans.  In the future, should we obtain substantial additional funding or generate revenues sufficient to support a return to our viral disease treatment program, and should we choose to do so, we may resume the testing, manufacturing and marketing of the Drug and related drug delivery technology, as well as our related research and development activities, all of which are subject to regulation for safety, efficacy and quality by numerous governmental authorities in the United States and other countries.  At this time, because we believe that complying with these regulations would involve a considerable amount of time, expense and uncertainty, we intend to direct our development efforts to the launch of the AsepticSure™ system.  We project that the AsepticSure™ system, because it does not fall under the FDA description of a drug, medical device or treatment, will provide a much more cost-effective path for us to generate revenues in a reasonable period of time and at greatly reduced cost when compared to the development of a drug, medical device or treatment protocol.

Patents and Trademarks

We have filed an application for registration of the mark AsepticSure™ as a trademark for the system with the U.S. Patent and Trademark Office. The mark is used to describe a portable decontamination and sterilization system for hospitals, government buildings, schools and other functionally critical environments that might currently require, or need to be prepared for countermeasures capability from contamination by infectious biological agents such as C. difficile, E. coli, Pseudomonas aeruginosa, MRSA and VRE.

On July 6, 2009, we filed U.S. patent application 61/223,219 titled “Healthcare Facility Disinfecting System” for the AsepticSure™ technology.  The patent covers disinfection for rooms and their contents within all healthcare facilities, mobile or stationary, and other critical infrastructure such as schools and government buildings.

During the third round of trials, additional technologies were added to the AsepticSure™ system, each having their own antimicrobial effects, which in combination, were shown not to be additive, but multiplicative.  The unprecedented results obtained of 6-log reductions or greater with all HAI associated pathogens provided us with valuable inventive information that resulted in a second patent filing made on January 20, 2010.

This second patent filing (U.S. patent application 61/295,851) was filed to protect improvements in our basic procedure and protocol achieved by combining it with another procedure, resulting in a significant increase in disinfecting capabilities demonstrated during the third round of laboratory trials against a wide variety of bacteria and on a range of different surfaces commonly found in healthcare and other essential facilities.  Both patent applications currently afford international protection for this technology, and can be expanded into full international patent applications, in countries of our choice.

On July 7, 2010, we filed an international patent application under the auspices of the Patent Co-operation Treaty (“PCT”) to secure international patent protection for its AsepticSure™ technology.  The international patent application consolidates the two previously filed patent applications as described above and expands the technical evidence, both laboratory scale and practical scale, supporting the effectiveness of the technology in clearing healthcare and other critical infrastructure of bacterial infections such as C. difficile, E. coli, Pseudomonas aeruginosa, MRSA and VRE down to complete sterilization standards. After the international patent application has been searched and examined by the International Patent Office authorities, we can register it in any or all countries of the world that have ratified the PCT (over 140 countries, which include all major industrialized countries), and secure grant of patents on the application in countries of our choice.

During September 2010, we filed an additional international patent application covering recent developments in our variant of AsepticSure™, designed for government use in bio-terrorism countermeasures.  The application, filed under the Patent Co-operation Treaty, extends coverage to over 120 countries, including all major industrialized countries for this government variant.  An additional U.S. provisional patent application was filed covering the use of AsepticSure™ in food processing plants and related facilities for the sterilization of food-borne pathogens such as Listeria, Salmonella, and other human harmful, food-poisoning-causing bacteria.

Also during September 2010, we filed an additional U.S. provisional patent application covering the use of AsepticSure™ for disinfecting sports equipment and training facilities included those associated with professional, college and high school level teams.  Recent investigations indicate a broad range of bacteria at high concentration actually resides within unclean sports equipment which tend to be covered in mucus, sweat, dead skin, and occasionally blood; ideal culture media for bacteria, fungi and mold.  We believe that these recent filings will provide significant enhancement of our intellectual property protection for these specific applications.

During late September 2010, we filed a fourth U.S. provisional patent application involving “Advanced Oxidative Sterilization Processes.”  In conjunction with this filing, we are now exploring a new development in the field of oxidative chemistry which we estimate will have a significant impact on our future technology and the ease with which we can effectively decontaminate hospitals, chronic care facilities, veterinary facilities, hotels, cruise ships, sports facilities and the equipment thereon.  Our research to date demonstrates that the combination of modest levels of ozone and low concentrations of peroxide, properly delivered at the right temperature and humidity, will reliably eliminate bacteria loads of at least 6 logs (sterilization standard) on a broad range of surface materials.  Research is now underway at our laboratories on a parallel track with our hospital beta-testing program to evaluate the merits of a multifactorial decontamination system which appears to further increase the potency of our AsepticSure™ technology, while dramatically reducing the exposure time, both of which are believed to have significant implications for certain applications.

In addition to the patents filed in connection with our AscepticSure system, in prior years we filed patent applications related to our original ozone technologies, as follows:

•

U.S. equipment patent (U.S. Patent No. 5,052,382) entitled “Apparatus for the Controlled Generation and Administration of Ozone” (“Patent No. 1”);

•

U.S. patent (U.S. Patent No. 6073627) entitled “External Application of Ozone/Oxygen For Pathogenic Conditions, a process patent for the treatment of external afflictions.”  This patent also describes equipment evolutions and treatment envelope design for external medical applications (“Patent No. 2”);

•

U.S. Provisional Patent Application serial no. 10/002943, for “Method and Apparatus for Ozone Decontamination of Biological Liquids.”  This application deals with protocols for biological liquid decontamination as well as the devices for conducting decontamination; and

•

Process U.S. patent (U.S. Patent No. 4,632,980) entitled “Ozone Decontamination of Blood and Blood Products,” covering a procedure for ozone decontamination of blood and blood products through the treatment of blood and blood components.  This patent expired in February 2003.  Many of the claims and primary aspects of the technology covered by this patent are assumed by or incorporated in Patent Nos. 1 and 2 described above.

International Activities

Medizone Canada Limited

We own all of the issued and outstanding stock of MCL Medizone Canada, Ltd., a Canadian corporation (“MedCan”). MedCan was a participant in the Canadian Blood Forces Program’s SIV Study, but is not currently engaged in any business activity.

Medizone New Zealand Limited

On June 22, 1995, we entered into a series of contracts which resulted in the formation of a joint venture subsidiary incorporated in New Zealand, Medizone New Zealand Limited (MNZ).  Prior to the termination of this joint venture on December 14, 2009 as described below, MNZ was a privately held corporation equally owned by us and Solwin Investments Limited (Solwin), a New Zealand corporation, and was a development stage company whose objective was to obtain regulatory approval for the distribution of our patented technology in New Zealand, Australia, South East Asia and the South Pacific Islands.  The principal of MNZ was Richard G. Solomon, who is also a member of our Board of Directors.

Originally, we had purchased 100% of MNZ from Mr. Solomon, a New Zealand citizen, who became a director of Medizone in January 1996 and who had caused the formation of MNZ on June 22, 1995.  Contemporaneously with this transaction, we sold 50% of MNZ to Solwin, a corporation owned by Mr. Solomon, for $150,000, of which we thereupon loaned $50,000 to MNZ, repayable on demand.

We also entered into a Licensing Agreement with MNZ (the “MNZ Licensing Agreement”) and a Managing Agent Agreement (the “Managing Agent Agreement”).

Pursuant to entering into the MNZ Licensing Agreement, we granted an exclusive license to MNZ for its process and equipment patents and trademark in New Zealand.  MNZ had agreed to apply for corresponding patent protection for the patents in New Zealand and to use its best effort to exploit the rights granted in the agreement.  The MNZ License Agreement was to terminate on the date of the expiration of the last to expire of any patent obtained in New Zealand, or, if no such patents were obtained, on June 22, 2010.

Pursuant to the Managing Agent Agreement, MNZ was to act as our agent in the finding of other licensees of our patents and trademark in the following countries: Australia (including Australia and New Zealand), the South Pacific Islands, and South East Asia (including the Philippines, Indonesia and Vietnam).  The Managing Agent Agreement was to expire on the termination or expiration of the last of the licenses obtained pursuant thereto, subject to earlier termination by us upon an occurrence of certain events.

Until the joint venture was terminated during December 2009 as described in the following paragraph, the investment in the joint venture had been recorded under the equity method of accounting as we did not have ultimate control of the joint venture.

Effective December 14, 2009, in an effort to unwind the joint venture and reconvey to us all global marketing rights of our intellectual property, we entered into a Termination Agreement (the Termination Agreement) pursuant to which we issued a total of 312,500 shares of Common Stock (valued at $0.40 per share, an approximate 4.0% increase over the market value of the shares on the date the agreement was entered into) to Solwin as consideration for the early termination of the MNZ Licensing Agreement and the Managing Agent Agreement, and to retain all rights and licenses originally granted to MNZ. Also as part of the Termination Agreement, we assigned to Solwin our ownership rights and shares in MNZ.  For the year ended December 31, 2009, we recorded a loss of $125,000, as we were unable to determine the future value of the licensing rights acquired pursuant to the Termination Agreement.  As part of the Termination Agreement, Solwin will not use the name “Medizone New Zealand Limited” moving forward.

Competition

The market for hospital sterilization in which we intend to do business is extremely competitive. We are aware of one company, for example, that has commenced research into the use of ozone as a sterilization product for the food industry that might eventually compete with us in the sterilization market for hospitals and other medical infrastructure. Other companies, foundations, research laboratories or institutions may also be conducting similar investigations into the use of ozone for this application of which we are not aware.  Unless patent protection is obtainable, we should expect significant competition once we have proven the science. There is no assurance that patents will issue under our applications.

Employees

As of December 31, 2010, we had five employees (of which four are full-time employees) and a number of outside consultants and experts engaged in product development, government relations and science.

OUR PROPERTY

Our principal executive offices are located at 144 Buena Vista, Stinson Beach, California.  These offices are located in the home of our Chief Executive Officer, Edwin G. Marshall and are made available to us by Mr. Marshall without the payment of rent, given our status as a development stage entity and our lack of funding.  Effective July 1, 2009, we entered into a lease agreement and established our own certified laboratory located at Innovation Park, Queen’s University, Kingston, Ontario, Canada.  Our laboratory space was doubled in size during January 2010 in order to conduct full-size room testing (mock-trials).

We estimate that our current facilities are sufficient to meet our needs until we begin to have revenues from operations.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings that may arise in the ordinary course of business.  However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may have an adverse affect on our business, financial conditions, or operating results.  We are not aware of any legal proceedings or claims that will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

Several years ago, a former consultant brought an action against the Company styled Rakas vs. Medizone International, Inc., in the Supreme Court of New York, Westchester County (Index No. 08798/00) claiming we had failed to pay consulting fees under a consulting agreement.  We deny that we owe any fees to the consultant. In September 2001, the parties agreed to settle the matter for $25,000. Our lack of funds prevented us from consummating the settlement, and the plaintiff moved the court to enter a default judgment in the amount of $143,000 in January 2002. On May 8, 2002, the court vacated the default judgment and ordered that we post a bond of $25,000 to cover the settlement previously entered into by the parties. We have not posted this bond, and we have accrued as an expense the entire amount of the judgment, plus fees of $21,308.

MANAGEMENT

 Directors and Executive Officers

 The following table contains information concerning our directors and executive officers as of December 31, 2010.

Name	Age	Position
Edwin G. Marshall	68	Chairman of the Board, Chief Executive Officer
Richard G. Solomon	68	Director
Daniel D. Hoyt	71	Director
Michael E. Shannon	62	Director, Director of Medical Affairs, President of CFGH
Thomas E. Auger	41	Chief Financial Officer

Following is a brief summary of the background and experience of each of our directors and executive officers:

Edwin G. Marshall became Chairman of the Board in June 1997, following a successful hostile proxy takeover.  He was appointed Chief Executive Officer in April 1998.  Mr. Marshall attended the College of Marin, with a double major in business and fire science. From 1964 to 1978, Mr. Marshall worked in the fire service in a city with a major chemical industrial complex, leaving with the rank of Captain. He then pursued various business interests including ownership of a real estate brokerage firm and part-ownership of a number of other small businesses in other fields.  He has been a private investor in real estate, precious metals, and stocks since 1973.

Richard G. Solomon is a director.  Mr. Solomon has been one of our stockholders since 1992. He was a director in 1996 and 1997 and was reappointed to the Board of Directors in May 2000.  Mr. Solomon received a Bachelor of Commerce degree (University of Otago, NZ), and a Diploma of Business and Industrial Administration (University of Auckland).  He is an Associate Chartered Accountant. Mr. Solomon’s career has been in business and investment. For 20 years he developed and operated a private hospital operating company, Haven Care Hospitals Limited.  He was a long-standing board member and president of the New Zealand Hospitals Association and he was instrumental in the establishment of the New Zealand Council of Healthcare Standards, Inc., now known as Quality Health New Zealand. He has been retired from active business since 1996.

Daniel D. Hoyt became a director in January 2002. Mr. Hoyt is a graduate of the University of Indiana, where he received a Bachelor of Science degree in Business Administration. Over the past 25 years, he has become a recognized leader in the life insurance industry, working as a career agent for American United Life Insurance Company. Mr. Hoyt’s clients have ranged from large public companies to small private businesses. In recent years he has spent most of his time in public speaking and relationship building in the insurance industry. His previous work experience includes seven years with Merrill Lynch as well as serving as the Chief Executive for the Chamber of Commerce in three Indiana communities. From June 1996 until June 2010, Mr. Hoyt was the Chairman of the Board of Biological Systems, Inc., a privately held corporation involved with bio-cleansing remediation systems for animal fats and oil-based materials.  He also serves on the Development Board of the Indiana University Simon Cancer Center (since January 2000) and on the Board of the St. Vincent Foundation in Indianapolis, Indiana.

Dr. Michael E. Shannon M.A., M.Sc., M.D., became a director on August 18, 2008, and assumed responsibility as Director of Medical Affairs. Dr. Shannon received his medical degree from Queen’s University in Canada, which included advanced training in surgery and sports medicine. He also holds post-graduate degrees in neurochemistry and physiology. He has been actively engaged in applied medical research within these areas for over 27 years. He served in the Canadian Forces for 31 years retiring at the rank of Commodore (Brigadier General equivalent) as Deputy Surgeon General for Canada. During the first Gulf War, Dr. Shannon served as the senior medical liaison officer for all of the Canadian forces. In 1996 he assumed responsibilities within Health Canada for re-organizing the Canadian blood system. Working with both the provincial and federal governments, he oversaw the development of a new corporate entity dedicated exclusively to the management of blood services in Canada. He was then appointed Director General for the Laboratory Centre for Disease Control, a position he held for three years. In December 2000, Dr. Shannon left the Canadian federal government to pursue a new career in industry. In that capacity, he simultaneously directed a phase III clinical trial in Canada, the United States and Great Britain for an artificial blood substitute product. Following completion of that work, he was asked to accept a special assignment with the Canadian Federal Government Auditor General’s office, his assignment being to conduct a cost benefit analysis of all government sponsored pharmacare programs and make recommendations directly to the Parliament of Canada. His assignment and presentation to Parliament was completed in November 2004. Dr. Shannon then served on a special assignment to the Canadian Public Health Agency (Centers for Disease Control equivalent in the United States) as Senior Medical Advisor. His responsibility was to direct the rebuilding of the Emergency Medical Response Capacity for Canada. In this regard and under his direction, the largest emergency medical response exercise in the history of the country, involving the overnight construction of a mobile hospital, hundreds of doctors and thousands of patients, was successfully held in Toronto in December 2007.  Dr. Shannon has been actively engaged in medical bio-oxidative (O3 based) research since 1987 and was directly responsible for the first human clinical trial to have ever been approved in North America which examined the efficacy of O3 delivered via minor autohemotherapy in the treatment of AIDS. He was also responsible for several primate studies utilizing O3 involving scientists from various departments within the Canadian Federal Government, as well as senior investigators from the Company and Cornell University. Dr. Shannon has served as the Senior Medical Advisor to the Company since 2002. In August of 2008, he accepted a position on the Board of Directors of the Company and assumed responsibility for medical affairs. In October 2008, he was also appointed the President of the CFGH.

Thomas (Tommy) E. Auger joined us as our Chief Financial Officer in December 2010.  Since August 2010, Mr. Auger has been engaged as a consultant on accounting and financial operations for private companies and senior management through Advanced CFO Solutions, L.C., in Salt Lake City, Utah.  From August 2008 until August 2010, he was the Chief Financial Officer of Red Ledges Land Development, Inc., a private developer of recreational and vacation properties in Utah.  From September 2004 until August 2008, he was vice president of finance and administration for Talisker Corporation, a private company engaged in developing, owning and operating recreation properties and resorts in North America.  From 1994 until 2004, Mr. Auger was an accountant with the international accounting firms Deloitte and Touche (1994-1995), KPMG LLP (1995 to 1999 and 2002 to 2004) and Arthur Andersen (1999 to 2002).  Mr. Auger is a CPA licensed in Utah and Oklahoma and a member of the American Institute of Certified Public Accountants and the Utah Association of Certified Public Accountants (“UACPA”).  He is a member of the UACPA Special Member Task Force, and also served as committee chair of the ProNet council for many years.  He received an MS in Accounting in 1994 and a BS in Accounting in May 1993 from Oklahoma City University.

Meetings of the Board of Directors

The Board of Directors is elected by and is accountable to the stockholders.  The Board establishes policy and provides strategic direction, oversight, and control of the Company.  The Board met five times during the year ended December 31, 2009.  The Board also met five times in 2010.  All directors participated in at least 80 percent of the meetings held by the Board.  The Board has no standing audit, compensation, nominating or other committees.

Code of Ethics

We have adopted a formal, written code of conduct (“Code of Ethics”) within the specific guidelines promulgated by the SEC. This document can be found on our website at http://www.medizoneint.com. The Code of Ethics applies to our named executive officers, as well as all employees. We have communicated the high level of ethical conduct expected from all of our employees, including our officers. We will disclose any changes or amendments to or waivers from the Code of Ethics applicable to the named executive officers by posting such changes or waivers to our website.

The Board of Directors and Committees

Currently, only Mr. Hoyt is an independent director as defined by the rules of any securities exchange or inter-dealer quotation system.  Our Common Stock is currently traded on the OTC Bulletin Board.  These markets do not impose definitions or standards relating to director independence or the makeup of committees with independent directors.

Audit Committee

As of the date of this prospectus, we do not have a standing Audit Committee.  We intend to establish an Audit Committee of the Board of Directors, which will consist of independent directors, of which at least one director will qualify as a qualified financial expert as defined in the regulations of the SEC.  The Audit Committee’s duties would be to recommend to our Board of Directors the engagement of independent auditors to audit our consolidated financial statements and to review our accounting and auditing principles.  The Audit Committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors, if any, and independent public accountants, including their recommendations to improve the system of accounting and internal control.  The Audit Committee would at all times be composed exclusively of directors who are, in the opinion of our Board of Directors, free from any relationship that would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee

As of the date of this prospectus, we do not have a standing Compensation Committee.  We intend to establish a Compensation Committee of the Board of Directors.  The Compensation Committee would review and approve our salary and benefits policies, including compensation of executive officers.  The Compensation Committee would also administer any stock option plans that we may adopt and recommend and approve grants of stock options under such plans.

Nominating and Corporate Governance Committee

As of the date of this prospectus, we do not have a standing Nominating and Corporate Governance Committee.  We intend to establish a Nominating and Corporate Governance Committee of the Board of Directors to assist in the selection of director nominees, approve director nominations to be presented for stockholder approval at our annual meeting of stockholders and fill any vacancies on our Board of Directors, consider any nominations of director candidates validly made by stockholders, and review and consider developments in corporate governance practices.

Executive Compensation

The following Summary Compensation Table shows compensation paid for each of the past two years to our Chief Executive Officer (our principal executive officer) and our executive officers other than the Chief Executive Officer who were serving as executive officers at the end of our last completed fiscal year, December 31, 2010 (“Named Executive Officers”).

Summary Compensation Table

Name and principal position	Year	Salary ($)	Stock awards ($)	Option awards ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)
Edwin G. Marshall (1) (2) Chairman and Chief Executive Officer	2010 2009	$170,000 $170,000	$210,000 $ 0	$ 0 $ 0	$380,000 $170,000
Michael E. Shannon (3) Director of Medical Affairs	2010 2009	$234,633 $212,485	$ 0 $ 0	$ 203,022 $ 0	$437,655 $212,485
Tommy E. Auger (4)	2010	$ 3,000	$ 0	$ 0	$ 3,000

(1)

No other cash payments were made or accrued during the years indicated. Amount in column (d) represents compensation paid in the form of restricted shares of Common Stock for services performed by Mr. Marshall as a director of the Company (see “Director Compensation” following this section).  Cash payments of salary made to Dr. Jill Marshall (Mr. Marshall’s wife) were $60,000 per year in 2010 and 2009.  Those payments are not included in the table.

(2)

Aggregate accrued and unpaid wages owed Mr. Marshall for prior periods at December 31, 2010, totaled $1,088,505. Aggregated accrued and unpaid wages and consulting fees owed to Dr. Jill Marshall for prior periods at December 31, 2010, totaled $441,583.

(3)

Dr. Shannon is President of the CFGH and the Medical Affairs Director of the Company.  His salary (column (c)) is paid by the CFGH in Canadian dollars. Base salary is $240,000 CND per year.  The above amounts have been converted to U.S. dollars using the average exchange rate between the Canadian and the U.S. dollar for each year. The average exchange rate for 2009 was 0.885355. The average exchange rate for 2010 was 0.977636. Column (e) represents compensation paid to Dr. Shannon in the form of stock options granted as compensation for Dr. Shannon’s service as a member of our Board of Directors (see “Director Compensation”), valued using the Black-Scholes option pricing model. Not included in the table are accrued and unpaid consulting fees owed to Dr. Shannon for periods prior to 2009, which totaled $111,109 as of December 31, 2010.

(4)

Mr. Auger became our Chief Financial Officer on December 30, 2010.

We do not have any written employment agreements with any employee. Our Board of Directors does not have a compensation committee or audit committee. The Board determines matters concerning the compensation of executive officers. When resources allow, we anticipate that directors will be paid an annual fee and a fee for attendance at meetings of the Board and meetings of committees of the Board. There were no outstanding equity awards at December 31, 2010, held by our Named Executive Officers.

Director Compensation

The following table summarizes compensation paid to the Board of Directors during the year ended December 31, 2010.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Richard G. Solomon (1)	$0	$210,000	$ 0	$0	$0	$0	$210,000
Daniel D. Hoyt (1)	$0	$210,000	$ 0	$0	$0	$0	$210,000
Michael E. Shannon (2)	$0	$ 0	$203,022	$0	$0	$0	$203,022
Edwin G. Marshall (3)	$0	$210,000	$ 0	$0	$0	$0	$210,000

(1)

During July 2010, Mr. Solomon and Mr. Hoyt each received 1,000,000 shares of restricted Common Stock as compensation for their services as a director.  The shares were valued at $0.21 per share, the market value of the shares of the date of issuance.

(2)

Dr. Shannon is also our Director of Medical Affairs and is the President of the CFGH.  In lieu of a restricted stock grant such as that made to Mr. Solomon and Mr. Hoyt (described in Note (1), above), Mr. Shannon was granted options to purchase a total of 1,000,000 shares of Common Stock, exercisable at a price of $0.20 per share for a period of five years.  These options were fully vested on the date of the grant and were valued, pursuant to the Black-Scholes option pricing model, at $203,022.

(3)

Our Chief Executive Officer, Edwin G. Marshall is also a director. Mr. Marshall received a grant of 1,000,000 shares of restricted Common Stock in July 2010, valued at $0.21 per share, as compensation for his services as a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of December 31, 2010 regarding the number of shares of Common Stock beneficially owned by (i) each person or entity known to us to own more than five percent of our Common Stock; (ii) each of our Named Executive Officers; (iii) each of our directors; and (iv) all of our executive officers and directors as a group.

Except as otherwise noted, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Title of class	Name and Address of beneficial owner (1)	Amount and nature of beneficial ownership	Percentage of class
Common Stock	Edwin G. Marshall, Director and Chief Executive Officer (2)	16,743,009	6.5%
Common Stock	Richard G. Solomon, Director (3)	11,602,345	4.5%
Common Stock	Daniel D. Hoyt, Director (4)	8,030,773	3.1%
Common Stock	Michael E. Shannon, Director (5)	4,984,000	1.9%
Common Stock	Tommy E. Auger, CFO	-	*
Common Stock	All Officers and Directors As a Group (5 persons)(6)	41,360,127	16.0%

* Less than one percent of the issued and outstanding Common Stock.

(1)

Except as otherwise indicated, the address of the stockholder is: c/o Medizone International, Inc., 144 Buena Vista P.O. Box 742 Stinson Beach, California 94970.

(2)

Amount indicated includes (i) 2,770,000 shares owned of record by Mr. Marshall’s wife, (ii) 13,920,141 shares owned directly by Mr. Marshall, and (iii) 52,868 shares held by Mr. and Mrs. Marshall as joint tenants.  Does not include 1,250,000 shares subject to purchase under options that had not vested and would not vest within 60 days of December 31, 2010, which are held in the names of Mr. Marshall and his wife, Dr. Jill Marshall.

(3)

Amount indicated includes (i) 4,133,844 shares held directly by Mr. Solomon, (ii) 42,000 shares hold by immediate family members of Mr. Solomon, and (iii) 7,426,501 shares held by Solwin Investments, Ltd., an entity of which Mr. Solomon is an officer and director.

(4)

Does not include 500,000 shares subject to purchase under options that had not vested as of the date of this prospectus and that would not vest within 60 days thereof..

(5)

Includes options to purchase 2,000,000 shares of Common Stock (1,000,000 exercisable at $0.20 per share and 1,000,000 exercisable at $0.10 per share) that vested at the time of grant, and 2,984,000 shares owned of record.  Amount indicated does not include 1,500,000 shares subject to purchase under options that had not vested as of the date of December 31, 2010 and that would not vest within 60 days thereof.

(6) Based on a total of 259,262,171 shares outstanding at December 31, 2010.  This amount also includes currently exercisable options for the purchase of 2,000,000 shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

We owe accrued and unpaid compensation to our Chairman and CEO.  We also owe accrued and unpaid compensation to former officers, including Mr. Marshall’s wife, Dr. Jill Marshall.  See “Executive Compensation,” on page 24.  We have not entered into any other transactions with related persons during the last two completed fiscal years that resulted in indebtedness or otherwise involved amounts in excess of the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years.

Any future transactions between us and our officers, directors, principal stockholders or affiliates will be on terms no less favorable to us than could be obtained from an unaffiliated third party, and will be approved by a majority of disinterested directors.

Our administrative and executive office functions are performed from space provided at the home of our Chief Executive Officer, Edwin G. Marshall.  We do not pay rent for the small amount of space required for these services.

Director Independence

We have one independent director as defined by the rules of any securities exchange or inter-dealer quotation system.  Our Common Stock is currently traded on the OTC Bulletin Board, which does not impose standards relating to director independence or the makeup of committees with independent directors, or provide definitions of independence.

Our Board of Directors has determined during the year ended December 31, 2010 that Daniel Hoyt, a director, was “independent” in accordance with standards for independence set forth in the Sarbanes-Oxley Act of 2002 (“SOX”).  There were no transactions, relationships or arrangements not disclosed pursuant to Item 404(a) that were considered by the Board of Directors under the applicable independence definitions in determining that Mr. Hoyt is independent.

DESCRIPTION OF SECURITIES

General

The following summary includes a description of material provisions of the Company’s capital stock.

Authorized and Outstanding Securities

The Company is authorized to issue 395,000,000 shares of Common Stock $0.001 par value per share, and 50,000,000 shares of Preferred Stock par value $0.00001 per share. As of December 31, 2010, there were issued and outstanding:

•

259,262,171 shares of Common Stock, and

•

7,750,000 shares issuable pursuant to options for the purchase of Common Stock.

Common Stock

Holders of the Common Stock are entitled to receive ratably, from funds legally available for the payment thereof, dividends when and as declared by resolution of the Board of Directors, subject to any preferential dividend rights which may be granted to holders of any Preferred Stock authorized and issued by the Board of Directors. No dividends have ever been declared by the Board of Directors on the Common Stock. Holders of the Common Stock do not have cumulative voting rights and are entitled to one vote per share on all matters to be voted upon by stockholders with the result that if the holders of more than 50 percent of the shares of Common Stock voted they could elect all of the directors. The Common Stock is not entitled to preemptive rights and is not subject to redemption, including sinking fund provisions, or conversion. Upon the liquidation, dissolution or winding up of the Company, the assets, if any, legally available for distribution to stockholders, are distributable ratably among the holders of the Common Stock after payment of all classes or series of our Preferred Stock. All outstanding shares of the Common Stock are validly issued, fully-paid and nonassessable. The rights, preferences and privileges of holders of the Common Stock are subject to the preferential rights of all classes or series of Preferred Stock currently outstanding or issued in the future.

Preferred Stock

The Board of Directors has the authority, without further action by the stockholders, to issue from time to time, the Preferred Stock in one or more series and to fix the number of shares, designations, preferences, powers, and relative, participating, optional or other special rights and the qualifications or restrictions thereof. The preferences, powers, rights and restrictions of different series of Preferred Stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. The issuance of Preferred Stock could decrease the amount of any future earnings and assets available for distribution to holders of the Common Stock or affect adversely the rights and powers, including voting rights, of the holders of Common Stock. Additionally, the issuance of

Preferred Stock with voting and/or conversion rights may adversely affect the voting power of the holders of the Common Stock, including the loss of voting control to others. There are presently no shares of Preferred Stock issued and outstanding.

SELLING STOCKHOLDER

Committed Equity Line Financing Facility with Mammoth Corporation

On November 17, 2010, we entered into a Common Stock Purchase Agreement, which we refer to in this prospectus as the Stock Purchase Agreement, with Mammoth Corporation (“Mammoth”) providing for a financing arrangement that is sometimes referred to as a committed equity line financing facility (“Equity Line”). The Stock Purchase Agreement provides that, upon the terms and subject to the conditions in the Stock Purchase Agreement, Mammoth is committed to purchase up to $10,000,000 of shares of our Common Stock over the 24-month term of the Stock Purchase Agreement under certain specified conditions and limitations.  Furthermore, in no event may Mammoth purchase any shares of our Common Stock which, when aggregated with all other shares of our Common Stock then beneficially owned by Mammoth, would result in the beneficial ownership by Mammoth of more than 4.9 percent of the then outstanding shares of our Common Stock. These maximum share and beneficial ownership limitations may not be waived by the parties.

From time to time over the term of the Stock Purchase Agreement, and in our sole discretion, we may present Mammoth with Draw Down Notices requiring Mammoth to purchase a specified dollar amount of shares of our Common Stock at a purchase price based on the price per share over five consecutive trading days (the “Draw Down Pricing Period”), with the total dollar amount of each Draw Down subject to certain agreed-upon limitations described elsewhere in this prospectus, based on the market price of our Common Stock at the time of the Draw Down (which may not be waived or modified). We are allowed to present Mammoth with Draw Down Notices during the term of the Stock Purchase Agreement up to the maximum offering of $10,000,000, with only one such Draw Down Notice allowed per Draw Down Pricing Period and a minimum of fifteen trading days required between each Draw Down Notice.

Once presented with a Draw Down Notice, Mammoth is required to purchase the shares. The per share purchase price for these shares equals 75 percent of the lowest closing bid price of the Company’s Common Stock (as reported by the Market or quotation service on which the Company’s shares trade) during the Draw Down Pricing Period. The obligations of Mammoth under the Stock Purchase Agreement to purchase shares of our common stock may not be transferred to any other party.

Mammoth has agreed that during the term of the Stock Purchase Agreement, neither Mammoth nor any of its affiliates will, directly or indirectly, engage in any short sales involving our securities or grant any option to purchase, or acquire any right to dispose of or otherwise dispose for value of, any shares of our Common Stock or any securities convertible into or exercisable or exchangeable for any shares of our Common Stock, provided that Mammoth will not be prohibited from engaging in certain transactions relating to any of the shares of our Common Stock that it owns or that it is obligated to purchase under a pending Draw Down Notice.

The Stock Purchase Agreement contains customary representations, warranties and covenants by, among and for the benefit of the parties. Before Mammoth is obligated to purchase any shares of our Common Stock pursuant to a Draw Down Notice, certain conditions specified in the Stock Purchase Agreement, none of which are in Mammoth’s control, must be satisfied, including the following:

•

Each of our representations and warranties in the Stock Purchase Agreement must be true and correct in all material respects.

•

We must have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required to be performed, satisfied or complied with by us.

•

The registration statement of which this prospectus forms a part must be effective under the Securities Act.

•

We must not have knowledge of any event that could reasonably be expected to have the effect of causing the suspension of the effectiveness of the registration statement of which this prospectus forms a part or the prohibition or suspension of the use of this prospectus.

•

Trading in securities generally as reported on the principal market for our shares shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported on the principal market unless the general suspension or limitation shall have been terminated prior to the delivery of such Draw Down Notice.

•

No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against Mammoth or the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by the Stock Purchase Agreement, or seeking damages in connection with such transactions.

•

No material adverse effect and no consolidation event (as defined in the Stock Purchase Agreement) where the successor entity has not agreed to perform the Company’s obligations shall have occurred.

There is no guarantee that we will be able to meet the foregoing conditions or any of the other conditions in the Stock Purchase Agreement or that we will be able to draw down any portion of the amounts available under the Equity Line with Mammoth.

The Stock Purchase Agreement may be terminated at any time by the mutual written consent of the parties. Unless earlier terminated, the Stock Purchase Agreement will terminate automatically on the 24-month anniversary of the effective date of the registration statement of which this prospectus forms a part (which term may not be extended by the parties). We may terminate the Stock Purchase Agreement on one trading day’s prior written notice to Mammoth, subject to certain conditions. Mammoth may terminate the Stock Purchase Agreement effective upon one trading day’s prior written notice to us if Mammoth has cancelled more than three Draw Downs for failure by the Company or its transfer agent to make timely delivery of the Draw Down Shares.

The Stock Purchase Agreement provides that no termination of the Stock Purchase Agreement will limit, alter, modify, change or otherwise affect any of the parties’ rights or obligations with respect to any pending Draw Down Notice, and that the parties must fully perform their respective obligations with respect to any such pending Draw Down Notice under the Stock Purchase Agreement, provided all of the conditions to the settlement thereof are timely satisfied. The Stock Purchase Agreement also provides for indemnification of Mammoth and its affiliates in the event that Mammoth incurs losses, liabilities, obligations, claims, contingencies, damages, costs and expenses related to a breach by us of any of our representations and warranties under the Stock Purchase Agreement or the other related transaction documents or any action instituted against Mammoth or its affiliates due to the transactions contemplated by the Stock Purchase Agreement or other transaction documents, subject to certain limitations.

We agreed to pay up to $5,000 of reasonable attorneys’ fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by Mammoth in connection with the preparation, negotiation, execution and delivery of the Stock Purchase Agreement and related transaction documentation. Further, if we issue a Draw Down Notice and fail to deliver the shares to Mammoth on the applicable settlement date, and such failure continues for 10 trading days, we agreed to pay Mammoth, in addition to all other remedies available to Mammoth under the Stock Purchase Agreement, an amount in cash equal to $100 for each $5,000 of the Draw Down Amount for the first ten (10) days such delivery is late, and $350 for each $5,000 of the Draw Down Amount for each trading day beyond 10 trading days that such delivery is late.

In connection with the Stock Purchase Agreement, on November 17, 2010, we also entered into a registration rights agreement with Mammoth, which we refer to in this prospectus as the Registration Rights Agreement, pursuant to which we granted to Mammoth certain registration rights related to the shares issuable under the Stock Purchase Agreement. Pursuant to the Registration Rights Agreement, we have filed with the SEC a registration statement, of which this prospectus is a part, relating to the Selling Stockholder’s resale of any shares of Common Stock purchased by it under the Stock Purchase Agreement. The effectiveness of this registration statement is a condition precedent to our ability to sell Common Stock to Mammoth under the Stock Purchase Agreement.

The foregoing description of the Stock Purchase Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement and the Registration Rights Agreement, copies of which have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

We are relying on an exemption from the registration requirements of the Securities Act for the private placement of our securities under the Stock Purchase Agreement to Mammoth, pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The transaction does not involve a public offering, Mammoth is an “accredited investor” and has access to information about us and its investment.

There are substantial risks to investors as a result of the issuance of shares of our Common Stock under the Stock Purchase Agreement. These risks include dilution of stockholders, significant decline in our stock price and our ability to draw sufficient funds under the Stock Purchase Agreement when needed.

Mammoth will periodically purchase shares of our Common Stock under the Stock Purchase Agreement and will in turn, sell such shares to investors in the market at the prevailing market price. This may cause our stock price to decline, which will require us to issue increasing numbers of shares to Mammoth to raise the same amount of funds, as our stock price declines.

Mammoth and any participating broker-dealers are “underwriters” within the meaning of the Securities Act. All expenses incurred with respect to the registration of the Common Stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commission or other expenses incurred by the Selling Stockholder in connection with the sale of such shares.

Neither the Selling Stockholder nor any of its associates or affiliates has held any position, office, or other material relationship with us in the past three years.

The following table sets forth the name of the Selling Stockholder, the number of shares of Common Stock beneficially owned by the Selling Stockholder as of the date hereof and the number of shares of Common Stock being offered by the Selling Stockholder. The shares being offered hereby are being registered to permit public secondary trading, and the Selling Stockholder may offer all or part of the shares for resale from time to time. However, the Selling Stockholder is under no obligation to sell all or any portion of such shares nor is the Selling Stockholder obligated to sell any shares immediately upon effectiveness of the registration statement of which this prospectus is a part. All information with respect to share ownership has been furnished by the Selling Stockholder. The “Number of Shares Beneficially Owned After the Offering” column assumes the sale of all shares offered hereunder.

Name of Selling Stockholder	Shares of Common Stock Owned by Selling Stock-holder Prior to Offering	Shares of Common Stock Issued or Issuable to Selling Stockholder In Connection with Offering	Percentage of Common Stock Issued or Issuable to Selling Stockholder In Connection with the Offering (1)	Number of Shares of Common Stock Registered Hereunder (2)	Number of Shares of Common Stock Owned After Offering	Percentage of Common Stock Beneficially Owned After the Offering
Mammoth Corporation	0	66,666,667(3)	100%	66,666,667	0 (4)	0% (4)

_____________

(1)

Mammoth is prohibited by the terms of the Stock Purchase Agreement from purchasing shares of Common Stock under the Stock Purchase Agreement to the extent that such purchase of shares would result in Mammoth beneficially owning more than 4.9 percent of the then outstanding shares of our Common Stock following such purchase.  Prior to our putting shares to Mammoth in connection with the Stock Purchase Agreement, to the best of our knowledge Mammoth held no shares of our Common Stock.  The percentages set forth are not determinative of Mammoth’s beneficial ownership of our Common Stock pursuant to Rule 13d-3 or any other provision under the Exchange Act.

(2)

The registration statement of which this prospectus is a part covers up to 66,666,667 shares of Common Stock issuable under the Stock Purchase Agreement.  Because the specific circumstances of the issuances under the Stock Purchase Agreement are unascertainable at this time, the precise total number of shares of our Common Stock offered by the Selling Stockholder under this registration statement cannot be fixed at this time, but cannot exceed 66,666,667 unless we file additional registration statements registering the resale of the additional shares of Common Stock.  The amount set forth represents the number of shares of our Common Stock that would be issuable, and hence offered in part hereby, assuming a put of the full $10,000,000 under the Equity Line under the Stock Purchase Agreement as of December 31, 2010.  The actual number of shares of our Common Stock offered hereby may differ according to the actual number of shares issued to Mammoth pursuant to the Stock Purchase Agreement.

(3)

Includes 66,666,667 shares of Common Stock issuable upon a hypothetical put of the full $10,000,000 available under the Stock Purchase Agreement as of December 31, 2010.  This registration statement registers only up to 66,666,667 shares of Common Stock issuable under the Stock Purchase Agreement.  Accordingly, we could not issue shares of Common Stock in excess of 66,666,667 unless we filed additional registration statements registering the resale of the additional shares of Common Stock.  For more information, please see the Risk Factors section, specifically the risk factors on pages 8 to 10 of this prospectus.

(4)

Assumes a hypothetical Draw Down of the full $10,000,000 available under the Stock Purchase Agreement as of December 31, 2010, and the sale by Mammoth of all shares of Common Stock put to it in connection with that hypothetical Draw Down.  There is no assurance that Mammoth will sell any or all of the shares of Common Stock offered hereby.  However, Mammoth is contractually prohibited from holding shares, and we are contractually prohibited from putting shares to Mammoth that would cause Mammoth to hold shares, in excess of 4.9 percent of the then-issued and shares of our Common Stock.  The number of shares of Common

Stock and the percentage indicated in the table may change based on Mammoth’s decision to sell or hold the shares.

PLAN OF DISTRIBUTION

This prospectus relates to the resale of up to 66,666,667 shares issued pursuant to the Stock Purchase Agreement held by the Selling Stockholder.

The Selling Stockholder and any of its pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

•

through the writing of options on the shares;

•

a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

The Selling Stockholder or its pledges, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the Selling Stockholder will attempt to sell shares of Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The Selling Stockholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the Selling Stockholder. In addition, the Selling Stockholder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus are “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the Selling Stockholder. The Selling Stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Selling Stockholder may from time to time pledge or grant a security interest in some or all of the shares of Common Stock owned by it and, if it defaults in the performance of its secured obligations, the pledgee or secured parties may offer and sell the shares of Common Stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of Selling Stockholder to include the pledgee, transferee or other successors in interest as a Selling Stockholder under this prospectus.

The Selling Stockholder also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of Common Stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholder to include the pledgee, transferee or other successors in interest as a Selling Stockholder under this prospectus.

As noted above, Mammoth is an “underwriter” within the meaning of the Securities Act in connection with the sale of our Common Stock under this prospectus. We will pay all expenses incident to the registration, offering and sale of the shares of our Common Stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, we expect Mammoth to pay these expenses.

The Selling Stockholder acquired the securities offered hereby in the ordinary course of business and has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of Common Stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of Common Stock by the Selling Stockholder. We will file a supplement to this prospectus if the Selling Stockholder enters into a material arrangement with a broker-dealer for sale of Common Stock being registered. If the Selling Stockholder uses this prospectus for any sale of the shares of Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act, may apply to sales of our Common Stock and activities of the Selling Stockholder. The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale.

We have agreed to indemnify Mammoth and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $45,000. We will not receive any proceeds from the resale of any of the shares of our Common Stock by Mammoth. We would, however, receive proceeds from the sale of our Common Stock under the Stock Purchase Agreement.

EXPERTS

The audited consolidated financial statements of Medizone International, Inc., as of December 31, 2009 were audited by HJ Associates & Consultants, LLP, an independent registered public accounting firm, to the extent set forth in its report and are included herein in reliance upon the authority of this firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of our Common Stock offered hereby will be passed upon for us by Durham Jones & Pinegar, P.C., Salt Lake City, Utah.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes provide that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that his act or failure to act constituted a breach of his fiduciary duties as a director or officer and his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.  The Articles of Incorporation or an amendment thereto may, however, provide for greater individual liability.  Furthermore, directors may be jointly and severally liable for the payment of certain distributions in violation of Chapter 78 of the Nevada Revised Statutes.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer.  As a consequence of this provision, stockholders of our Company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct meets the requirements of Nevada law to impose such liability.  The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit the right of our company or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

The Nevada Revised Statutes also provide that under certain circumstances, a corporation may indemnify any person for amounts incurred in connection with a pending, threatened or completed action, suit or proceeding in which he is, or is threatened to be made, a party by reason of his being a director, officer, employee or agent of the corporation or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if such person (a) is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of law or such greater standard imposed by the corporation’s articles of incorporation; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Additionally, a corporation may indemnify a director, officer, employee or agent with respect to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, if such person (a) is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of law or such greater standard imposed by the corporation’s articles of incorporation; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, however, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court to be liable to the corporation or for amounts paid in settlement to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.  To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Our bylaws provide, among other things, that a director, officer, employee or agent of the Company will be indemnified against all expense, liability, and loss (including attorneys’ fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered in connection with any threatened, pending, or completed action suit, or proceeding, whether civil, criminal, administrative, or investigative provided that he or she either is not liable pursuant to Nevada Revised Statutes 78.138 (relating to liability of directors and officers to the corporation in certain instances) or acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Common Stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our Common Stock and our Company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof.  We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

MEDIZONE INTERNATIONAL, INC.

Consolidated Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Medizone International, Inc. and Subsidiaries

(A Development Stage Company)

Stinson Beach, California

We have audited the consolidated balance sheets of Medizone International, Inc. and Subsidiaries (a development stage company) as of December 31, 2009 and 2008, and the related consolidated statements of operations and other comprehensive loss, stockholders’ equity (deficit), and cash flows for each of the two years in the period ended December 31, 2009 and from inception on January 31, 1986 through December 31, 2009.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Medizone International, Inc. and Subsidiaries (a development stage company) as of December 31, 2009 and 2008, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2009 and from inception on January 31, 1986 through December 31, 2009, in conformity with U.S. generally accepted accounting principles.

We were not engaged to examine management’s assessment of the effectiveness of Medizone International, Inc.’s internal control over financial reporting as of December 31, 2009 included in the accompanying Form 10-K and, accordingly, we do not express an opinion thereon.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 11 to the consolidated financial statements, the Company has incurred significant recurring losses which have resulted in an accumulated deficit and a deficit in stockholders’ equity.  This raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 11.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/HJ Associates & Consultants, LLP

HJ Associates & Consultants, LLP

Salt Lake City, Utah

March 12, 2010

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES
(A Development Stage Company)
Consolidated Balance Sheets

ASSETS
	December 31,
	2009	2008

CURRENT ASSETS
Cash	$359,891	$12,272
Prepaid expenses	6,786	-
Deferred consulting fees (Note 6)	21,211	72,000
Total Current Assets	387,888	84,272

PROPERTY AND EQUIPMENT (Net) (Notes 1 and 2)	3,041	3,597

OTHER ASSETS
Trademark and patents, net (Notes 1 and 3)	19,440	-
Lease deposit	1,122	-
Total Other Assets	20,562	-

TOTAL ASSETS	$411,491	$87,869

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$699,026	$758,378
Due to stockholders (Note 8)	7,000	7,000
Accrued expenses (Note 4)	2,470,904	2,432,474
Notes payable (Note 9)	283,211	280,491
Total Current Liabilities	3,460,141	3,478,343

CONTINGENT LIABILITIES (Note 5)	224,852	224,852

Total Liabilities	3,684,993	3,703,195

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, 50,000,000 shares authorized of $0.00001
par value, no shares issued or outstanding	-	-
Common stock, 395,000,000 shares authorized of $0.001
par value, 241,701,432 and 199,926,128 shares issued
and outstanding, respectively	241,701	199,926
Additional paid-in capital	18,533,363	16,754,988
Other comprehensive loss	(3,611)	-
Deficit accumulated during the development stage	(22,044,955)	(20,570,240)
Total Stockholders' Equity (Deficit)	(3,273,502)	(3,615,326)

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)	$411,491	$87,869

The accompanying notes are an integral part of these consolidated financial statements.

MEDIZONE INTERNATIONAL, INC., AND SUBSIDIARIES
(A Development Stage Company)
Consolidated Statements of Operations and Other Comprehensive Loss
			From Inception
			on January 31,
	For the Years Ended		1986 Through
	December 31,		December 31,
	2009	2008	2009
REVENUES	$ -	$ -	$ 133,349

EXPENSES
Cost of revenues	-	-	103,790
General and administrative	769,130	550,289	16,610,667
Research and development	510,668	43,333	3,239,789
Expense on extension of warrants (Note 7)	105,393	86,572	2,092,315
Bad debt expense	-	-	48,947
Depreciation and amortization	2,227	468	50,691
Total Expenses	1,387,418	680,662	22,146,199
Loss from Operations	(1,387,418)	(680,662)	(22,012,850)

OTHER INCOME (EXPENSES)
Non-controlling interest in loss	-	-	26,091
Other income	-	-	19,780
Gains on sales of subsidiaries (Note 1)	-	-	208,417
Debt forgiveness (Note 10)	61,514	-	61,514
Loss on termination of license agreement (Notes 1 and 6)	(125,000)	-	(125,000)
Interest expense	(23,811)	(26,880)	(1,117,645)
Total Other Income (Expenses)	(87,297)	(26,880)	(926,843)

LOSS BEFORE EXTRAORDINARY ITEMS	(1,474,715)	(707,542)	(22,939,693)

EXTRAORDINARY ITEMS
Lawsuit settlement	-	-	415,000
Debt forgiveness	-	-	479,738
Total Extraordinary Items	-	-	894,738

NET LOSS	(1,474,715)	(707,542)	(22,044,955)

OTHER COMPREHENSIVE LOSS
Loss on foreign currency translation	(3,611)	-	(3,611)

TOTAL COMPREHENSIVE LOSS	$ (1,478,326)	$ (707,542)	$ (22,048,566)

BASIC LOSS PER SHARE	$ (0.01)	$ (0.00)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	221,713,284	180,484,971

The accompanying notes are an integral part of these consolidated financial statements.

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES
(A Development Stage Company) Consolidated Statements of Stockholders' Equity (Deficit)
						Deficit
					Other	Accumulated
				Additional	Compre-	During the
	Common Stock			Paid-in	hensive	Development
	Shares	Amount	Subscribed	Capital	Loss	Stage
Balance, January 31, 1986 (inception)	-	$ -	$ -	$ -	$ -	$ -

Initial capitalization of Medizone
Nevada at $0.03 per share (Note 6)	5,500,000	5,500	-	150,128	-	-

Common shares issued in acquisition
of Medizone - Delaware (Notes 1 and 6)	37,500,000	37,500	-	(37,500)	-	-

Common stock issued for services
rendered in July 1986 at $0.10
per share (Note 6)	50,000	50	-	4,950	-	-

Common stock issued in conversion
of warrants during 1986 at $0.10
per share (Note 6)	7,814,600	7,815	-	773,645	-	-

Stock issuance costs	-	-	-	(105,312)	-	-

Net loss for the year ended
December 31, 1986	-	-	-	-	-	(796,068)
Balance, December 31, 1986	50,864,600	50,865	-	785,911	-	(796,068)

Common stock issued upon exercise
of warrants in January 1987 at $0.10
per share (Note 6)	2,600	2	-	257	-	-

Common stock issued for patent in
March 1987 at $0.69 per share	1,000,000	1,000	-	692,750	-	-

Common stock issued for cash in
June 1987 at an average price of
$0.16 per share	950,000	950	-	149,050	-	-

Common stock issued for services
in June and July 1987 at an
average price of $0.12 per share (Note 6)	203,167	203	-	24,314	-	-

Common stock issued through
exercise of options in August 1987
at $1.75 per share (Note 6)	250,000	250	-	437,250	-	-

Net loss for the year ended
December 31, 1987	-	-	-	-	-	(2,749,400)

Balance, December 31, 1987	53,270,367	$ 53,270	$ -	$ 2,089,532	$ -	$ (3,545,468)

The accompanying notes are an integral part of these consolidated financial statements.

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES (A Development Stage Company) Consolidated Statements of Stockholders' Equity (Deficit) (Continued)
						Deficit
					Other	Accumulated
				Additional	Compre-	During the
	Common Stock			Paid-in	hensive	Development
	Shares	Amount	Subscribed	Capital	Loss	Stage

Balance, December 31, 1987	53,270,367	$ 53,270	$ -	$ 2,089,532	$ -	$ (3,545,468)

Common stock issued through exercise
of options in January 1988 at $0.50 per share (Note 6)	200,000	200	-	99,800	-	-

Common stock issued for cash in
September 1988 at $0.08 per share (Note 6)	1,000,000	1,000	-	79,000	-	-

Common stock issued for services
at an average price of $0.23
per share (Note 6)	35,000	35	-	7,965	-	-

Additional capital contributed	-	-	-	174,126	-	-

Net loss for the year ended
December 31, 1988	-	-	-	-	-	(714,347)

Balance, December 31, 1988	54,505,367	54,505	-	2,450,423	-	(4,259,815)

Common stock issued for services
at an average price of $0.18 per
Share (Note 6)	261,889	262	-	46,363	-	-

Common stock issued for cash at
an average price of $0.05 per share (Note 6)	5,790,000	5,790	-	285,710	-	-

Common stock issued for services
and in lieu of outstanding debt at
an average price of $0.12 per share	4,749,532	4,750	-	578,978	-	-

Common stock issued upon exercise of options at $0.16 per share	375,000	375	-	59,125	-	-

Net loss for the year ended
December 31, 1989	-	-	-	-	-	(862,051)

Balance, December 31, 1989	65,681,788	$ 65,682	$ -	$ 3,420,599	$ -	$ (5,121,866)

The accompanying notes are an integral part of these consolidated financial statements.

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES
(A Development Stage Company)
Consolidated Statements of Stockholders' Equity (Deficit) (Continued)
						Deficit
					Other	Accumulated
				Additional	Compre-	During the
	Common Stock			Paid-in	hensive	Development
	Shares	Amount	Subscribed	Capital	Loss	Stage

Balance, December 31, 1989	65,681,788	$ 65,682	$ -	$ 3,420,599	$ -	$ (5,121,866)

Common stock issued for services
at $0.10 per share	880,000	880	-	87,120	-	-

Common stock issued for cash at an average price of $0.04 per share	4,250,000	4,250	-	175,250	-	-

Common stock issued for services
and in lieu of outstanding debt at
an average price of $0.06 per share	2,422,727	2,423	-	137,577	-	-

Additional capital contributed	-	-	-	100,000	-	-

Net loss for the year ended
December 31, 1990	-	-	-	-	-	(606,309)

Balance, December 31, 1990	73,234,515	73,235	-	3,920,546	-	(5,728,175)

Common stock issued for cash at an average price of $0.07 per share	4,366,667	4,366	-	305,634	-	-

Common stock issued for services
at an average price of $0.17 per share	425,000	425	-	72,075	-	-

Common stock issued through
exercise of options at an average
price of $0.45 per share	450,000	450	-	204,050	-	-

Additional capital contributed	-	-	-	5,000	-	-

Net loss for the year ended
December 31, 1991	-	-	-	-	-	(1,220,152)

Balance, December 31, 1991	78,476,182	$ 78,476	$ -	$ 4,507,305	$ -	$ (6,948,327)

The accompanying notes are an integral part of these consolidated financial statements.

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES
(A Development Stage Company)
Consolidated Statements of Stockholders' Equity (Deficit) (Continued)
						Deficit
					Other	Accumulated
				Additional	Compre-	During the
	Common Stock			Paid-in	hensive	Development
	Shares	Amount	Subscribed	Capital	Loss	Stage

Balance, December 31, 1991	78,476,182	$ 78,476	$ -	$ 4,507,305	$ -	$ (6,948,327)

Common stock issued for services at $0.20 per share	151,500	152	-	30,148	-	-

Common stock issued in lieu of
debt at $0.15 per share	250,000	250	-	37,250	-	-

Common stock issued for cash at
an average price of $0.16 per share	2,702,335	2,702	-	427,648	-	-

Common stock issued through
exercise of options at $0.50
per share	250,000	250	-	124,750	-	-

Additional capital contributed	-	-	-	81,100	-	-

Net loss for the year ended
December 31, 1992	-	-	-	-	-	(649,941)

Balance, December 31, 1992	81,830,017	81,830	-	5,208,201	-	(7,598,268)

Common stock issued for services at an average price of $0.10 per share	5,347,219	5,347	-	542,859	-	-

Common stock issued for cash at
an average price of $0.18 per share	1,471,666	1,472	-	269,528	-	-

Common shares subscribed for
at $0.10 per share	-	-	2,619	259,296	-	-

Net loss for the year ended
December 31, 1993	-	-	-	-	-	(1,598,342)

Balance, December 31, 1993	88,648,902	$ 88,649	$ 2,619	$ 6,279,884	$ -	$ (9,196,610)

The accompanying notes are an integral part of these consolidated financial statements.

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES
(A Development Stage Company)
Consolidated Statements of Stockholders' Equity (Deficit) (Continued)
						Deficit
					Other	Accumulated
				Additional	Compre-	During the
	Common Stock			Paid-in	hensive	Development
	Shares	Amount	Subscribed	Capital	Loss	Stage

Balance, December 31, 1993	88,648,902	$ 88,649	$ 2,619	$ 6,279,884	$ -	$ (9,196,610)

Common stock issued for services at $0.10 per share	1,431,590	1,431	-	141,727	-	-

Common shares subscribed for at
$0.10 per share	-	-	9,552	945,682	-	-

Common shares subscribed for as cancellations of indebtedness
at $0.10 per share	-	-	417	41,234	-	-

Common shares subscribed for as cancellation of indebtedness
at $0.18 per share	-	-	11,250	2,022,379	-	-

Issuance of subscribed stock	10,384,900	10,385	(10,385)	-	-	-

Issuance of shares in recognition
of disparity in purchase price in
Offering	1,125,834	1,126	-	(1,126)	-	-

Prior period adjustment	-	-	-	-	-	219,422

Net loss for the year ended
December 31, 1994	-	-	-	-	-	(1,126,315)

Balance, December 31, 1994	101,591,226	$ 101,591	$ 13,453	$ 9,429,780	$ -	$ (10,103,503)

The accompanying notes are an integral part of these consolidated financial statements.

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES
(A Development Stage Company)
Consolidated Statements of Stockholders' Equity (Deficit) (Continued)
						Deficit
					Other	Accumulated
				Additional	Compre-	During the
	Common Stock			Paid-in	hensive	Development
	Shares	Amount	Subscribed	Capital	Loss	Stage

Balance, December 31, 1994	101,591,226	$ 101,591	$13,453	$ 9,429,780	$ -	$ (10,103,503)

Redeemable common shares
converted to Common Stock	200,000	200	-	39,800	-	-

Common stock issued for services at $0.10 per share	2,050,000	2,050	-	202,950	-	-

Issuance of subscribed stock	17,524,860	17,524	(17,524)	-	-	-

Cancellation of common shares	(1,242,727)	(1,242)	-	(70,563)	-	-

Common shares subscribed for at $0.10 per share	-	-	9,118	902,707	-	-

Prior period adjustment	-	-	-	-	-	71,806

Additional capital contributed	-	-	-	50,000	-	-

Net loss for the year ended
December 31, 1995	-	-	-	-	-	(1,081,027)

Balance, December 31, 1995	120,123,359	120,123	5,047	10,554,674	-	(11,112,724)

Common stock issued for cash
at $0.10 per share	100,000	100	-	9,900	-	-

Common stock issued for services at $0.10 per share	1,415,875	1,416	-	140,171	-	-

Issuance of subscribed stock	8,412,379	8,413	(8,413)	-	-	-

Common shares subscribed for
at $0.11 per share	-	-	6,456	718,991	-	-

Net loss for the year ended
December 31, 1996	-	-	-	-	-	(1,329,395)

Balance, December 31, 1996	130,051,613	$ 130,052	$ 3,090	$ 11,423,736	$ -	$ (12,442,119)

The accompanying notes are an integral part of these consolidated financial statements.

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES
(A Development Stage Company)
Consolidated Statements of Stockholders' Equity (Deficit) (Continued)
						Deficit
					Other	Accumulated
				Additional	Compre-	During the
	Common Stock			Paid-in	hensive	Development
	Shares	Amount	Subscribed	Capital	Loss	Stage
Balance, December 31, 1996	130,051,613	$ 130,052	$ 3,090	$ 11,423,736	$ -	$ (12,442,119)

Issuance of subscribed stock	3,089,680	3,090	(3,090)	-	-	-

Common shares subscribed for
at $0.07 per share	-	-	5,714	394,287	-	-

Common stock issued for services at $0.10 per share	3,746,336	3,746	-	370,886	-	-

Net loss for the year ended
December 31, 1997	-	-	-	-	-	(775,559)

Balance, December 31, 1997	136,887,629	136,888	5,714	12,188,909	-	(13,217,678)

Common stock issued through
exercise of warrants at $0.07
per share	857,142	857	-	59,143	-	-

Common stock issued in lieu of
debt at $0.05 per share	864,747	865	-	42,372	-	-

Issuance of subscribed stock	5,714,286	5,714	(5,714)	-	-	-

Cancellation of common shares	(630,000)	(630)	-	630	-	-

Common stock issued for services at $0.05 per share	3,465,000	3,465	-	169,786	-	-

Common stock issued for services at $0.09 per share	750,000	750	-	63,785	-	-

Common stock issued in lieu of
debt at $0.09 per share	967,630	967	-	82,214	-	-

Common stock issued for services at $0.08 per share	50,000	50	-	3,700	-	-

Net loss for the year ended
December 31, 1998	-	-	-	-	-	(565,761)

Balance, December 31, 1998	148,926,434	$ 148,926	$ -	$ 12,610,539	$ -	$ (13,783,439)

The accompanying notes are an integral part of these consolidated financial statements.

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES
(A Development Stage Company)
Consolidated Statements of Stockholders' Equity (Deficit) (Continued)
						Deficit
					Other	Accumulated
				Additional	Compre-	During the
	Common Stock			Paid-in	hensive	Development
	Shares	Amount	Subscribed	Capital	Loss	Stage
Balance, December 31, 1998	148,926,434	$ 148,926	$ -	$ 12,610,539	$ -	$ (13,783,439)

Common stock issued for services
at $0.07 per share	25,000	25	-	1,725	-	-

Common stock issued through exercise
of warrants at $0.07 per share	936,507	937	-	64,618	-	-

Additional expense for extension of warrants below market value	-	-	-	123,389	-	-

Net loss for the year ended
December 31, 1999	-	-	-	-	-	(359,571)
Balance, December 31, 1999	149,887,941	149,888	-	12,800,271	-	(14,143,010)

Common stock issued through
exercise of warrants at $0.07 per share	3,142,857	3,143	-	216,857	-	-

Common stock issued for debt at
$0.11 per share	2,020,000	2,020	-	220,180	-	-

Common stock issued for debt at
$0.147 per share	95,000	95	-	13,905	-	-

Common stock issued for services
at $0.175 per share	350,000	350	-	60,900	-	-

Common stock issued for debt at
$0.20 per share	20,000	20	-	3,980	-	-

Common stock issued for debt at
$0.55 per share	100,000	100	-	54,900	-	-

Cancellation of Common Stock	(2,000,000)	(2,000)	-	2,000	-	-

Common stock issued for services
at $0.285 per share	300,000	300	-	85,200	-	-

Additional expense for extension of warrants below market value	-	-	-	1,743,468	-	-

Net loss for the year ended
December 31, 2000	-	-	-	-	-	(2,187,138)

Balance, December 31, 2000	153,915,798	$ 153,916	$ -	$ 15,201,661	$ -	$ (16,330,148)

The accompanying notes are an integral part of these consolidated financial statements.

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES
(A Development Stage Company)
Consolidated Statements of Stockholders' Equity (Deficit) (Continued)
						Deficit
					Other	Accumulated
				Additional	Compre-	During the
	Common Stock			Paid-in	hensive	Development
	Shares	Amount	Subscribed	Capital	Loss	Stage

Balance, December 31, 2000	153,915,798	$ 153,916	$ -	$ 15,201,661	$ -	$ (16,330,148)

Common stock and warrants issued for cash at $0.20 per share	500,000	500	-	99,500	-	-

Common stock and warrants issued for cash at $0.15 per share	200,000	200	-	29,800	-	-

Common stock and warrants issued for cash at $0.15 per share	166,666	167	-	24,818	-	-

Common stock and warrants issued for cash at $0.18 per share	555,555	555	-	99,441	-	-

Net loss for the year ended
December 31, 2001	-	-	-	-	-	(716,054)

Balance, December 31, 2001	155,338,019	155,338	-	15,455,220	-	(17,046,202)

Common stock and warrants issued for cash at $0.10 per share	1,000,000	1,000	-	99,000	-	-

Common stock issued for services at $0.10 per share	230,000	230	-	22,770	-	-

Common stock issued for debt
at $0.10 per share	447,368	447	-	44,290	-	-

Common stock and warrants issued for cash at $0.10 per share	250,000	250	-	24,750	-	-

Common stock issued for services at $0.10 per share	480,000	480	-	47,520	-	-

Net loss for the year ended
December 31, 2002	-	-	-	-	-	(687,273)

Balance, December 31, 2002	157,745,387	$ 157,745	$ -	$ 15,693,550	$ -	$ (17,733,475)

The accompanying notes are an integral part of these consolidated financial statements.

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES
(A Development Stage Company)
Consolidated Statements of Stockholders' Equity (Deficit) (Continued)
						Deficit
					Other	Accumulated
				Additional	Compre-	During the
	Common Stock			Paid-in	hensive	Development
	Shares	Amount	Subscribed	Capital	Loss	Stage

Balance, December 31, 2002	157,745,387	$ 157,745	$ -	$ 15,693,550	$ -	$ (17,733,475)

Common stock issued in lieu of notes payable at $0.05 per share	460,000	460	-	22,540	-	-

Common stock and warrants issued for cash at $0.05 per share	500,000	500	-	24,500	-	-

Common stock issued for services
at $0.05 per share	100,000	100	-	4,900	-	-

Common stock and warrants issued for cash at $0.05 per share	165,000	165	-	8,085	-	-

Common stock and warrants issued for cash at $0.05 per share	200,000	200	-	9,800	-	-

Common stock and warrants issued for services at $0.02
per share	2,000,000	2,000	-	38,000	-	-

Net loss for the year ended
December 31, 2003	-	-	-	-	-	(522,796)

Balance, December 31, 2003	161,170,387	161,170	-	15,801,375	-	(18,256,271)

Net loss for the year ended
December 31, 2004	-	-	-	-	-	(371,395)

Balance, December 31, 2004	161,170,387	161,170	-	15,801,375	-	(18,627,666)

Net loss for the year ended
December 31, 2005	-	-	-	-	-	(326,153)

Balance, December 31, 2005	161,170,387	161,170	-	15,801,375	-	(18,953,819)

Common stock warrants granted	-	-	-	2,756	-	-

Additional capital contributed	-	-	-	1,356	-	-

Net loss for the year ended
December 31, 2006	-	-	-	-	-	(356,430)

Balance, December 31, 2006	161,170,387	$ 161,170	$ -	$ 15,805,487	$ -	$ (19,310,249)

The accompanying notes are an integral part of these consolidated financial statements.

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES
(A Development Stage Company)
Consolidated Statements of Stockholders' Equity (Deficit) (Continued)
						Deficit
					Other	Accumulated
				Additional	Compre-	During the
	Common Stock			Paid-in	hensive	Development
	Shares	Amount	Subscribed	Capital	Loss	Stage

Balance, December 31, 2006	161,170,387	$ 161,170	$ -	$ 15,805,487	$ -	$ (19,310,249)

Common stock warrants granted	-	-	-	30,737	-	-

Net loss for the year ended
December 31, 2007	-	-	-	-	-	(552,449)

Balance, December 31, 2007	161,170,387	161,170	-	15,836,224	-	(19,862,698)

Common stock issued for cash at $0.01 per share	8,000,000	8,000	-	72,000	-	-

Common stock issued to officers,
directors and consultants in lieu of outstanding debt at
$0.02 per share	11,250,000	11,250	-	213,750	-	-

Common stock issued to a director in lieu of debt at $0.02 per share	409,075	409	-	7,772	-	-

Common stock issued to directors for stock deposits previously
received at $0.02 per share	5,463,333	5,463	-	104,637	-	-

Common stock issued for cash at $0.03 per share	3,300,000	3,300	-	95,700	-	-

Common stock issued for services and services to be rendered at prices from $0.03 to $0.042
per share (Note 6)	7,000,000	7,000	-	225,000	-	-

Common stock issued for cash at $0.03 per share	3,333,333	3,334	-	96,666	-	-

Common stock warrants
granted (Note 7)	-	-	-	86,572	-	-

Additional capital contributed (Note 6)	-	-	-	16,667	-	-

Net loss for the year ended
December 31, 2008	-	-	-	-	-	(707,542)

Balance, December 31, 2008	199,926,128	$ 199,926	$ -	$ 16,754,988	$ -	$ (20,570,240)

The accompanying notes are an integral part of these consolidated financial statements.

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES
(A Development Stage Company)
Consolidated Statements of Stockholders' Equity (Deficit) (Continued)
						Deficit
					Other	Accumulated
				Additional	Compre-	During the
	Common Stock			Paid-in	hensive	Development
	Shares	Amount	Subscribed	Capital	Loss	Stage
Balance, December 31, 2008	199,926,128	$ 199,926	$ -	$ 16,754,988	$ -	$ (20,570,240)

Common stock issued for cash at $0.02 per share	6,000,000	6,000	-	114,000	-	-

Common stock issued for cash at $0.03 per share	21,599,999	21,600	-	626,400	-	-

Common stock issued for cash at $0.06 per share	4,459,999	4,460	-	263,140	-	-

Common stock issued for cash at $0.10 per share	1,324,400	1,324	-	131,116	-	-

Common stock issued for cash at $0.15 per share	66,667	67	-	9,933	-	-

Common stock issued for cash at $0.25 per share	340,000	340	-	84,660	-	-

Common stock issued for services and for services to be rendered at
$0.036 to $0.10 per share
(Note 6)	2,495,474	2,495	-	163,375	-	-

Common stock issued for patent legal work performed at
$0.295 per share	50,000	50	-	14,700	-	-

Common stock issued to directors in lieu of exercise of cashless
warrants (Note 6)	5,126,265	5,126	-	(5,126)	-	-

Common stock issued to a related
company in relation to the early
termination of a marketing rights
agreement and the termination of a joint venture agreement at
$0.40 per share (Notes 1 and 6)	312,500	313	-	124,687	-	-

Common stock warrants (Note 7)	-	-	-	105,393	-	-

Stock options granted to a consultant and a director for services rendered (Note 7)	-	-	-	146,097	-	-

Loss on foreign currency translation	-	-	-	-	(3,611)	-

Net loss for the year ended
December 31, 2009	-	-	-	-	-	(1,474,715)
Balance, December 31, 2009	241,701,432	$ 241,701	$ -	$ 18,533,363	$(3,611)	$ (22,044,955)

The accompanying notes are an integral part of these consolidated financial statements.

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES
(A Development Stage Company)
Consolidated Statements of Cash Flows
			From Inception
			on January 31,
	For the Years Ended		1986 Through
	December 31,		December 31,
	2009	2008	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (1,474,715)	$ (707,542)	$ (22,044,955)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	2,227	468	50,691
Stock issued for services	98,982	160,000	3,390,898
Stock issued for the early termination of a marketing
rights agreement and a joint venture agreement	125,000	-	125,000
Amortization of deferred consulting fees	116,177	-	116,177
Expense for extension of warrants below market value	105,393	86,572	2,092,315
Value of stock options granted	146,097	-	146,097
Bad debt expense	-	-	48,947
Non-controlling interest in loss	-	-	(26,091)
Loss on disposal of assets	-	-	693,752
Gain on settlement of debt and lawsuit settlement	-	-	(603,510)
Changes in assets and liabilities:
Prepaid expenses and deposits	(1,884)	-	(50,831)
Accounts payable	(57,857)	24,570	1,319,903
Accrued expenses	38,430	156,687	3,118,927
Net Cash Used by Operating Activities	(902,150)	(279,245)	(11,622,680)

CASH FLOWS FROM INVESTING ACTIVITIES:
Trademark and patents	(5,329)	-	(14,233)
Purchase of property and equipment	(1,027)	(4,065)	(44,182)
Net Cash Used by Investing Activities	(6,356)	(4,065)	(58,415)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from lawsuit settlement	-	-	415,000
Principal payments on notes payable	(3,304)	-	(196,078)
Cash received from notes payable	-	-	1,129,518
Advances from stockholders	-	7,591	44,658
Payment on stockholder advances	-	(7,676)	(24,191)
Capital contributions	-	16,667	439,870
Stock issuance costs	-	-	(105,312)
Increase in non-controlling interest	-	-	14,470
Issuance of Common Stock for cash	1,263,040	279,000	10,326,662
Net Cash Provided by Financing Activities	1,259,736	295,582	12,044,597
EFFECT ON CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(3,611)	-	(3,611)
NET INCREASE IN CASH	347,619	12,272	359,891
CASH AT BEGINNING OF PERIOD	12,272	-	-
CASH AT END OF PERIOD	$ 359,891	$ 12,272	$ 359,891

The accompanying notes are an integral part of these consolidated financial statements.

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES
(A Development Stage Company)
Consolidated Statements of Cash Flows (Continued)
From Inception
on January 31,
	For the Years Ended		1986 Through
	December 31,		December 31,
	2009	2008	2009
SUPPLEMENTAL CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$ 155	$ 3,225	$ 29,863

NON-CASH FINANCING ACTIVITIES

Stock issued for services	$ 98,982	$ 160,000	$ 3,390,898
Stock issued for prepaid consulting fees	$ 65,388	$ 172,500	$ 237,888
Stock issued for conversion of debt	$ 1,500	$ 233,182	$ 4,373,912
Stock issued for license agreement	$ -	$ -	$ 693,752
Stock issued for patent costs	$ 14,750	$ -	$ 14,750
Stock issued for early termination of marketing
rights agreement and joint venture agreement	$ 125,000	$ -	$ 125,000

The accompanying notes are an integral part of these consolidated financial statements.

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2009 and 2008

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.  Organization

The consolidated financial statements presented are those of Medizone International, Inc. (Medizone-Nevada), and its wholly owned subsidiaries, Medizone International, Inc. (Medizone-Delaware) and Medizone Canada, Ltd. (MedCan).  The consolidated financial statements presented also include the accounts of the Canadian Foundation for Global Health (CFGH), a not-for-profit foundation based in Ottawa, Canada, considered a Variable Interest Entity as described below.  Collectively, they are referred to herein as the “Company.” Medizone-Nevada was incorporated under the name of Madison Funding, Inc. on August 27, 1984 under the laws of the State of Nevada for the purpose of investing in, acquiring, operating and disposing of businesses or assets of any nature.  Effective March 26, 1986, Medizone-Nevada issued 37,500,000 shares of its Common Stock in exchange for the issued and outstanding Common Stock of Medizone-Delaware.

Medizone-Delaware was incorporated on January 31, 1986 under the state laws of Delaware.  At the time of the acquisition of Medizone-Delaware, Medizone-Nevada was essentially inactive, with no operations and minimal assets.  Additionally, the exchange of Medizone-Nevada’s Common Stock for the Common Stock of Medizone-Delaware resulted in the former stockholders of Medizone-Delaware obtaining control of Medizone-Nevada.  Accordingly, Medizone-Delaware became the continuing entity for accounting purposes, and the transaction was accounted for as a recapitalization of Medizone-Delaware with no adjustment to the basis of Medizone-Delaware’s assets acquired or liabilities assumed.  For legal purposes, Medizone-Nevada was the surviving entity.

On November 18, 1987, MedCan was incorporated under the laws of the Province of British Columbia.  Shortly thereafter, MedCan entered into a license agreement with the Company wherein the Company transferred to MedCan the licenses and rights necessary to permit MedCan to hold substantially the same rights with respect to the medical applications of ozone in Canada as the Company does in the United States.  As consideration for the transfer, the Company received 3,000,000 shares of MedCan and, in addition, purchased 1 share for the sum of $1.00.  Under a separate agreement among the Company, MedCan and Australian Gold Mines Corporation (AGMC), (which later changed its name to International Blue Sun Resource Corporation), AGMC purchased 130,000 shares of MedCan for $100,000.  On December 23, 1988, MedCan was recapitalized in a transaction in which the majority of its shares were exchanged for shares of KPC Investments (KPC).  Following this transaction, the Company owned 25,029,921 shares of KPC, representing 72% of the outstanding shares.  KPC then changed its name to Medizone Canada, Ltd. (MCL).  MedCan acquired all of the assets of MCL, consisting solely of cash in the amount of approximately $89,000.

In June 1998, the Company sold its interest in MCL for $125,000 cash and debt assumed of $8,417 less fees of $25,000 in a private transaction which resulted in a gain of $108,417 for the year ended December 31, 1998.  The Company retained ownership, however, of all of the issued and outstanding stock of MedCan, the Canadian subsidiary.

In late 2008, the Company assisted in the formation of CFGH.  The Company helped establish CFGH for two primary purposes: (1) to establish an independent not-for-profit foundation intended to have a continuing working relationship with the Company for research purposes that is best positioned to attract the finest scientific, medical and academic professionals possible to work on projects deemed to be of social benefit; and (2) to provide a means for the Company to use a tiered pricing structure for future services and products in emerging economies and extend the reach of its technology to as many in need as possible.

In a prior year, a new accounting standard was approved which requires a variable interest entity (“VIE”) to be consolidated by a company if that company absorbs a majority of the VIE’s expected losses and/or receives a majority of the entity’s expected residual returns as a result of holding variable interests, which are the ownership, contractual, or other financial interests in the entity.  In addition, a legal entity is considered to be a VIE, if it does not have sufficient equity at risk to finance its own activities without relying on financial support from other parties.  If the legal entity is a VIE, then the reporting entity determined to be the primary beneficiary of the VIE must consolidate it.  The Company has determined that CFGH meets the requirements of a VIE, effective upon the first advance to CFGH on February 12, 2009.  Accordingly, the financial position and operations of CFGH are being consolidated with Medizone as of and for the year ended December 31, 2009.

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2009 and 2008

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

b.  Formation of Joint Venture

On June 22, 1995, the Company entered into a series of contracts which resulted in the formation of a joint venture subsidiary incorporated in New Zealand, Medizone New Zealand Limited (MNZ).  Prior to the cancellation of this joint venture on December 14, 2009 as described below, MNZ was a privately held corporation equally owned by the Company and Solwin Investments Limited (Solwin), a New Zealand corporation, and was a research and development stage company whose objective was to obtain regulatory approval for the distribution of the Company’s patented technology in New Zealand, Australia, South East Asia and the South Pacific Islands.  The principal of MNZ was Richard G. Solomon (Solomon), who is also a board member of the Company.

Originally, the Company had purchased 100% of MNZ from Solomon, a New Zealand citizen, who became a director of the Company in January 1996 and who caused the formation of MNZ on June 22, 1995.  Contemporaneously with this transaction, the Company sold 50% of MNZ to Solwin, a corporation owned by Solomon, for $150,000, of which the Company thereupon loaned $50,000 to MNZ on a demand basis.  The Company recognized a $100,000 gain on the sale of MNZ to Solwin.

Contemporaneous with the creation of the above share structure, the Company and MNZ entered into a Licensing Agreement (the Licensing Agreement) and a Managing Agent Agreement (the Managing Agent Agreement).  Pursuant to the Licensing Agreement, the Company granted an exclusive license to MNZ for its process and equipment patents and trademark in New Zealand.  MNZ has agreed to apply for corresponding patent protection for the patents in New Zealand and to use its best effort to exploit the rights granted in the agreement.  The License Agreement was to terminate on the date of the expiration of the last to expire of any patent obtained in New Zealand, or, if no such patents are obtained, on June 22, 2010.

Pursuant to the Managing Agent Agreement, MNZ was to act as the Company’s agent in the finding of other licensees of the Company’s patents and trademark in the following countries: Australia (including Australia and New Zealand), the South Pacific Islands, and South East Asia (including the Philippines, Indonesia and Vietnam).  The Managing Agent Agreement was to expire on the termination or expiration of the last of the licenses obtained pursuant thereto, subject to earlier termination by the Company upon an occurrence of certain events.

Until the joint venture was terminated during December 2009 as described in the following paragraph, the investment in the joint venture had been recorded under the equity method of accounting as the Company did not have ultimate control of the joint venture.

Effective December 14, 2009, the Company’s Board of Directors, in an effort to unwind the joint venture and reconvey to the Company all global marketing rights of the Company’s intellectual property, entered into a Termination Agreement (the Termination Agreement) whereby the Company issued a total of 312,500 shares of Common Stock (valued at $0.40 per share, an approximate 4.0% increase over the market value of the shares on the date the agreement was entered into) to Solwin as consideration for the early termination of the Licensing Agreement and the Managing Agent Agreement, and to retain all rights and licenses originally granted to MNZ.  Also as part of the Termination Agreement, the Company assigned its ownership rights and shares in MNZ back to Solwin. For the year ended December 31, 2009, the Company recorded a loss of $125,000, as the Company was unable to determine the future value of the licensing rights acquired pursuant to the Termination Agreement.

c.  Business Activities

The Company’s current objective is to pursue an initiative in the field of hospital sterilization.  The Company is working on the development of an ozone-based technology, specifically for the purpose of decontaminating and sterilizing hospital surgical suites, emergency rooms, and intensive care units.

d.  Accounting Methods

The Company’s consolidated financial statements are prepared using the accrual method of accounting.  The Company has elected a December 31 year end.

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2009 and 2008

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

e.  Cash and Cash Equivalents

Cash equivalents include short-term, highly liquid investments with maturities of three months or less at the time of acquisition.

f.  Basic Loss Per Share

The computations of basic loss per share of Common Stock are based on the weighted average number of common shares outstanding during the period of the consolidated financial statements as follows:

	For the Years Ended December 31,
	2009	2008
Numerator
- Loss before extraordinary items	$ (1,474,715)	$ (707,542)
- Extraordinary items	-	-

Denominator (weighted average number of shares outstanding)	221,713,284	180,484,971

Basic loss per share
- Before extraordinary items	$ (0.01)	$ (0.00)
- Extraordinary items	0.00	0.00

Basic Loss Per Share	$ (0.01)	$ (0.00)

Common stock equivalents, consisting of warrants and options, have not been included in the calculation as their effect is antidilutive for the periods presented.

g.  Property and Equipment

Property and equipment is recorded at cost.  Major additions and improvement are capitalized.  The cost and related accumulated depreciation of equipment retired or sold are removed from the accounts and any differences between the undepreciated amount and the proceeds from the sale are recorded as gain or loss on sale of equipment.  Depreciation is computed using the straight-line method over a period of five years.

h.  Provision for Taxes

As part of the process of preparing financial statements, the Company is required to estimate income taxes in each of the jurisdictions in which it operates.  This process involves estimating the Company’s actual current income tax exposure together with assessing temporary differences resulting from differing treatment of items for income tax and financial accounting purposes.  These temporary differences result in deferred tax assets and liabilities, the net amount of which is included in the Company’s consolidated balance sheets.  When appropriate, the Company records a valuation allowance to reduce its deferred tax assets to the amount that the Company believes is more likely than not to be realized.  Key assumptions used in estimating a valuation allowance include potential future taxable income, projected income tax rates, expiration dates of net operating loss and tax credit carry forwards, and ongoing prudent and feasible tax planning strategies.

At December 31, 2009, the Company had net operating loss (NOL) carryforwards of approximately $6,448,000 that may be offset against future taxable income and expire in years 2010 through 2030.  If substantial changes in the Company’s ownership should occur, there would also be an annual limitation of the amount of the NOL carryforwards which could be utilized.  No tax benefit had been reported in the consolidated financial statements as, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized and the carryforwards will expire unused.  The tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2009 and 2008

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

h.  Provision for Taxes (Continued)

Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.  If the Company were to determine that it would be able to realize its deferred tax assets in the future in excess of the net recorded amount, an adjustment to reduce the valuation allowance would increase income in the period such determination was made.

Interest and penalties associated with unrecognized tax benefits are classified as additional income taxes in the statement of operations.

Deferred tax assets at December 31, 2009 and 2008 are comprised of the following:

	2009	2008

Net operating loss carryforwards	$ 2,511,000	$ 2,587,000
Accrued expenses	1,048,900	1,037,600
Depreciation	(200)	(100)
Valuation allowance	(3,559,700)	(3,624,500)

	$ -	$ -

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income from continuing operations for the years ended December 31, 2009 and 2008 due to the following:

	For the Years Ended December 31,
	2009	2008

Book loss	$ (575,100)	$ (275,900)
Stock for Expenses	230,800	102,700
Other	3,700	-
Change in valuation allowance	340,600	173,200

	$ -	$ -

On January 1, 2007, the Company adopted the provisions of Accounting Standards Codification 740, Income Taxes (ASC 740), (formerly FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes).  ASC 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position.  If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the consolidated financial statements.  As a result of the implementation of ASC 740, the Company performed a review of its material tax positions in accordance with and measurement standards established by ASC 740.  At the adoption date of January 1, 2007, the Company had no unrecognized tax benefit which would affect the effective tax rate if recognized. There has been no significant change in the unrecognized tax benefit during the years ended December 31, 2007, 2008 or 2009. The Company also estimates that the unrecognized tax benefit will not change significantly within the next twelve months.  As the Company has significant net operating loss carry forwards, even if certain of the Company’s tax positions were disallowed, it is not foreseen that the Company would have to pay any taxes in the near future.  Consequently, the Company does not calculate the impact of interest or penalties on amounts that might be disallowed.

The Company files income tax returns in the U.S. Federal and California jurisdictions.  With few exceptions, the Company is no longer subject to U.S. Federal, state and local tax authorities for years before 2002.

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2009 and 2008

NOTE 1 -  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

i.  Principles of Consolidation

The consolidated financial statements include the accounts of Medizone-Nevada and its wholly owned subsidiaries, Medizone-Delaware and MedCan.  The consolidated financial statements presented also include the accounts of the CFGH, a variable interest entity.

All material intercompany accounts and transactions have been eliminated.

j.  Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

k.  Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred.

l.  Stock Options and Warrants

Prior to 2005, the Company applied the provisions of “Accounting for Stock Issued to Employees”, and related interpretations in accounting for all stock option plans. Under this standard, compensation cost was recognized for stock options and warrants granted to employees when the option/warrant price was less than the market price of the underlying Common Stock on the date of grant.

The standards also require the Company to provide proforma information regarding net loss and net loss per share as if compensation costs for the Company’s stock option plans and other stock awards had been determined in accordance with the fair value based method.  The Company estimates the fair value of each stock award at the grant date by using the Black-Scholes option pricing model.

In December 2004, a new standard was adopted, “Share-Based Payment”.  This new standard requires that compensation cost related to share-based employee compensation transactions be recognized in the consolidated financial statements.  In March 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 107 (“SAB 107”) relating to this new standard. The Company adopted the revised standard during fiscal year 2005, but had no share-based employee compensation during the year ended December 31, 2005.

During 2009, 2008, 2007 and 2006, however, the Company extended the maturity date on various Common Stock warrants to certain directors and outside consultants (Note 7).  Stock based compensation expense for the years ended December 31, 2009 and 2008 was $105,393 and $86,572, respectively, related to the change in warrant terms.

m.  Trademark and Patent Costs

Trademark and patent costs have been capitalized at December 31, 2009, totaling $20,079 with accumulated amortization of $639, for a net book value of $19,440.  The costs are being amortized over a 7 year period.  Amortization expense for the years ended December 31, 2009 and 2008 was $639 and $0, respectively.  The Company evaluates the recoverability of intangibles and reviews the amortization period on a continual basis.  Several factors are used to evaluate intangibles, including management’s plans for future operations, recent operating results and projected, undiscounted cash flows.

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2009 and 2008

NOTE 1 -  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

n.  Revenue Recognition Policy

The Company currently has no source of revenues.  Revenue recognition policies will be determined when principal operations begin.

o.  Recent Accounting Pronouncements

Effective July 1, 2009, the Company adopted the “FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles” (ASC 105), (formerly, SFAS No. 168, The FASB Accounting Standards Codification™ and the Hierarchy of GAAP.  This new standard establishes the “FASB Accounting Standards Codification™” (Codification) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of consolidated financial statements in conformity with GAAP.  Rules and interpretive releases of the SEC are also sources of authoritative GAAP for SEC registrants.  The Codification now supersedes all previous-existing Non-SEC accounting and reporting standards.  All other non-grandfathered Non-SEC accounting literature not included in the Codification has now become non-authoritative.  Now that the Codification is in effect, all of its content carries the same level of authority.  The Company believes that the adoption of this standard will not have a material impact on its consolidated financial statements.

In June 2009, the Company adopted a new accounting standard for subsequent events, as codified in Accounting Standards Codification (“ASC”) 855-10 (formerly SFAS No. 165, Subsequent Events), which establishes general accounting standards and disclosure for events that occur after the balance sheet date but before the consolidated financial statements are issued or are available to be issued.  It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date.  This new standard is effective for interim and annual financial periods ending after June 15, 2009 and requires prospective application.  The adoption of this new standard had no impact on the Company’s consolidated financial statements.

In May of 2008, the Company adopted a new accounting standard, as codified in ASC 944-20 (formerly SFAS No. 163, Accounting for Financial Guarantee Insurance – an interpretation of FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises.)  This standard requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation.  This standard was effective for fiscal years beginning after December 15, 2008.  This statement has no effect on the Company’s financial reporting at this time.

In March 2008, the Company adopted a new accounting standard, as codified in ASC 815-10 (formerly SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133.)  This new standard changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about how and why an entity uses derivative instruments, how the instruments are accounted for, and how the instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. The guidance in this new standard was effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. This statement will require no changes in the Company’s financial reporting practices at the present time.

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2009 and 2008

NOTE 2 -  PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2009 and 2008:

	2009	2008
Office equipment	$ 19,249	$ 19,249
Computers and software	5,092	4,065
Furniture	6,307	6,307
	30,648	29,621
Accumulated depreciation	(27,607)	(26,024)
Property and equipment, net	$ 3,041	$ 3,597

Depreciation expense for the years ended December 31, 2009 and 2008 was $1,588 and $468, respectively.

NOTE 3 -  TRADEMARK AND PATENTS

Trademark and patents related costs consists of the following at December 31, 2009 and 2008:

	2009	2008
Trademark	$ 770	$ -
Patent costs	19,309	-
	20,079	-
Accumulated amortization	(639)	-
Trademark and patents, net	$ 19,440	$ -

Amortization expense for the years ended December 31, 2009 and 2008 was $639 and $0, respectively.

NOTE 4 -  ACCRUED EXPENSES

Accrued expenses consist of the following at December 31, 2009 and 2008:

	2009	2008
Accrued payroll and consulting	$ 1,940,421	$ 1,916,255
Accrued interest	383,991	360,335
Accrued payroll taxes	127,409	137,601
Other accruals	19,083	18,283
Total	$ 2,470,904	$ 2,432,474

NOTE 5 -  COMMITMENTS AND CONTINGENCIES

The Company’s Board of Directors has approved the following salaries for its key officers: 1) $170,000 a year for the Company’s C.E.O. and 2) $60,000 a year for the Company’s Chief Financial Officer.

Contingent Liabilities

As of December 31, 2009 and 2008, the Company has recorded contingent liabilities totaling $224,852 related to certain past due payables for which the Company has not received invoices or demands for over ten years.  Although management of the Company does not believe that the amounts will ever be paid, the amounts are being recorded as contingent liabilities until such time as the Company is certain that no liability exists and until the statute of limitations has expired.

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2009 and 2008

NOTE 5 -  COMMITMENTS AND CONTINGENCIES (Continued)

Operating Leases

Effective July 1, 2009, the Company entered into a lease agreement and established its own certified laboratory located at Innovation Park, Queen’s University in Kingston, Ontario, Canada, which will provide a primary research and development platform for the Company as it proceeds towards commercialization of its products.  The lease term goes through June 30, 2010 and includes a monthly lease payment of $1,300 Canadian Dollars plus the applicable Goods and Services Tax (GST). Additional space was rented during December 2009, that includes a monthly lease payment of $1,200 Canadian Dollars plus the applicable GST.  Total remaining commitments on this lease for 2010 are $7,427.

Litigation

Rakas vs. Medizone International, Inc. - A former consultant brought this action against the Company claiming the Company had failed to pay consulting fees under a consulting agreement.  In September 2001, the parties agreed to settle the matter for $25,000.  The Company, however, did not have the funds to pay the settlement and the plaintiff moved the court to enter a default judgment in the amount of $143,000 in January 2002.  On May 8, 2002, the court vacated the default judgment and requested that the Company post a bond of $25,000 to cover the settlement previously entered into by the parties.  The Company has been unable to post the required bond amount as of the date of this prospectus.  Therefore, the Company has recorded the original default judgment in the amount of $143,000, plus fees totaling $21,308, at December 31, 2009 and 2008. The Company intends to contest the judgment if and when it is able to obtain additional equity financing in the future.

NOTE 6 -  EQUITY TRANSACTIONS

Unless otherwise stated, all transactions shown below were with unrelated parties and the securities issued were restricted.

Medizone-Nevada initially issued 5,500,000 shares in a private transaction.

On March 26, 1986, Medizone-Nevada issued 37,500,000 shares of Common Stock, representing 87.2% of the then outstanding shares, to the stockholders of Medizone-Delaware, including two officers and directors, in exchange for all of the shares of Medizone-Delaware.  The costs of the transactions were offset against paid-in capital.

In July 1986, the Company issued 50,000 shares of Common Stock to individuals for services rendered.

During the period from August 1986 through October 31, 1986, the final expiration date for exercise, warrants to purchase 7,814,600 shares together with cash totaling $781,460 were received by the Company which then issued 7,814,600 shares of new Common Stock.  In January 1987, an additional 2,600 shares were issued in exchange for warrants and cash of $259.

In March 1987, the Company issued 1,000,000 shares of Common Stock in exchange for a patent.

In June 1987, the Company issued 950,000 shares to individuals in private transaction for aggregate proceeds of $150,000.

During the period from June 1987 through July 1987, the Company issued 203,167 shares of Common Stock to various vendors and individuals for services rendered in 1986 and 1987.

On August 26, 1987, an officer of the Company exercised options to purchase 250,000 shares of Common Stock.  In January 1988, two holders exercised their options and acquired an aggregate of 200,000 shares of Common Stock.

On September 26, 1988, the Company sold, in a private placement, 1,000,000 shares of Common Stock at $0.08 per share to an individual.

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2009 and 2008

NOTE 6 -  EQUITY TRANSACTIONS (Continued)

During 1988, the Company issued a total of 35,000 shares of Common Stock for services.

During 1989, the Company issued 261,889 shares of Common Stock to various vendors and individuals for services rendered in 1988 and 1989.  The Company also issued 5,790,000 shares to individuals in private transactions for aggregate proceeds of $291,500.

Also during 1989, the Company satisfied obligations for notes payable to and accrued interest due to unrelated individuals totaling $377,539 by the issuance of 3,899,532 shares of Common Stock.  The Company issued 250,000 shares of Common Stock to an officer and 600,000 shares of Common Stock to three advisors to the Company as additional compensation for work done for the Company.  These issuances were ascribed values of $60,650 and $145,539, respectively, by the Company. Also during 1989, two holders exercised their options and acquired an aggregate of 375,000 shares of Common Stock.

During 1990, the following equity transactions occurred: The Company issued 4,250,000 shares to individuals in private transactions for aggregate proceeds of $179,500; the Company satisfied obligations totaling $125,000 to the former vice president, secretary and treasurer as well as director by issuing 2,272,727 shares of Common Stock at $0.06 per share; the Company satisfied an outstanding account payable to an unrelated individual totaling $15,000 by the issuance of 150,000 shares of Common Stock at $0.10 per share; and the Company issued to an employee and four other unrelated persons as compensation or payment a total of 880,000 shares of Common Stock to which it ascribed a value of $88,000.

During 1991, the following equity transactions occurred: The Company issued 4,366,667 shares to individuals in private transactions for aggregate proceeds of $310,000; the Company issued a total of 425,000 shares of Common Stock for services and accrued liabilities of which an aggregate of 100,000 shares were issued to two directors; and three holders exercised their options and acquired an aggregate of 450,000 shares of Common Stock.

During 1992, the following equity transactions occurred: The Company issued 2,702,335 shares to individuals in private transactions for aggregate proceeds of $430,350; the Company issued a total of 401,500 shares of Common Stock for services and accrued liabilities; holders exercised options and acquired an aggregate of 250,000 shares of common s tock.

During 1993, the following equity transactions occurred: The Company issued 1,471,666 shares to individuals in private transactions for aggregate proceeds of $271,000; the Company issued a total of 5,347,219 shares of Common Stock for services.  Also, during 1993, a total of $261,915 was received in cash for 2,619,150 shares subscribed as a result of a private placement offering.  The offering commenced as of November 26, 1993, with a maximum of $700,000 to be raised in gross proceeds from the sale of up to 7,000,000 shares.

During 1994, the following equity transactions occurred: The Company issued a total of 1,431,590 shares of Common Stock for services; the Company issued a total of 1,125,834 shares of Common Stock to certain prior purchasers of Common Stock in recognition of disparity in purchase in contemporaneous offerings.  Also during 1994, a total of $680,040 was received in cash for 6,800,499 shares subscribed as a result of the offering.  Subsequent to the offering, an additional $316,860 was received in cash from foreign investors subscribing to 3,168,600 shares of Common Stock.  On December 28, 1994, the Company settled a dispute regarding the validity of notes payable to former management in the amount of $2,033,629 by agreeing to issue 11,250,000 common shares (recorded as shares subscribed) in satisfaction of the total amount of the debt.

Also in 1994, $40,000 of notes payable (a portion of loans totaling $60,000) together with interest was satisfied by issuing 416,500 shares of Common Stock.

During 1995, the following equity transactions occurred: The Company issued a total of 2,050,000 shares of Common Stock for services. $911,825 was received from investors subscribing to 9,118,260 shares of Common Stock.  Also, 17,524,860 common shares, previously recorded as shares subscribed, were issued, and 1,242,727 were retired in accordance with the settlement agreement with former management.  200,000 of redeemable shares were converted into Common Stock.  The Company sold shares of its New Zealand subsidiary for aggregate proceeds of $150,000.

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2009 and 2008

NOTE 6 -  EQUITY TRANSACTIONS (Continued)

During 1996, the Company received stock subscription agreements for the purchase of 7,254,470 shares of its Common Stock, together with proceeds totaling $725,447 from sales of its securities to non-United States investors, outside of the United States pursuant to Regulation S promulgated under the Securities Act.  Approximately $635,447 of these proceeds were from the sale of the Company’s Common Stock at a per share price of $0.10 (including $37,500 for 375,000 shares from Richard G. Solomon, at the time a director of the Company).  The remaining $90,000 were from the sale of 900,000 units, each unit consisting of one share of the Company’s Common Stock at a per share price of $0.10 to a director pursuant to the non-public offering exemption from registration under the Securities Act.  In May 1996, the Company issued 600,000 shares of its Common Stock to employees and 250,000 shares of its Common Stock to its public relations consultant as additional compensation.  The Company also issued 565,875 shares of its Common Stock to various consultants for services rendered.

During 1997, the Company issued 3,089,680 previously subscribed shares of its Common Stock and also issued 3,746,336 shares of its Common Stock to various consultants for services rendered.  Also in 1997, the Company received $400,001 for subscriptions to acquire 5,714,285 shares of its Common Stock and warrants to purchase 9,285,715 shares of Common Stock at $0.07 per share, 25,000,000 shares at $0.20 per share, and 33,333,333 shares at $0.15 per share.

During 1998, the Company issued 5,714,286 previously subscribed shares of its Common Stock and also issued a total of 4,265,000 shares of its Common Stock to various individuals for services rendered.  Also in 1998, the Company issued 857,142 shares of Common Stock through exercise of outstanding warrants at $0.07 per share for a total of $60,000, and issued 1,832,377 shares in lieu of outstanding debt of $126,418. The Company also canceled 630,000 shares for services that were never performed.

During 1999, the Company issued 25,000 shares of its Common Stock to an individual for services rendered valued at $1,750. In addition, the Company issued 936,507 shares of its Common Stock through the exercise of outstanding warrants at $0.07 per share for a total of $65,555.

During 2000, the Company issued 3,142,857 shares of Common Stock through the exercise of outstanding warrants at $0.07 per share for a total of $220,000.  The Company issued Common Stock for services in two different instances during the year. One issuance was of 350,000 shares of Common Stock for a total of $61,250.  The other issuance was for 300,000 shares of Common Stock for a total of $85,500.  The Company issued Common Stock for debt in four separate instances.  The first one being 2,020,000 shares of Common Stock issued for a total of $222,200.  The second issuance was 95,000 shares of Common Stock for a total of $14,000.  The third issuance was 20,000 shares of Common Stock for a total of $4,000.  The fourth issuance was 100,000 shares of Common Stock for a total of $55,000.  The Company also canceled 2,000,000 shares of Common Stock pursuant to the settlement agreement with the Company’s former C.F.O.  The Company also recognized an additional expense of $1,743,468 for the extension of warrants below market value.

During 2001, the Company issued a total of 1,422,221 shares of Common Stock at prices ranging from $0.15 to $0.20 per share for total proceeds of $254,981.  Pursuant to these stock issuances, the Company granted warrants to purchase 2,122,221 shares of Common Stock at exercise prices of $0.15 to $0.20 per share.  25,000,000 warrants previously outstanding also expired during 2001, unexercised.

During 2002, the Company issued a total of 1,250,000 shares of Common Stock at $0.10 per share for total proceeds of $125,000.  The Company also granted the investors warrants to purchase 1,250,000 shares of Common Stock at $0.10 per share, exercisable over a two-year term.  The market price of the Common Stock was $0.10 per share on the date of the issuance of the shares and grant of the warrants.

Also during the year ended December 31, 2002, the Company issued a total of 677,368 shares of Common Stock for services rendered and repayment of outstanding debt at $0.10 per share for a total of $67,737.  The Company also issued a total of 480,000 shares of Common Stock, pursuant to an S-8 registration, for services rendered at $0.10 per share for a total of $48,000.

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2009 and 2008

NOTE 6 -  EQUITY TRANSACTIONS (Continued)

During 2003, the Company issued a total of 865,000 shares of Common Stock at $0.05 per share for total proceeds of $43,250. The Company also granted the investors warrants to purchase 865,000 shares of Common Stock at $0.05 per share, exercisable over a two-year term.  The market price of the Common Stock was $0.05 per share on the date of the issuance of the shares and grant of the warrants.

Also during the year ended December 31, 2003, the Company issued 460,000 shares of Common Stock at $0.05 per share in lieu of a note payable totaling $23,000 and 100,000 shares of Common Stock to an officer of the Company for services rendered valued at $0.05 per share for a total value of $5,000.

The Company also issued 2,000,000 shares of restricted Common Stock to an individual pursuant to a “Letter of Understanding /Employment” whereby the individual was issued the shares as an incentive for him to enter into a future employment agreement with the Company once initial funding is obtained.  The shares have been valued at $0.02 per share, the market price of the Common Stock on the date of issuance.  The individual was also issued 2,000,000 warrants exercisable at $0.40 per share.  The warrants cannot be exercised, however, unless the individual remains employed by the Company for a minimum of three years. The warrants carry a five year term and include a cashless exercise option.

During 2007, the Company’s Board of Directors approved various stock issuances to the Company’s directors, officers and outside consultants for a total of 11,250,000 shares of Common Stock, valued at $0.02 per share or $225,000, the market value of the shares on the date that the shares were approved to be issued.  These shares were eventually issued during May 2008.

During May 2008, the Company issued 8,000,000 shares of Common Stock for cash proceeds received during March and April 2008 totaling $80,000, or $0.01 per share.

In addition, during May 2008, a total of 5,463,333 shares of restricted Common Stock were issued for cash proceeds previously received during 2004, 2005 and 2006 (previously recorded as stock deposits) totaling $110,100.  An additional 409,075 shares of Common Stock were issued to a Company director in repayment of a $8,181 loan previously received by the Company in a prior year.

During July and September 2008, the Company issued an additional 3,300,000 shares of Common Stock for cash proceeds of $99,000, or $0.03 per share.

Effective September 2, 2008, the Company’s Board of Directors approved the issuance of a total of 1,000,000 restricted shares to a public relations firm, for public relations and corporate communications services to be rendered valued at $42,000, or $0.042 per share, which represented the market value of the shares on the date that the shares were approved to be issued.  The consulting agreement is based on a one-year term, the shares will vest in equal increments, and the consulting expense will be recognized over the same period.  $14,000 of the $42,000 consulting expense was recognized during the year ended December 31, 2008, with the remaining $28,000 recognized during the year ended December 31, 2009.

Effective September 15, 2008, the Company’s Board of Directors approved the issuance of a total of 1,000,000 restricted shares to a strategic management consulting firm for services rendered valued at $40,000, or $0.04 per share, which represented the market value of the shares on the date that the shares were approved to be issued.

Effective September 19, 2008, the Company’s Board of Directors approved the issuance of a total of 4,000,000 free-trading shares to two individuals for management consulting services to be rendered valued at $120,000, or $0.03 per share, which represented the market value of the shares on the date that the shares were approved to be issued.  The consulting agreements are based on a four-month term, the shares vest in equal increments, and the consulting expense is recognized over the same period.  $96,000 of the $120,000 consulting expense was recognized during the year ended December 31, 2008, with the remaining $24,000 recognized during the year ended December 31, 2009.

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2009 and 2008

NOTE 6 -  EQUITY TRANSACTIONS (Continued)

Effective November 5, 2008, the Company’s Board of Directors approved the issuance of 1,000,000 free-trading shares to an individual for consulting services to be rendered valued at $30,000, or $0.03 per share, which represented the market value of the shares on the date that the shares were approved to be issued.  The consulting agreement is based on a six-month term, the shares vest in equal increments, and the consulting expense is recognized over the same period.  $10,000 of the $30,000 consulting expense was recognized during the year ended December 31, 2008, with the remaining $20,000 recognized during the year ended December 2009.

During December 2008, the Company issued 3,333,333 shares of Common Stock for cash proceeds received totaling $100,000, or $0.03 per share.  Also during 2008, a director contributed services valued at $16,667.

During April 2009, the Company’s Board of Directors approved the issuance of 700,000 (350,000 restricted and 350,000 free-trading) shares to a consultant valued at $25,200, or $0.036 per share, which represented the market value of the shares on the date that the shares were approved to be issued.  The consulting agreement was based on a one-year term, the shares vest in equal increments, and the consulting expense is to be recognized over the same period.  $16,800 of the $25,200 was recognized during the year ended December 31, 2009, with the remaining $8,400 recorded as deferred consulting fees, to be recognized during 2010 over the remaining four month period at $2,100 per month.

During May 2009, the Company’s Board of Directors approved the issuance of 500,000 restricted shares of Common Stock to a consultant valued at $19,500, or $0.039 per share, which represented the market value of the shares on the date that the shares were approved to be issued.  The consulting agreement was based on a one-year term, the shares vested in equal increments, and the consulting expense was recognized over the same period.  $11,911 of the $19,500 was recognized during the year ended December 31, 2009. The remaining $7,589 will be recognized during 2010.

During June 2009, pursuant to a consulting agreement that included a cash payment of $7,200, the Company’s Board of Directors approved the issuance of 200,000 shares of Common Stock to a consultant valued at $8,400, or $0.042 per share, which represented the market value of the shares on the date that the shares were approved to be issued.  The consulting agreement was based on a three-and-one-half month term, the shares vested in equal increments, and the total consulting expense was recognized during the year ended December 31, 2009.

During September 2009, the Company’s Board of Directors approved the issuance of 250,000 shares of Common Stock to a consultant valued at $25,000, or $0.10 per share, which represented the market value of the shares on the date that the shares were approved to be issued.  15,000 of the shares issued were issued in lieu of outstanding debt owed to the consultant, totaling $1,500.  The remaining 235,000 shares issued were based on a consulting agreement expiring on January 31, 2010, the shares vest in equal increments, and the $23,500 consulting expense is to be recognized over the same period.  $18,278 of the $23,500 was recognized for the year ended December 31, 2009, with the remaining $5,222 recorded as deferred consulting fees, to be recognized during January 2010.

Total deferred consulting fees related to the above mentioned agreements as of December 31, 2009 was $21,211 which will be recognized over the subsequent periods as previously discussed.

Effective May 27, 2009, the Company’s Board of Directors approved the issuance of a total of 100,000 shares of Common Stock to a consultant for medical research services rendered valued at $3,900, or $0.039 per share, which represented the market value of the shares on the date that the shares were approved to be issued.

Effective June 12, 2009, the Company’s Board of Directors approved the issuance of a total of 203,497 shares of Common Stock to a consultant for medical research services rendered valued at $20,350, or $0.10 per share, which represented the market value of the shares on the date that the shares were approved to be issued.

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2009 and 2008

NOTE 6 -  EQUITY TRANSACTIONS (Continued)

On August 5, 2009, warrants held by two separate directors of the Company for a total of 6,487,408 shares were exercised, using the cashless exercise provision within the warrant agreements, resulting in the issuance of 5,126,265 shares of Common Stock with no cash proceeds received.

Effective October 13, 2009, the Company’s Board of Directors approved the issuance of a total of 453,569 shares of Common Stock to two separate consultants for medical research and website design services rendered valued at $29,483, or $0.065 per share, which represented the market value of the shares on the date that the shares were approved to be issued.

Effective November 30, 2009, the Company’s Board of Directors approved the issuance of a total of 50,000 shares of Common Stock to a patent attorney for patent legal services rendered valued at $14,750, or $0.295 per share, which represented the market value of the shares on the date that the shares were approved to be issued.

Effective December 15, 2009, the Company’s Board of Directors approved the issuance of a total of 88,408 shares of Common Stock to a consultant for medical research services rendered valued at $34,037, or $0.0385 per share, which represented the market value of the shares on the date that the shares were approved to be issued.

During the year ended December 31, 2009, the Company issued a total of 33,791,065 shares of Common Stock for cash proceeds received totaling $1,263,040, at prices ranging from $0.02 to $0.25 per share.

As previously discussed in Note 1, effective December 14, 2009, the Company’s Board of Directors approved the issuance of a total of 312,500 restricted shares of Common Stock to Solwin Investments Limited (Solwin), a New Zealand corporation controlled by Richard Solomon, a director of the Company, pursuant to a Termination Agreement.  The shares were valued at $0.40 per share, which represented an approximate 4.0% increase over the market value of the shares on the date of the agreement.  The shares were issued as full consideration for the early termination of a Licensing Agreement and a Managing Agent Agreement, and to retain all rights and licenses originally granted to Medizone New Zealand, Limited (MNZ), a New Zealand corporation.  Also as part of the Termination Agreement, the Company assigned its ownership rights and shares in MNZ back to Solwin.  For the year ended December 31, 2009, the Company recorded a loss of $125,000, as the Company was unable to determine the future value of the licensing rights acquired pursuant to the Termination Agreement.

Recapitalization

Effective August 26, 2009, authorized by the stockholders pursuant to Proposal 4 at the Company’s annual stockholder’s meeting, the Company’s Articles of Incorporation were amended to include a class of Preferred Stock, par value $0.00001, with authorized shares of 50,000,000.  No shares of Preferred Stock have been issued, however, as of December 31, 2009.  The rights and preferences of the newly authorized preferred shares will be determined by the Company’s Board of Directors at a later time.

The Articles of Incorporation were also amended to increase the authorized shares of Common Stock from 250,000,000 to 395,000,000 shares, par value $0.001.

NOTE 7 -  OUTSTANDING WARRANTS AND OPTIONS

Warrants

On various dates over the past several years up to and including June 10, 2009, the Board of Directors of the Company agreed to extend the expiration date on certain outstanding warrants to purchase Common Stock to August 19, 2009.  The Company estimates the fair value of each stock award or expiration extension at the grant date or extension date by using the Black-Scholes option pricing model, which model requires the use of exercise behavior data and the use of a number of assumptions including volatility of the Company’s stock price, the weighted average risk-free interest rate, and the weighted average expected life of the warrants.  Because the Company does not pay dividends, the dividend rate variable in the Black-Scholes model is zero.  Under the provisions of this accounting standard, additional expense of $105,393 and $86,572 was recorded for the years ended December 31, 2009 and 2008, respectively, under the Black-Scholes option pricing model for these warrant extensions.

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2009 and 2008

NOTE 7 -  OUTSTANDING WARRANTS AND OPTIONS (Continued)

The Company estimated the fair value of the stock warrants at the date of the maturity extension, based on the following weighted average assumptions during 2009:

Risk-free interest rate	0.11% - 0.27%
Expected life	1 to 4 months
Expected volatility	139.91% - 245.55%
Dividend yield	0.00%

As previously discussed, on August 5, 2009, warrants held by two separate directors of the Company for a total of 6,487,408 shares were exercised, using the cashless exercise provision within the warrant agreements, resulting in the issuance of 5,126,265 shares of Common Stock with no cash proceeds received.  On August 19, 2009, all remaining warrants expired unexercised.

A summary of the status of the Company’s outstanding warrants as of December 31, 2009 and changes during the year then ended is presented below:

	Shares	Weighted Average Exercise Price
Outstanding, beginning of period	10,109,629	$0.08
Granted (extension of terms)	20,219,258	$0.08
Expired/Canceled	(23,841,479)	$(0.09)
Exercised	(6,487,408)	$(0.02)
Outstanding, end of period	-	n/a
Exercisable	-	n/a

Options

On August 26, 2009, the Company granted a total of 1,000,000 options to a Company director with an exercise price of $0.10 per share, exercisable for up to five years.  On the same date, the Company granted an additional 1,500,000 options to an outside consultant for services rendered, with an exercise price of $0.10 per share, exercisable for up to five years, but including vesting provisions as follows: i) 500,000 of the options vested immediately on the date of grant, ii) 500,000 options will vest on the date certified by the Company as the date the Company’s hospital sterilization program completes its beta-testing, and iii) the remaining 500,000 options will vest on the date certified by the Company as the date that the Company’s process has been commercialized and a minimum of fifty units or devices have been sold to third parties by the Company.  As of December 31, 2009, 1,000,000 of the 1,500,000 options granted to this consultant had not yet vested.

As previously discussed, the Company estimates the fair value of each stock award by using the Black-Scholes option pricing model, which model requires the use of exercise behavior data and the use of a number of assumptions including volatility of the Company’s stock price, the weighted average risk-free interest rate, and the weighted average expected life of the options. Because the Company does not pay dividends, the dividend rate variable in the Black-Scholes model is zero.  Under the provisions of this accounting standard, additional expense of $146,097 was recorded for the year ended December 31, 2009 under the Black-Scholes option pricing model for these options granted on August 26, 2009.  Additional expense of $97,398 will be recorded in the future as the additional vesting requirements are met.

The Company estimated the fair value of the stock options at the date of the grant, based on the following weighted average assumptions:

Risk-free interest rate	2.46%
Expected life	5 years
Expected volatility	196.94%
Dividend yield	0.00%

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2009 and 2008

NOTE 7 -  OUTSTANDING WARRANTS AND OPTIONS (Continued)

A summary of the status of the Company’s outstanding options as of December 31, 2009 and changes during the year then ended is presented below:

	Shares	Weighted Average Exercise Price
Outstanding, beginning of period	-	n/a
Granted	2,500,000	$0.10
Expired/Canceled	-	n/a
Exercised	-	n/a
Outstanding, end of period	2,500,000	$0.10
Exercisable	1,500,000	$0.10

NOTE 8 -  DUE TO STOCKHOLDERS

During various prior years, certain directors have advanced a total of $7,000 to the Company to cover operating expenses. These amounts are non-interest bearing, unsecured and due on demand.

NOTE 9 -  NOTES PAYABLE

Notes payable consisted of the following at December 31, 2009 and 2008:

     2009               2008

Notes payable to ten stockholders, due on demand, plus interest at 10% per annum (in arrears).  The Company is obligated to accept the rate at face value plus accrued interest as partial payment for shares the lenders may purchase from the Company upon exercise of the lenders’ option to acquire shares from the Company.

	$ 60,815	$ 60,815

Notes payable to directors totaling $28,000 and a note payable to a third party in the amount of $9,000, due on April 22, 1995 (principal and accrued interest in arrears as of report date), plus interest at 8% per annum. Each lender has the right to convert any portion of the principal and interest into Common Stock at a price per share equal to the price per share under the most recent private placement transaction.	37,000	37,000

Notes payable to former directors and a family member of a former director, due at various dates in 1995, 1996 and 1997 (principal and accrued interest in arrears as of report date), plus interest at 8% per annum. The Company has the right to repay the loans with restricted stock at $0.10 per share if alternative financings do not occur.	182,676	182,676

Note payable to a financing company, payable in nine monthly installments of $691, interest at 7.75% per annum, matures on March 31, 2010.	2,720	-

Total Notes Payable	283,211	280,491

Less: Current Portion	(283,211)	(280,491)

Long-Term Notes Payable	$ -	$ -

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2009 and 2008

NOTE 9 -  NOTES PAYABLE (Continued)

The aggregate principal maturities of notes payable are as follows:

Year Ended December 31,	Amount
2010	$ 283,211

NOTE 10 -  DEBT FORGIVENESS

During the year ended December 31, 2009, an outside attorney of the Company forgave a total of $61,514 in previously accrued interest on past due balances.

NOTE 11 -  GOING CONCERN

The Company’s consolidated financial statements are prepared using GAAP applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has incurred significant losses from its inception through December 31, 2009, which have resulted in an accumulated deficit of $22,044,955 at December 31, 2009.  The Company currently does not have an established source of funds sufficient to cover its operating costs beyond the next three months, has a working capital deficit of approximately $3,072,000, and has relied exclusively on debt and equity financing.  Accordingly, there is substantial doubt about its ability to continue as a going concern.  Continuation of the Company as a going concern is dependent upon obtaining additional capital and ultimately, upon the Company’s attaining profitable operations.  The Company will require a substantial amount of additional funds to complete the development of its products, hospital beta testing, commercialization, and to fund additional losses, until revenues are sufficient to cover the Company’s operating expenses.

Over the past two years, the Company has raised a total of $1,542,040 through the sale of 48,424,398 restricted shares of Common Stock at prices ranging from $0.01 to $0.25 per share, which funds have been used to bring the Company current in its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and to pay certain other corporate obligations including the initial costs of development for its hospital sterilization initiative.  As discussed in Note 12, an additional $125,000 has been raised subsequent to December 31, 2009 through the sale of 500,000 restricted shares of Common Stock, at $0.25 per share.  However, the Company will need to raise additional capital in the near future in order to sustain operations and to fund additional research.  The Company believes that it will be able to raise these additional needed funds from some of the same investors who have purchased shares during 2008 and 2009, although there is no guarantee that these investors will purchase additional shares.  However, these investors have verbally committed to continue to fund the Company’s projects on a monthly basis, as needed.  If the Company is unsuccessful in finalizing this or other additional funding, it will most likely be forced to substantially reduce or cease operations.

During 2009, the Company began pursuing the development of a novel ozone-based technology (“AsepticSure™ technology”) which will offer a safe, inexpensive means of disinfecting medical facilities of all bacteria, fungi and viruses known to cause hospital derived infections.  Since this technology is not considered a medical treatment or a diagnostic, its developmental pathway will not be subject to regulatory review or the requirement of a lengthy clinical trial process.  The Company has recently completed a third series of laboratory trials of this hospital sterilization technology at Innovation Park, Queen’s University, Ontario, Canada, which has enabled the Company to establish the precise protocols necessary in order to obtain maximum bactericidal action in combination with minimum turn-around times in keeping with normal hospital flow patterns. Most recently, the Company research has shown that the technology can now achieve a level of bacterial decontamination heretofore unseen in open space settings using conventional means.  The Company believes that this development will significantly expand the utility for the AsepticSure™ technology.

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2009 and 2008

NOTE 11 -  GOING CONCERN (Continued)

In addition, the Company’s full scale development prototype has been completed and demonstrated in bacteria-free runs that it can reach both the charge time and saturation requirements of its design criteria.  Hospital beta testing of the AsepticSure™ hospital sterilization prototype system is scheduled to begin during early 2010 for both public and government applications. Assuming successful hospital beta testing, commercialization of the system with first product deliveries is expected during 2010, which the Company believes will provide the necessary revenue to fund additional advanced efforts with this technology for bio-terrorism counter measures, as well as other projects.

The management of the Company intends to seek additional funding which will be utilized to fund additional research and continue operations.  The Company recognizes that if it is unable to raise additional capital, it may find it necessary to substantially reduce or cease operations.

The ability of the Company to continue as a going concern is dependent on its ability to successfully accomplish the plan described in the preceding paragraphs and eventually attain profitable operations.  The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of these uncertainties.

NOTE 12 -  SUBSEQUENT EVENTS

Subsequent to December 31, 2009, the Company raised an additional $125,000 through the sale of 500,000 restricted shares of Common Stock, at $0.25 per share.

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES
(A Development Stage Company)
Consolidated Balance Sheets

ASSETS
	September 30,	December 31,
	2010	2009
	(Unaudited)
CURRENT ASSETS
Cash	$634,852	$359,891
Prepaid expenses	12,050	6,786
Deferred consulting fees	70,303	21,211
Total Current Assets	717,205	387,888

PROPERTY AND EQUIPMENT (Net)	1,768	3,041

OTHER ASSETS
Trademark and patents, net	110,691	19,440
Deferred stock offering costs	52,500	-
Lease deposit	1,122	1,122
Total Other Assets	164,313	20,562

TOTAL ASSETS	$883,286	$411,491

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$637,857	$699,026
Due to stockholders	7,000	7,000
Accrued expenses	2,491,804	2,470,904
Notes payable	285,302	283,211
Total Current Liabilities	3,421,963	3,460,141

CONTINGENT LIABILITIES	224,852	224,852

Total Liabilities	3,646,815	3,684,993

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, 50,000,000 shares authorized of $0.00001
par value, no shares issued or outstanding	-	-
Common stock, 395,000,000 shares authorized of $0.001
par value, 257,664,949 and 241,701,432 shares issued
and outstanding, respectively	257,665	241,701
Additional paid-in capital	21,413,395	18,533,363
Other comprehensive loss	(9,847)	(3,611)
Deficit accumulated during the development stage	(24,424,742)	(22,044,955)
Total Stockholders' Equity (Deficit)	(2,763,529)	(3,273,502)

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)	$883,286	$411,491

The accompanying notes are an integral part of these consolidated financial statements.

MEDIZONE INTERNATIONAL, INC., AND SUBSIDIARIES
(A Development Stage Company)
Consolidated Statements of Operations
(Unaudited)
					From Inception
	For the		For the		on January 31, 1986
	Three Months Ended		Nine Months Ended		Through
	September 30,		September 30,		Sept. 30,
	2010	2009	2010	2009	2010
REVENUES	$-	$-	$-	$-	$133,349

EXPENSES
Cost of revenues	-	-	-	-	103,790
General and administrative	1,187,936	301,149	1,580,634	617,377	18,191,301
Research and development	485,011	165,237	776,034	305,883	4,015,823
Expense on extension of warrants	-	-	-	105,393	2,092,315
Bad debt expense	-	-	-	-	48,947
Depreciation and amortization	2,884	618	5,252	1,432	55,943
Total Expenses	1,675,831	467,004	2,361,920	1,030,085	24,508,119
Loss from Operations	(1,675,831)	(467,004)	(2,361,920)	(1,030,085)	(24,374,770)

OTHER INCOME (EXPENSES)
Non-controlling interest in loss	-	-	-	-	26,091
Other income	-	-	-	-	19,780
Gains on sales of subsidiaries	-	-	-	-	208,417
Debt forgiveness	-	-	-	61,514	61,514
Loss on termination of
license agreement	-	-	-	-	(125,000)
Interest expense	(5,995)	(5,990)	(17,867)	(17,818)	(1,135,512)
Total Other Income (Expenses)	(5,995)	(5,990)	(17,867)	43,696	(944,710)

LOSS BEFORE EXTRAORDINARY ITEMS	(1,681,826)	(472,994)	(2,379,787)	(986,389)	(25,319,480)

EXTRAORDINARY ITEMS
Lawsuit settlement	-	-	-	-	415,000
Debt forgiveness	-	-	-	-	479,738
Total Extraordinary Items	-	-	-	-	894,738

NET LOSS	$(1,681,826)	$(472,994)	$(2,379,787)	$(986,389)	$(24,424,742)

BASIC LOSS PER SHARE	$(0.01)	$(0.00)	$(0.01)	$(0.00)

WEIGHTED AVERAGE NUMBER
OF COMMON SHARES OUTSTANDING	250,143,347	231,947,675	246,780,162	215,911,398

The accompanying notes are an integral part of these consolidated financial statements.

MEDIZONE INTERNATIONAL, INC., AND SUBSIDIARIES
(A Development Stage Company)
Consolidated Statements of Other Comprehensive Loss
(Unaudited)
					From Inception
	For the		For the		on January 31, 1986
	Three Months Ended		Nine Months Ended		Through
	September 30,		September 30,		Sept. 30,
	2010	2009	2010	2009	2010

NET LOSS	$(1,681,826)	$(472,994)	$(2,379,787)	$(986,389)	$(24,424,742)

OTHER COMPREHENSIVE LOSS
(Gain) Loss on foreign currency translation	63	371	(6,236)	5	(9,847)

TOTAL COMPREHENSIVE LOSS	$(1,681,763)	$(472,623)	$(2,386,023)	$(986,384)	$(24,434,589)

The accompanying notes are an integral part of these consolidated financial statements.

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES
(A Development Stage Company)
Consolidated Statements of Cash Flows
(Unaudited)
			From Inception
			on January 31,
	For the Nine Months Ended		1986 Through
	September 30,		September 30,
	2010	2009	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,379,787)	$(986,389)	$(24,424,742)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	5,197	1,432	55,888
Stock issued for services	1,268,213	35,462	4,659,111
Stock issued for early termination of a marketing rights agreement and a joint venture agreement	-	-	125,000
Amortization of deferred consulting fees	21,211	89,335	137,388
Expense for extension of warrants below
market value	-	105,393	2,092,315
Value of stock options granted	249,115	146,097	395,212
Bad debt expense	-	-	48,947
Non-controlling interest in loss	-	-	(26,091)
Loss on disposal of assets	-	-	693,752
Gain on settlement of debt and lawsuit settlements	-	(61,514)	(603,510)
Changes in assets and liabilities:
Prepaid expenses and deposits	882	(6,149)	(49,949)
Accounts payable	(61,169)	(1,788)	1,258,734
Accrued expenses	20,900	52,127	3,139,827
Net Cash Used by Operating Activities	(875,438)	(625,994)	(12,498,118)

CASH FLOWS FROM INVESTING ACTIVITIES:
Trademark and patents	(27,710)	(5,329)	(41,943)
Purchase of property and equipment	-	(1,027)	(44,182)
Net Cash Used by Investing Activities	(27,710)	(6,356)	(86,125)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from lawsuit settlement	-	-	415,000
Principal payments on notes payable	(4,055)	(1,309)	(200,133)
Cash received from notes payable	-	-	1,129,518
Advances from stockholders	-	-	44,658
Payment on stockholder advances	-	-	(24,191)
Capital contributions	-	-	439,870
Stock issuance costs	(10,000)	-	(115,312)
Increase in non-controlling interest	-	-	14,470
Issuance of Common Stock for cash	1,198,400	768,000	11,525,062
Net Cash Provided by Financing Activities	1,184,345	766,691	13,228,942
EFFECT ON CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(6,236)	5	(9,847)
NET INCREASE IN CASH	274,961	134,346	634,852
CASH AT BEGINNING OF PERIOD	359,891	12,272	-
CASH AT END OF PERIOD	$634,852	$146,618	$634,852

The accompanying notes are an integral part of these consolidated financial statements.

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES
(A Development Stage Company)
Consolidated Statements of Cash Flows (Continued)
(Unaudited)
			From Inception
			on January 31,
	For the Nine Months Ended		1986 Through
	September 30,		Sept. 30,
	2010	2009	2010

SUPPLEMENTAL CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$125	$-	$29,988

NON-CASH FINANCING ACTIVITIES

Stock issued for services	$1,268,213	$35,462	$4,659,111
Stock issued for prepaid consulting fees	$70,303	$65,388	$308,191
Stock issued for stock offering costs	$100,000	$-	$100,000
Stock issued for conversion of debt	$-	$1,500	$4,373,912
Stock issued for license agreement	$-	$-	$693,752
Stock issued for patent costs	$67,465	$-	$82,215
Stock issued for early termination of marketing rights agreement and joint venture agreement	$-	$-	$125,000

The accompanying notes are an integral part of these consolidated financial statements.

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES

(A Development Stage Company)

Notes to the Consolidated Financial Statements (Unaudited)

September 30, 2010 and December 31, 2009

NOTE 1 -  BASIS OF PRESENTATION

The financial information included herein is unaudited and has been prepared consistent with generally accepted accounting principles (GAAP) for interim consolidated financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, these consolidated financial statements do not include all information and footnotes required by GAAP for complete consolidated financial statements.  These statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s annual report on Form 10-K for the year ended December 31, 2009.  In the opinion of management, these consolidated financial statements contain all adjustments (consisting solely of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of results for the interim period presented.

The results of operations for the three months and nine months ended September 30, 2010 are not necessarily indicative of the results to be expected for the full year.

Recently Adopted Accounting Pronouncements

In October 2009, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2009-13 for Revenue Recognition – Multiple Deliverable Revenue Arrangements (Subtopic 605-25) “Subtopic”. This accounting standard update establishes the accounting and reporting guidance for arrangements under which the vendor will perform multiple revenue generating activities. Vendors often provide multiple products or services to their customers. Those deliverables often are provided at different points in time or over different time periods. Specifically, this Subtopic addresses how to separate deliverables and how to measure and allocate arrangement consideration to one or more units of accounting.  The amendments in this guidance will affect the accounting and reporting for all vendors that enter into multiple-deliverable arrangements with their customers when those arrangements are within the scope of this Subtopic.

This new accounting standard is effective for fiscal years beginning on or after June 15, 2010. Earlier adoption is permitted. If a vendor elects early adoption and the period of adoption is not the beginning of the entity’s fiscal year, the entity will apply the amendments under this Subtopic retrospectively from the beginning of the entity’s fiscal year.  The presentation and disclosure requirements shall be applied retrospectively for all periods presented. As the Company has not yet generated any revenues, this standard is not yet applicable, but will be adopted once revenues are generated.

NOTE 2 -  CANADIAN FOUNDATION FOR GLOBAL HEALTH

The Company assisted in the formation of the Canadian Foundation for Global Health (“CFGH”), a not-for-profit foundation based in Ottawa, Canada.  The Company helped establish CFGH for two primary purposes: (1) to establish an independent not-for-profit foundation intended to have a continuing working relationship with the Company for research purposes that is best positioned to attract the finest scientific, medical and academic professionals possible to work on projects deemed to be of social benefit; and (2) to provide a means for the Company to use a tiered pricing structure for future services and products in emerging economies and extend the reach of the Company’s technology to as many in need as possible.

The CFGH is specifically not authorized to contract for research or other services on behalf of the Company without prior approval.  All intellectual property, including but not limited to, scientific results, patents and trademarks that are derived from work done on the Company’s behalf or at its request, by CFGH or parties contracted by CFGH with the Company’s prior approval, are the sole and exclusive property of the Company.

The Company follows the accounting standard regarding variable interest entities (“VIE’s), whereby a VIE is required to be consolidated by a company if that company absorbs a majority of the VIE’s expected losses and/or receives a majority of the entity’s expected residual returns as a result of holding variable interests, which are the ownership, contractual, or other financial interests in the entity.  In addition, a legal entity is considered to be a VIE, if it does not have sufficient equity at risk to finance its own activities without relying on financial support from other parties.  If the legal entity is a VIE, then the reporting entity determined to be the primary beneficiary of the VIE must consolidate it.

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES

(A Development Stage Company)

Notes to the Consolidated Financial Statements (Unaudited)

September 30, 2010 and December 31, 2009

NOTE 2 -  CANADIAN FOUNDATION FOR GLOBAL HEALTH (Continued)

The Company has determined that CFGH meets the requirements of a VIE, effective upon the first advance to CFGH on February 12, 2009.  Accordingly, the financial position and operations of CFGH are being consolidated with the Company as of September 30, 2010 and December 31, 2009, and for the three and nine months ended September 30, 2010 and 2009.

NOTE 3 -  BASIC LOSS PER SHARE

The computations of basic loss per share of Common Stock are based on the weighted average number of common shares outstanding during the period of the consolidated financial statements as follows:

	For the Three Months Ended September 30,
	2010	2009
Numerator
- Loss before extraordinary items	$ (1,681,826)	$ (472,994)
- Extraordinary items	-	-

Denominator (weighted average number of shares outstanding)	250,143,347	231,947,675

Basic loss per share
- Before extraordinary items	$ (0.01)	$ (0.00)
- Extraordinary items	0.00	0.00

Basic Loss Per Share	$ (0.01)	$ (0.00)

	For the Nine Months Ended September 30,
	2010	2009
Numerator
- Loss before extraordinary items	$ (2,379,787)	$ (986,389)
- Extraordinary items	-	-

Denominator (weighted average number of shares outstanding)	246,780,162	215,911,398

Basic loss per share
- Before extraordinary items	$ (0.01)	$ (0.00)
- Extraordinary items	0.00	0.00

Basic Loss Per Share	$ (0.01)	$ (0.00)

Common stock equivalents, consisting of warrants and options, have not been included in the calculation as their effect is antidilutive for the periods presented.

NOTE 4 -  GOING CONCERN

The Company’s consolidated financial statements are prepared using GAAP applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has incurred significant losses from its inception through September 30, 2010, which have resulted in an accumulated deficit of $24,424,742 at September 30, 2010.  The Company currently does not have an established source of funds sufficient to cover its operating costs beyond the next five or six months, has a working capital deficit of approximately $2,705,000, and has relied exclusively on debt and equity financing.  Accordingly, there is substantial doubt about its ability to continue as a going concern.

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES

(A Development Stage Company)

Notes to the Consolidated Financial Statements (Unaudited)

September 30, 2010 and December 31, 2009

NOTE 4 -  GOING CONCERN (Continued)

Continuation of the Company as a going concern is dependent upon obtaining additional capital and ultimately, upon the Company’s attaining profitable operations.  The Company will require a substantial amount of additional funds to complete the development of its products, hospital beta testing, commercialization, and to fund additional losses, until revenues are sufficient to cover the Company’s operating expenses.

Over the past several years, the Company has raised approximately $2,730,000 through the sale of nearly 58,000,000 restricted shares of Common Stock at prices ranging from $0.01 to $0.25 per share, which funds have been used to pay certain corporate obligations, including the initial costs of development for its hospital sterilization initiative.  The Company will need to raise additional capital during early 2011 in order to sustain operations and to fund additional research.  The Company believes that it will be able to raise these additional needed funds from some of the same investors who have purchased shares over the past several years, although there is no guarantee that these investors will purchase additional shares.  However, these investors have verbally committed to continue to fund the Company’s projects, as needed.  If the Company is unsuccessful in finalizing this or other additional funding, it will most likely be forced to substantially reduce or cease operations.

During 2009, the Company began pursuing the development of a novel ozone-based technology (“AsepticSure™ technology”) which will offer a safe, inexpensive means of disinfecting medical facilities of all bacteria, fungi and viruses known to cause hospital derived infections.  Since this technology is not considered a medical treatment or a diagnostic, its developmental pathway will not be subject to regulatory review or the requirement of a lengthy clinical trial process.  The Company completed a third series of laboratory trials of this hospital sterilization technology at Innovation Park, Queen’s University, Ontario, Canada, during January 2010 which has enabled the Company to establish the precise protocols necessary in order to obtain maximum bactericidal action in combination with minimum turn-around times in keeping with normal hospital flow patterns.  Most recently, the Company research has shown that the technology can now achieve a level of bacterial decontamination heretofore unseen in open space settings using conventional means.  Additional test results have demonstrated that the AsepticSure™ technology is successful on Porcelain and Formica, as well as stainless surfaces, which surfaces represent the majority of all hospital surfaces.  An in-hospital beta test at Hospital Hotel Dieu, associated with Queen’s University in Kingston, Ontario, Canada, completed in October 2010 demonstrated that carpet samples commonly associated with use in hospitals and contaminated with C. difficile and MRSA also were sterilized using the AsepticSure™ technology. Additional in-hospital beta testing is anticipated later this year and continuing into 2011.

Recent research has shown that the AsepticSure™ technology is successful on Listeria monocytogenes and Salmonella thphium with thirty-minute exposure to the patented gas mixture, thus reducing food-borne illnesses.  The Company believes that these recent developments will significantly expand the utility for the AsepticSure™ technology, and also greatly reduce the time required for the thorough sterilization of a hospital room, and the return of the hospital room back into service.

In addition, the Company’s full-scale development prototype has been completed and demonstrated in bacteria-free runs that it can reach both the charge time and saturation requirements of its design criteria.  Additional full-scale prototypes have subsequently been developed utilizing a slightly different technology than the original technology.  The Company’s goal is to demonstrate an actual and significant reduction in the rate of re-infection for hospital acquired infections by institutions utilizing the Company’s system.

The management of the Company intends to seek additional funding which will be utilized to fund additional research and continue operations.  The Company recognizes that if it is unable to raise additional capital, it may find it necessary to substantially reduce or cease operations.

The ability of the Company to continue as a going concern is dependent on its ability to successfully accomplish the plan described in the preceding paragraphs and eventually attain profitable operations.  The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of these uncertainties.

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES

(A Development Stage Company)

Notes to the Consolidated Financial Statements (Unaudited)

September 30, 2010 and December 31, 2009

NOTE 5 -  COMMITMENTS AND CONTINGENCIES

The Company is subject to certain claims and lawsuits arising in the normal course of business.  In the opinion of management, uninsured losses, if any, resulting from the ultimate resolution of these matters will not have a material effect on the Company’s financial position, results of operations, or cash flows.

Effective July 1, 2009, the Company entered into a lease agreement and established its own certified laboratory located at Innovation Park, Queen’s University in Kingston, Ontario, Canada, which will provide a primary research and development platform for the Company as it proceeds towards commercialization of its products.  The lease term has been extended through June 30, 2011 and includes a monthly lease payment of $1,300 Canadian Dollars plus the applicable Goods and Services Tax (GST).  A second laboratory space for full scale room testing was rented during December 2009 that includes a monthly lease payment of $1,200 Canadian Dollars, plus the applicable GST, through June 30, 2011.

NOTE 6 -  OUTSTANDING WARRANTS AND OPTIONS

Warrants

On various dates over the past several years, the Board of Directors of the Company agreed to extend the expiration date on certain outstanding warrants to purchase Common Stock.  The Company estimates the fair value of each stock award or expiration extension at the grant date or extension date by using the Black-Scholes option pricing model, which model requires the use of exercise behavior data and the use of a number of assumptions including volatility of the Company’s stock price, the weighted average risk-free interest rate, and the weighted average expected life of the warrants.  Because the Company does not pay dividends, the dividend rate variable in the Black-Scholes model is zero.  Under the provisions of this accounting standard, additional expense of $-0- and $105,393 was recorded for the nine months ended September 30, 2010 and 2009, respectively, under the Black-Scholes option pricing model for these warrant extensions.

The Company estimated the fair value of the stock warrants at the date of the maturity extension, based on the following weighted average assumptions:

Risk-free interest rate	0.11% - 0.27%
Expected life	1 to 4 months
Expected volatility	139.91% - 245.55%
Dividend yield	0.00%

All outstanding warrants were either exercised or expired unexercised prior to the end of the year ended December 31, 2009, thus there are no warrants outstanding as of September 30, 2010.

Options

On August 26, 2009, the Company granted a total of 1,000,000 options to a Company director with an exercise price of $0.10 per share, exercisable for up to five years.  On the same date, the Company granted an additional 1,500,000 options to an outside consultant for services rendered, with an exercise price of $0.10 per share, exercisable for up to five years, but including vesting provisions as follows: i) 500,000 of the options vested immediately on the date of grant, ii) 500,000 options will vest on the date certified by the Company as the date the Company’s hospital sterilization program completes its beta-testing, and iii) the remaining 500,000 options will vest on the date certified by the Company as the date that the Company’s process has been commercialized and a minimum of fifty units or devices have been sold to third parties by the Company.  As of September 30, 2010, 1,000,000 of the 1,500,000 options granted to this consultant had not yet vested.  Additional expense of $97,398 will be recorded in the future as the additional vesting requirements are met on the 1,000,000 unvested options.

On March 29, 2010, the Company granted 250,000 options to an individual for research and development consulting services to be rendered for the period of April 1, 2010 through September 30, 2010.  The options have an exercise price of $0.19 per share, and are exercisable for up to five years.  The value of these options granted, totaling $46,094, was recognized as an expense on a monthly basis beginning on April 1, 2010, at $7,682 per month, and ending on September 30, 2010.

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES

(A Development Stage Company)

Notes to the Consolidated Financial Statements (Unaudited)

September 30, 2010 and December 31, 2009

NOTE 6 -  OUTSTANDING WARRANTS AND OPTIONS (Continued)

On July 21, 2010, the Company granted a total of 3,500,000 options to certain board members and employees of the Company as additional compensation for work performed.  These options are exercisable at $0.20 per share, are exercisable for five years, but do not vest until the Company has achieved commercial sales.  As of September 30, 2010, none of these options had vested.  The value of these options granted, totaling $710,577, will be recorded in the future once the Company has achieved commercial sales.

Also on July 21, 2010, the Company granted 1,000,000 options to a director of the Company in lieu of an actual stock grant for his services as a board member (see Note 7 for additional discussion on common shares issued to other board members for board service).  These options are exercisable at $0.20 per share, are exercisable for five years, and became fully vested on the date of the grant.  The value of these options granted, totaling $203,022, has been recorded as board compensation for the nine months ended September 30, 2010.

On August 16, 2010, the Company granted 250,000 options to an outside consultant for patent work performed on behalf of the Company.  These options are exercisable at $0.27 per share, are exercisable for five years, and had no vesting provisions.  The value of these options granted, totaling $67,465, has been capitalized to patent costs as of September 30, 2010, which costs will be amortized over the expected life of the patent.

On September 1, 2010, the Company granted an additional 250,000 options to an outside consultant in connection with extending his consulting agreement with the Company through September 1, 2011.  These options are exercisable at $0.275 per share, are exercisable for five years, but do not vest until the Company has achieved commercialization and sales of the AsepticSure™ product. As of September 30, 2010, none of these options had vested.  The value of these options granted, totaling $65,067, will be recorded in the future once the Company has achieved the required commercial sales.

As previously discussed, the Company estimates the fair value of each stock award by using the Black-Scholes option pricing model, which model requires the use of exercise behavior data and the use of a number of assumptions including volatility of the Company’s stock price, the weighted average risk-free interest rate, and the weighted average expected life of the options. Because the Company does not pay dividends, the dividend rate variable in the Black-Scholes model is zero.  Under the provisions of this accounting standard, additional expense of $249,116 and $146,097 was recorded for the nine months ended September 30, 2010 and 2009, respectively, under the Black-Scholes option pricing model.  An additional amount of $67,465 has been capitalized as patent costs as of September 30, 2010, as previously mentioned, which costs will be amortized over the expected useful life of the patents.  An additional expense of $873,042 will be expensed in the future as the additional vesting requirements are met.

The Company estimated the fair value of the stock options at the date of the grant, based on the following weighted average assumptions:

Risk-free interest rate	2.46%
Expected life	5 years
Expected volatility	185.59 - 196.94%
Dividend yield	0.00%

A summary of the status of the Company’s outstanding options as of September 30, 2010 and changes during the nine months then ended is presented below:

	Shares	Weighted Average Exercise Price
Outstanding, beginning of period	2,500,000	$0.10
Granted	5,250,000	$0.21
Expired/Canceled	-	n/a
Exercised	-	n/a
Outstanding, end of period	7,750,000	$0.17
Exercisable	3,000,000	$0.16

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES

(A Development Stage Company)

Notes to the Consolidated Financial Statements (Unaudited)

September 30, 2010 and December 31, 2009

NOTE 7 -  STOCK TRANSACTIONS AND SIGNIFICANT CONTRACTS

During the nine months ended September 30, 2010, the Company issued 9,389,443 shares of Common Stock for cash proceeds of $1,198,400 (net of stock issuance costs of $10,000), at prices ranging from $0.12 to $0.25 per share.

During April 2009, the Company’s Board of Directors approved the issuance of 700,000 (350,000 restricted and 350,000 free-trading) shares of Common Stock to a consultant. The stock was valued at $25,200, or $0.036 per share, which represented the market value of the shares on the date that the shares were approved to be issued.  The consulting agreement was based on a one-year term, the shares vested in equal increments, and the consulting expense was recognized over the same period. $16,800 of the $25,200 was recognized during the year ended December 31, 2009.  The remaining $8,400 was recognized during the nine months ended September 30, 2010.

During May 2009, the Company’s Board of Directors approved the issuance of 500,000 restricted shares of Common Stock to a consultant valued at $19,500, or $0.039 per share, which represented the market value of the shares on the date that the shares were approved to be issued.  The consulting agreement was based on a one-year term, the shares vested in equal increments, and the consulting expense was recognized over the same period.  $11,911 of the $19,500 was recognized during the year ended December 31, 2009.  The remaining $7,589 was recognized during the nine months ended September 30, 2010.

During February 2010, the Company’s Board of Directors approved the issuance of a total of 137,000 restricted shares of Common Stock to two consultants for consulting, marketing, and web support services valued at a total of $39,730, or $0.29 per share, which represented the market value of the shares on the date that the shares were approved to be issued.  Both consulting agreements were based on a five-month term, the shares vested in equal increments, and the consulting expense was recognized over the same period during 2010.

On March 29, 2010, the Company’s Board of Directors approved the issuance of a total of 250,000 restricted shares of Common Stock to a consulting firm for investor relation services valued at $47,500, or $0.19 per share, which represented the market value of the shares on the date that the shares were approved to be issued.  The consulting agreement was for the period of April 1, 2010 through June 30, 2010.  The entire amount of $47,500 was recognized as consulting fees during the second quarter of 2010 at $15,833 per month.

As previously discussed in Note 6, on March 29, 2010, the Company granted options to acquire 250,000 free-trading shares of Common Stock to an individual to assist the Company in the scientific development of its technology as well as patent support for the period of April 1, 2010 through September 30, 2010.  The options have an exercise price of $0.19 per share, and are exercisable for up to five years.  Pursuant to the Black-Scholes option pricing model, the value of these options is $46,094, which amount was recognized as an expense through September 30, 2010.

On April 9, 2010, the Company’s Board of Directors approved the issuance of a total of 588,235 restricted shares of Common Stock in satisfaction of a one-year contract with an investment firm to assist the Company in raising the necessary capital to continue the development of the Company’s research and technology.  The shares were valued at $100,000, or $0.17 per share, which represented the market value of the shares on the date that the shares were approved to be issued.  $47,500 of the $100,000 value has been recognized as a stock offering cost, and offset against the cash proceeds received as a result of the investment firm’s efforts, during the period ended September 30, 2010 with the remaining $52,500 recorded as deferred stock offering costs as of September 30, 2010, to be recognized as stock offering costs during the remaining period of the contract at $8,333 per month.

On April 12, 2010, the Company’s Board of Directors approved the issuance of a total of 120,000 restricted shares of Common Stock to a consultant in lieu of outstanding consulting fees valued at $22,800, or $0.19 per share, which represented the market value of the shares on the date that the shares were approved to be issued.

On July 8, 2010, the Company’s Board of Directors approved the issuance of 135,000 shares of restricted shares of Common Stock to an investor relations company pursuant to a one-year agreement through July 15, 2011.  The shares are valued at $25,650, or $0.19 per share, the market value of the shares on the date that the Board of Directors approved the issuance of the shares.  The shares vest in equal increments and the expense is to be recorded over the period of the agreement.  $5,343 of the $25,650 consulting expense was recognized during the nine months ended September 30, 2010, with the remaining $20,307 recorded as deferred consulting fees, to be recognized over the remaining period at $2,137 per month.

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES

(A Development Stage Company)

Notes to the Consolidated Financial Statements (Unaudited)

September 30, 2010 and December 31, 2009

NOTE 7 -  STOCK TRANSACTIONS AND SIGNIFICANT CONTRACTS (Continued)

On July 21, 2010, the Company’s Board of Directors approved the issuance of a total of 4,000,000 shares of restricted Common Stock to certain directors and officers for board service and performance bonuses.  These shares were valued at a total of $840,000, or $0.21 per share, the market value of the shares on the date that the dis-interested members of the Board of Directors authorized the issuance of the shares. The value of the shares, or $840,000, was recorded as director compensation and bonus expense for the nine months ended September 30, 2010.  As discussed in Note 6, these same directors and officers also were granted options for the purchase of a total of 3,500,000 shares of Common Stock, exercisable at $0.20 per share for a period of five years.  These options do not vest, however, until the Company achieves commercial sales.

On August 26, 2010, the Company’s Board of Directors approved the issuance of a total of 225,000 restricted shares of Common Stock to two consultants for consulting, marketing, and web support services valued at a total of $60,750, or $0.27 per share, which represented the market value of the shares on the date that the shares were approved to be issued.  The first agreement was for the period of July 15, 2010 through March 31, 2011.  The second agreement was for the period of August 26, 2010 through August 26, 2011.  For both agreements, the shares vest in equal increments and the consulting expense is recognized over the period of the contracts.  $10,754 of the $60,750 consulting expense was recognized during the nine months ended September 30, 2010, with the remaining $49,996 recorded as deferred consulting fees, to be recognized over the remaining period of each contract.

Also on August 26, 2010, the Company’s Board of Directors approved the issuance of 118,839 restricted shares of Common Stock to a consultant in lieu of outstanding consulting fees valued at $32,087, or $0.27 per share, which represented the market value of the shares on the date that the shares were approved to be issued.  An additional 1,000,000 restricted shares of Common Stock were approved and issued to this same consultant on September 1, 2010, as bonus compensation for extending his consulting agreement through September 1, 2011.  These shares were valued at $270,000, or $0.27 per share, which represented the market value of the shares on the date that the shares were approved to be issued.  The entire amount was recorded as bonus compensation during the nine months ended September 30, 2010.

NOTE 8 -  PROTOTYPE AGREEMENT

On June 29, 2010, the Company entered into a six-month “Prototype Evaluation Agreement” (“Prototype Agreement”) with a company to produce a prototype AsepticSure™ system apparatus prior to August 24, 2010 and a second prototype apparatus prior to September 24, 2010.

However, due to certain unforeseen delays with the company producing the prototypes, these prototype apparatuses have not been successfully completed (to the point that they are fully verified to the Company’s specifications) as of the date of this prospectus.  The Company’s engineers are actively working with this company with the hope that verification of all operating parameters will be achievable by November 2010.

As additional consideration for the assistance provided by this company pursuant to this Prototype Agreement, the Company has agreed to issue 1,000,000 shares of restricted Common Stock upon the Company’s acceptance of the completed prototype apparatuses, with any required changes agreed to, as being ready for regular production.  This did not happen, however, prior to September 30, 2010, thus no shares have been issued.

NOTE 9 -  FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s financial instruments consist of cash and cash equivalents, accounts payable, and notes payable.  The carrying amount of cash and cash equivalents and accounts payable approximates their fair value because of the short-term nature of these items.  The carrying amount of the notes payable approximates fair value as the individual borrowings bear interest at rates that approximate market interest rates for similar debt instruments.

NOTE 10 -  SUBSEQUENT EVENTS

The Company has evaluated subsequent events per the requirements of Topic 855 and notes that there are no significant subsequent events to be reported.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following is an estimate of the expenses that will be incurred by the Company in connection with the issuance and distribution of the securities being registered.

SEC Registration Fee	$1,548
Accounting Fees and Expenses*	$3,200
Legal Fees and Expenses*	$45,000
Blue Sky Fees and Expenses*	$15,000
Printing and Engraving*	$3,000
Miscellaneous*	$5,000
Total Estimated Expenses*	$72,748

* Estimated

Item 14.  Indemnification of Directors and Officers

Section 78.138 of the Nevada Revised Statutes provides that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (1) his act or failure to act constituted a breach of his fiduciary duties as a director or officer and (2) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer.  As a consequence of this provision, stockholders of our company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions.  The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit the right of our company or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

Item 15.  Recent Sales of Unregistered Securities

Year Ended December 31, 2009

In February and March, 2009, we issued an aggregate of 6,666,668 shares of Common Stock for cash proceeds totaling $200,000, or $0.03 per share.  The shares were issued in private transactions to two accredited investors not otherwise affiliated with the Company.  There were no underwriters involved.  The proceeds were used for general operating expenses and to pay for the development of the AsepticSure™ hospital sterilization system.

These sales were made without registration under the Securities Act of 1933, as amended (“Securities Act”), in reliance upon exemptions from registration, including, without limitation, the exemption provided under Section 4(2) of the Securities Act for private and limited offers and sales of securities made to accredited investors, and the exemptions provided under Regulation D and Rule 506 under the Securities Act for private and limited offers and sales of securities made to accredited investors.

On various dates during the months of April, May and June, 2009, we sold 20,933,331 shares of Common Stock for cash proceeds received totaling $568,000, at prices ranging from $0.02 to $0.03 per share.  These shares were sold in private transactions to twenty-one accredited investors who are otherwise unrelated to the Company.  No agent or broker was used in connection with the offer or sale of these securities.  The proceeds from these sales were used to pay general administrative expenses and for research and development.

Also during the year ended December 31, 2009, we issued 1,953,497 shares of Common Stock to five different outside consultants, valued at $102,350 or prices ranging from $0.036 to $0.10 per share, the market value of the shares on the date that the shares were approved to be issued.  $81,139 of the $102,350 consulting expense was recognized during the year ended December 31, 2009, with the remaining $21,211 recorded as deferred consulting fees, to be recognized monthly over the remaining term of the agreements.

These issuances of shares were made without registration under the Securities Act, as amended, in reliance upon exemptions from registration, including, without limitation, the exemption provided under Section 4(2) of the Securities Act for private and limited offers and sales of securities made to accredited investors.

During August 2009, we issued a total of 5,126,265 shares of Common Stock to two separate Company directors as the result of a cashless exercise of a total of 6,487,408 outstanding stock options.  The stock options were exercisable at prices ranging from $0.02 to $0.05 per share, but included a cashless provision of exercise.  Therefore, no cash proceeds were received us as a result of this stock issuance.  Each of these directors is an accredited investor for purposes of Section 4(2) and Regulation D under the Securities Act.  The shares issued were restricted shares and the certificates representing such shares were marked with an appropriate restrictive legend indicating that the transfer or sale of such securities was restricted in the absence of registration or an exemption from registration available to the sellers under the Securities Act.

We issued 6,191,066 shares of Common Stock for cash proceeds received during October, November and December 2009 totaling $495,040, at prices ranging from $0.06 to $0.25 per share.  These shares were issued in private transactions to twenty accredited investors not otherwise affiliated with the Company.  There were no underwriters involved.  The proceeds were used for general operating expenses and to pay for the development of the AsepticSure™ hospital sterilization system.

These sales were made without registration under the Securities Act in reliance upon exemptions from registration, including, without limitation, the exemption provided under Section 4(2) of the Securities Act for private and limited offers and sales of securities made to accredited investors.

Effective October 13, 2009, our Board of Directors approved the issuance of a total of 453,569 shares of Common Stock to be issued to two separate consultants for medical research and website design services rendered valued at $29,483, or $0.065 per share, which represented the market value of the shares on the date that the shares were approved to be issued.

Effective November 30, 2009, our Board of Directors approved the issuance of a total of 50,000 shares of Common Stock to be issued to a patent attorney for legal services rendered valued at $14,750, or $0.295 per share, which represented the market value of the shares on the date that the shares were approved to be issued.

Effective December 15, 2009, the Company’s Board of Directors approved the issuance of a total of 88,408 shares of Common Stock to be issued to a consultant for medical research services rendered valued at $34,037, or $0.0385 per share, which represented the market value of the shares on the date that the shares were approved to be issued.

Effective December 14, 2009, our Board of Directors approved the issuance of a total of 312,500 restricted shares of Common Stock to Solwin Investments Limited (Solwin), a New Zealand corporation controlled by Richard Solomon, a director of the Company, pursuant to a Termination Agreement.  The shares were valued at $0.40 per share, which represented an approximate 4.0% premium over the market value of the shares on the date of the agreement.  The shares were issued as full consideration for the early termination of the Licensing Agreement and the Managing Agent Agreement, and to retain all rights and licenses originally granted to Medizone New Zealand, Limited (MNZ), a New Zealand corporation.  Also as part of the Termination Agreement, we assigned our ownership rights and shares in MNZ back to Solwin.

These issuances and sales of shares were made without registration under the Securities Act, in reliance upon exemptions from registration, including, without limitation, the exemption provided under Section 4(2) of the Securities Act for private and limited offers and sales of securities made solely to accredited investors.

Nine Months Ended September 30, 2010

In January and February, 2010, we issued an aggregate of 500,000 shares of Common Stock for cash proceeds totaling $125,000, or $0.25 per share.  The shares were issued in private transactions to four accredited investors not otherwise affiliated with the Company.  There were no underwriters involved.  In April, May and June 2010, we issued an additional 3,622,777 shares of Common Stock for cash proceeds totaling $441,400, at prices ranging from $0.12 to $0.18 per share.  We also paid stock offering costs to an investment firm of $10,000 who assisted us in raising these funds.

These shares were issued in private transactions to a total of thirteen accredited investors not otherwise affiliated with the Company.  In July and August 2010, we issued an additional 5,266,666 shares of Common Stock for cash proceeds totaling $632,000, at $0.12 per share.  These shares were issued in private transactions to a total of twenty-one accredited investors not otherwise affiliated with the Company.  All of these proceeds received were used for general operating expenses and to pay for the development of the AsepticSure™ hospital sterilization system.  These sales were made without registration under the Securities Act in reliance upon exemptions from registration, including, without limitation, the exemption provided under Section 4(2) of the Securities Act for private and limited offers and sales of securities made to accredited investors, and the exemptions provided under Regulation D and Rule 506 under the Securities Act for private and limited offers and sales of securities made to accredited investors.

During February 2010, we issued a total of 137,000 restricted shares of Common Stock to two consultants for consulting, marketing, and web support services valued at a total of $39,730, or $0.29 per share, which represented the market value of the shares on the date that our Board of Directors authorized the issuance of the shares.  Both consulting agreements were based on a five-month term through June 30, 2010, the shares vested in equal increments, and the consulting expense was recognized over the same period during 2010.

On March 29, 2010, we issued a total of 250,000 restricted shares of Common Stock to a consulting firm for investor relation services valued at $47,500, or $0.19 per share, which represented the market value of the shares on the date that the Board of Directors authorized the issuance of the shares.  The consulting agreement is for the period of April 1, 2010 through June 30, 2010.

On April 9, 2010, we issued a total of 588,235 restricted shares of Common Stock in satisfaction of a one-year contract with an investment firm to assist the Company in raising required capital, valued at $100,000, or $0.17 per share, which represented the market value of the shares on the date that the Board of Directors authorized the issuance of the shares.

On April 12, 2010, we issued 120,000 restricted shares of Common Stock in lieu of outstanding consulting fees totaling $22,800, or $0.19 per share, which represented the market value of the shares on the date that the Board of Directors authorized the issuance of the shares.

On July 8, 2010, we issued 135,000 restricted shares of Common Stock to an investor relations company pursuant to a one-year agreement through July 15, 2011.  The shares were valued at $25,650, or $0.19 per share, which represented the market value of the shares on the date that the Board of Directors authorized the issuance of shares.  The shares vest in equal increments and the expense is being recorded over the period of the agreement.

On July 21, 2010, we issued a total of 4,000,000 shares of restricted Common Stock to certain directors and officers for board service and performance bonuses.  These shares were valued at a total of $840,000, or $0.21 per share, which represented the market value of the shares on the date that the dis-interested members of the Board of Directors authorized the issuance of shares.

On August 26, 2010, we issued a total of 225,000 restricted shares of Common Stock to two consultants for consulting, marketing, and web support services valued at a total of $60,750, or $0.27 per share, which represented the market value of the shares on the date that our Board of Directors authorized the issuance of the shares.  The first agreement was for the period of July 15, 2010 through March 31, 2011.  The second agreement was for the period of August 26, 2010 through August 26, 2011. For both agreements, the shares vest in equal increments and the consulting expense is recognized over the period of the contracts.

Also on August 26, 2010, we issued 118,839 restricted shares of Common Stock in lieu of outstanding consulting fees totaling $32,087, or $0.27 per share, which represented the market value of the shares on the date that the Board of Directors authorized the issuance of the shares.  An additional 1,000,000 restricted shares of Common Stock were approved and issued to this same consultant on September 1, 2010, as bonus compensation for extending his consulting agreement through September 1, 2011.  These shares were valued at $270,000, or $0.27 per share, which represented the market value of the shares on the date that the Board of Directors authorized the issuance of the shares.

These issuances of shares for services rendered were made without registration under the Securities Act in reliance upon exemptions from registration, including, without limitation, the exemption provided under Section 4(2) of the Securities Act for private and limited offers and sales of securities made solely to accredited investors.

Item 16.  Exhibits and Financial Statement Schedules

The following is a complete list of Exhibits filed as part of this Registration Statement:

(a)  Exhibits

Exhibit No.	Description
2	Agreement and Plan of Reorganization, March 12, 1986 (1)
3(i)(a)	Articles of Incorporation (1)
3(i)(b)	Articles of Amendment to Articles of Incorporation (2)
3(i)(c)	Articles of Amendment to Articles of Incorporation (3)
3(ii)	Bylaws (1)
5*	Opinion re Legality
10(a)	Letter of Understanding (4)
10(b)	Termination of Joint Venture (5)
10(c)	Stock Purchase Agreement (6)
21+	Subsidiaries of Registrant
23(a)+	Consent of HJ Associates & Consultants, LLP
23(b)	Consent of Durham Jones & Pinegar, P.C. (7)
24	Power of Attorney (8)

* To be filed by amendment.

+ Filed herewith.

(1)

Incorporated by reference to Registration Statement on Form S-18 (no. 2-93277-D), May 14, 1985.

(2)

Incorporated by reference to Annual Report on Form 10-KSB for period ended December 31, 1986.

(3)

Incorporated by reference to Quarterly Report on Form 10-Q for period ended September 30, 2009.

(4)

Incorporated by reference to Annual Report on Form 10-KSB for the period ended December 31, 2008.

(5)

Incorporated by reference to Annual Report on Form 10-K for the period ended December 31, 2009.

(6)

Incorporated by reference to Current Report on Form 8-K, dated November 23, 2010.

(7)

Included in Exhibit 5, above.

(8)

See page II-7.

Item 17.  Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the undersigned Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the undersigned Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7)

The undersigned Registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Stinson Beach, California, on the date(s) indicated below.

MEDIZONE INTERNATIONAL, INC.

By:

/S/ Edwin G. Marshall

      Edwin G. Marshall

      Chief Executive Officer

Date:

January 1, 2011

By:

/S/ Tommy E. Auger

     Thomas (“Tommy”) E. Auger

     Chief Financial Officer

Date:

January 3, 2011

POWER OF ATTORNEY

Each person whose signature appears below appoints Edwin G. Marshall and Thomas (“Tommy”) E. Auger, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature

Title

Date

  /s/ Edwin G. Marshall_____________

Edwin G. Marshall

Chief Executive Officer (Principal Executive Officer) and Director

1/1/2011

  /s/ Tommy E. Auger______________

Thomas (“Tommy”) E. Auger

Chief Financial Officer (Principal Financial

1/3/2011

and Accounting Officer)

  /s/ Daniel D. Hoyt________________

Daniel D. Hoyt

Director

1/3/2011

  /s/ Michael E. Shannon____________

Michael E. Shannon

Director

1/3/2011

  /s/ Richard G. Solomon____________

Richard G. Solomon

Director

1/3/2011